                                                                    EXHIBIT 4.15

                                  $250,000,000


                             Secured Super Priority
                      Debtor In Possession Credit Agreement

                           Dated as of April 15, 2002

                                      among

                               Exide Technologies
                         And Certain Of Its Subsidiaries
                      As Debtors and Debtors in Possession,
                                  as Borrowers

               Certain Subsidiaries Of The Borrowers Party Hereto
                             As Domestic Guarantors

                                       and

             The Lenders And Issuers From Time To Time Party Hereto

                                       and

                               Citicorp USA, Inc.
                             as Administrative Agent

                                       and

                               Citicorp USA, Inc.
                         as Collateral Monitoring Agent



                            Salomon Smith Barney Inc.
                     as Sole Book Manager and Lead Arranger


                               Citicorp USA, Inc.
                                   as Arranger



                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                          New York, New York 10153-0119

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                                TABLE OF CONTENTS

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
Article I             Definitions, Interpretation And Accounting Terms ........................   1

         Section 1.1      Defined Terms .......................................................   1

         Section 1.2      Computation of Time Periods .........................................  49

         Section 1.3      Accounting Terms and Principles .....................................  49

         Section 1.4      Certain Terms .......................................................  50

Article II            The Facilities ..........................................................  51

         Section 2.1      The Commitments .....................................................  51

         Section 2.2      Borrowing Procedures ................................................  52

         Section 2.3      Swing Loans .........................................................  54

         Section 2.4      Letters of Credit ...................................................  55

         Section 2.5      Reduction and Termination of the Commitments ........................  60

         Section 2.6      Repayment of Loans ..................................................  61

         Section 2.7      Evidence of Debt ....................................................  61

         Section 2.8      Optional Prepayments ................................................  61

         Section 2.9      Mandatory Prepayments ...............................................  62

         Section 2.10     Interest ............................................................  65

         Section 2.11     Conversion/Continuation Option ......................................  65

         Section 2.12     Fees ................................................................  66

         Section 2.13     Payments and Computations ...........................................  67

         Section 2.14     Special Provisions Governing Eurodollar Rate Loans ..................  70

         Section 2.15     Capital Adequacy ....................................................  72

         Section 2.16     Taxes ...............................................................  72

         Section 2.17     Cash Collateral Accounts ............................................  75

         Section 2.18     Substitution of Lenders .............................................  75

Article III           Conditions To Loans And Letters Of Credit ...............................  76

         Section 3.1      Conditions Precedent to Initial Loans and Letters of Credit .........  76

         Section 3.2      Conditions Precedent to Each Loan and Letter of Credit ..............  81

         Section 3.3      Determinations of Initial Borrowing Conditions ......................  82

Article IV            Representations and Warranties ..........................................  82

         Section 4.1      Corporate Existence; Compliance with Law ............................  83

         Section 4.2      Corporate Power; Authorization; Enforceable Obligations .............  83
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
         Section 4.3      Ownership of Borrowers; Subsidiaries ............................   84

         Section 4.4      Financial Statements ............................................   84

         Section 4.5      Material Adverse Change .........................................   85

         Section 4.6      Litigation ......................................................   85

         Section 4.7      Taxes ...........................................................   85

         Section 4.8      Full Disclosure .................................................   86

         Section 4.9      Margin Regulations ..............................................   86

         Section 4.10     No Burdensome Restrictions; No Defaults .........................   86

         Section 4.11     Investment Company Act; Public Utility Holding Company Act ......   87

         Section 4.12     Use of Proceeds .................................................   87

         Section 4.13     Insurance .......................................................   88

         Section 4.14     Labor Matters ...................................................   88

         Section 4.15     ERISA ...........................................................   88

         Section 4.16     Environmental Matters ...........................................   89

         Section 4.17     Intellectual Property ...........................................   90

         Section 4.18     Title; Real Property ............................................   90

         Section 4.19     Secured, Super Priority Obligations .............................   91

         Section 4.20     Title; No Other Liens ...........................................   91

         Section 4.21     Pledged Collateral ..............................................   91

         Section 4.22     Material Intellectual Property ..................................   92

Article V             Financial Covenants .................................................   93

         Section 5.1      Minimum EBITDAR .................................................   93

         Section 5.2      Capital Expenditures ............................................   94

         Section 5.3      Maximum Cash Restructuring Costs ................................   95

Article VI            Reporting Covenants .................................................   95

         Section 6.1      Financial Statements ............................................   96

         Section 6.2      Default Notices .................................................   98

         Section 6.3      Litigation ......................................................   98

         Section 6.4      Asset Sales .....................................................   98

         Section 6.5      Notices under Pre-Petition Facility and Standstill Agreement.....   98

         Section 6.6      SEC Filings; Press Releases .....................................   98
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         Section 6.7      Labor Relations ......................................  99

         Section 6.8      Tax Returns ..........................................  99

         Section 6.9      Insurance ............................................  99

         Section 6.10     ERISA Matters ........................................  99

         Section 6.11     Environmental Matters ................................ 100

         Section 6.12     Borrowing Base Determination ......................... 101

         Section 6.13     Post-Closing Schedules ............................... 102

         Section 6.14     Other Information .................................... 102

Article VII           Affirmative Covenants .................................... 103

         Section 7.1      Preservation of Corporate Existence, Etc. ............ 103

         Section 7.2      Compliance with Laws, Etc. ........................... 103

         Section 7.3      Conduct of Business .................................. 103

         Section 7.4      Payment of Taxes, Etc. ............................... 103

         Section 7.5      Maintenance of Insurance ............................. 103

         Section 7.6      Access ............................................... 104

         Section 7.7      Keeping of Books ..................................... 104

         Section 7.8      Maintenance of Properties, Etc. ...................... 104

         Section 7.9      Application of Proceeds .............................. 104

         Section 7.10     Environmental ........................................ 105

         Section 7.11     Approved Deposit Accounts; Blocked Accounts .......... 105

         Section 7.12     Debt Rating .......................................... 106

         Section 7.13     Bankruptcy Court ..................................... 106

         Section 7.14     Plan of Reorganization ............................... 106

         Section 7.15     Restricted Payment Requirement ....................... 106

         Section 7.16     Filing of Interim Order .............................. 106

         Section 7.17     Real Property ........................................ 106

Article VIII          Negative Covenants ....................................... 106

         Section 8.1      Indebtedness ......................................... 107

         Section 8.2      Liens, Etc. .......................................... 109

         Section 8.3      Investments .......................................... 110

         Section 8.4      Sale of Assets ....................................... 111
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                                   (CONTINUED)

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

         Section 8.5      Restricted Payments ................................. 112

         Section 8.6      Prepayment and Cancellation of Indebtedness ......... 112

         Section 8.7      Restriction on Fundamental Changes .................. 113

         Section 8.8      Change in Nature of Business ........................ 113

         Section 8.9      Transactions with Affiliates ........................ 113

         Section 8.10     Limitations on Restrictions on Subsidiary
                    Distributions; No New Negative Pledge ..................... 114

         Section 8.11     Modification of Constituent Documents ............... 114

         Section 8.12     Accounts ............................................ 114

         Section 8.13     Accounting Changes; Fiscal Year ..................... 115

         Section 8.14     Margin Regulations .................................. 115

         Section 8.15     Operating Leases; Sale/Leasebacks ................... 115

         Section 8.16     No Speculative Transactions ......................... 115

         Section 8.17     Compliance with ERISA ............................... 115

         Section 8.18     Chapter 11 Claims ................................... 115

         Section 8.19     The Orders .......................................... 116

         Section 8.20     Employment Expenses ................................. 116

         Section 8.21     Adequate Protection Payments ........................ 116

Article IX            Events of Default ....................................... 116

         Section 9.1      Events of Default ................................... 116

         Section 9.2      Remedies ............................................ 119

         Section 9.3      Actions in Respect of Letters of Credit ............. 119

         Section 9.4      Rescission .......................................... 120

Article X             Guaranty ................................................ 120

         Section 10.1     The Guaranty ........................................ 120

         Section 10.2     Nature of Liability ................................. 120

         Section 10.3     Independent Obligation .............................. 121

         Section 10.4     Authorization ....................................... 121

         Section 10.5     Reliance ............................................ 122

         Section 10.6     Subordination ....................................... 122

         Section 10.7     Waiver .............................................. 122

         Section 10.8     Limitation on Enforcement ........................... 123
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                                       iv

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                                TABLE OF CONTENTS
                                   (CONTINUED)
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
Article XI            Security ...............................................................  123

         Section 11.1     Security ...........................................................  123

         Section 11.2     Perfection of Security Interests ...................................  125

         Section 11.3     Rights of Lender; Limitations on Lenders' Obligations ..............  126

         Section 11.4     Covenants of the Loan Parties with Respect to Collateral ...........  127

         Section 11.5     Performance by Agent of the Grantors Obligations ...................  131

         Section 11.6     Limitation on Agent's Duty in Respect of Collateral ................  131

         Section 11.7     Remedies, Rights Upon Default ......................................  132

         Section 11.8     The Administrative Agent's Appointment as Attorney-in-Fact .........  134

         Section 11.9     Modifications ......................................................  135

Article XII           The Administrative Agent ...............................................  136

         Section 12.1     Authorization and Action ...........................................  136

         Section 12.2     Administrative Agent's Reliance, Etc. ..............................  137

         Section 12.3     The Administrative Agent Individually ..............................  137

         Section 12.4     Lender Credit Decision .............................................  138

         Section 12.5     Indemnification ....................................................  138

         Section 12.6     Successor Administrative Agent .....................................  138

         Section 12.7     Concerning the Collateral ..........................................  139

         Section 12.8     Collateral Matters Relating to Related Obligations .................  140

Article XIII          Miscellaneous ..........................................................  141

         Section 13.1     Amendments, Waivers, Etc. ..........................................  141

         Section 13.2     Assignments and Participations .....................................  142

         Section 13.3     Costs and Expenses .................................................  145

         Section 13.4     Indemnities ........................................................  146

         Section 13.5     Limitation of Liability ............................................  148

         Section 13.6     Right of Set-off ...................................................  148

         Section 13.7     Sharing of Payments, Etc. ..........................................  148

         Section 13.8     Notices, Etc. ......................................................  149

         Section 13.9     No Waiver; Remedies ................................................  150

         Section 13.10    Binding Effect .....................................................  150

         Section 13.11    Governing Law ......................................................  150
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
Section 13.12    Submission to Jurisdiction; Service of Process ................ 150

Section 13.13    Waiver of Jury Trial .......................................... 151

Section 13.14    Marshaling; Payments Set Aside ................................ 151

Section 13.15    Section Titles ................................................ 151

Section 13.16    Execution in Counterparts ..................................... 152

Section 13.17    Entire Agreement .............................................. 152

Section 13.18    Confidentiality ............................................... 152
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                                TABLE OF CONTENTS
                                   (CONTINUED)


                                    SCHEDULES

Schedule I        -     Revolving Credit Commitments
Schedule II       -     Applicable Lending Offices and Addresses for Notices
Schedule III      -     Foreign LC Subsidiaries
Schedule IV       -     Maximum Restructuring Costs
Schedule V        -     Wholly-Owned Subsidiaries
Schedule 4.2      -     Consents
Schedule 4.3      -     Ownership of Subsidiaries
Schedule 4.6      -     Litigation
Schedule 4.14     -     Labor Matters
Schedule 4.15     -     List of Plans
Schedule 4.16     -     Environmental Matters
Schedule 4.18     -     Real Property
Schedule 4.21     -     Pledged Collateral
Schedule 4.22     -     Material Intellectual Property
Schedule 6.12     -     Appraised Values
Schedule 8.1      -     Existing Indebtedness
Schedule 8.2      -     Existing Liens
Schedule 8.3      -     Existing Investments
Schedule 8.6      -     Specified Foreign Indebtedness
Schedule 8.10     -     Existing Restrictive Agreements

                                    Exhibits

Exhibit A         -     Form of Assignment and Acceptance
Exhibit B-1       -     Form of Revolving Credit Note
Exhibit B-2       -     Form of Term Loan Note
Exhibit C         -     Form of Notice of Borrowing
Exhibit D         -     Form of Swing Loan Request
Exhibit E         -     Form of Letter of Credit Request
Exhibit F         -     Form of Notice of Conversion or Continuation
Exhibit G-1       -     Form of Opinion of Counsel for the Company and its
                        Domestic Subsidiaries
Exhibit G-2       -     Form of Opinion of Counsel for the Foreign Loan Parties
Exhibit H         -     Form of Borrowing Base Certificate
Exhibit I         -     Form of Blocked Account Letter
Exhibit J         -     Form of Interim Order
Exhibit K         -     Form of Standstill Agreement
Exhibit L         -     Form of Deposit Account Control Agreement
Exhibit M         -     Form of Intercompany Revolving Note
Exhibit N         -     Form of Intercreditor Agreement
Exhibit O         -     Form of Pledge Amendment

                                      vii

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                  SECURED SUPER-PRIORITY DEBTOR IN POSSESSION CREDIT AGREEMENT, dated as of April 15, 2002, among Exide Technologies, a Delaware corporation (the "Company"), and the Subsidiaries (as defined below) of the Company listed on the signature pages hereof as debtors and debtors in possession under Chapter 11 of the Bankruptcy Code (together with the Company, each a "Borrower" and collectively the "Borrowers"), the Subsidiaries of the Company listed on the signature pages hereof as Guarantors (each a "Domestic Guarantor" and collectively the "Domestic Guarantors"), the Lenders (as defined below), the Issuers (as defined below) and Citicorp USA, Inc. ("CUSA"), as agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent") and as collateral monitoring agent (in such capacity, the "Collateral Monitoring Agent").

                              W i t n e s s e t h:

                  Whereas, on April 15, 2002, the "Petition Date"), the Borrowers each filed a voluntary petition for relief (collectively, the "Cases") under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Code");

                  Whereas, the Borrowers are continuing to operate their respective businesses and manage their respective properties as debtors in possession under Sections 1107 and 1108 of the Bankruptcy Code;

                  Whereas, the Borrowers have requested that the Lenders and the Issuers provide a secured super-priority revolving credit and letter of credit facility of up to $121,008,220 and a term facility of up to $128,991,780 in order to fund the continued operation of the businesses of the Foreign Subsidiaries of the Company and the businesses of the Borrowers as debtors and debtors in possession under the Bankruptcy Code;

                  Whereas, the Lenders and the Issuers are willing to make available to the Borrowers such post-petition loans and other extensions of credit upon the terms and subject to the conditions set forth herein; and

                  Whereas, each of the Domestic Guarantors has agreed to guaranty the obligations of the Borrowers hereunder and each of the Borrowers and the Domestic Guarantors has agreed to secure its obligations to the Lenders and the Issuers hereunder with, inter alia, security interests in, and liens on, all of its property and assets, whether real or personal, tangible or intangible, now existing or hereafter acquired or arising, all as more fully provided herein;

                  Now, Therefore, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                Definitions, Interpretation And Accounting Terms

                  Section 1.1 Defined Terms

                  (a) Terms used herein that are defined in the UCC have the meanings given to them in the UCC, including the following which are capitalized herein:

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                                                                Credit Agreement
                                                              EXIDE TECHNOLOGIES

                  "Account Debtor"
                  "Accounts"
                  "Chattel Paper"
                  "Contracts"
                  "Deposit Account"
                  "Documents"
                  "Entitlement Holder"
                  "Entitlement Order"
                  "Equipment"
                  "General Intangibles"
                  "Instruments"
                  "Inventory"
                  "Investment Property"
                  "Letter of Credit Rights"
                  "Payment Intangibles"
                  "Proceeds"
                  "Securities Account"
                  "Security Entitlement"

                  (b) As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Adequate Protection Payment" means each payment made to the Pre-Petition Lenders pursuant to the Orders.

                  "Additional Lender" has the meaning specified in subclause
(ii) of clause (d) of Section 2.1 (The Commitments).

                  "Additional Pledged Collateral" has the meaning specified in
Section 11.4(g)(i) (Pledged Collateral).

                  "Administrative Agent" has the meaning specified in the preamble to this Agreement.

                  "Affected Lender" has the meaning specified in Section 2.18 (Substitution of Lenders).

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or that is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person that is the beneficial owner of 10% or more of any class of Voting Stock of such Person; provided, however that Pacific Dunlop Limited ("Pacific") and its Subsidiaries shall not be deemed to be Affiliates so long as Pacific and its Subsidiaries own less than twenty percent (20%) of the Stock of the Company. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Secured Super-Priority Debtor In Possession Credit Agreement.

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                                                                Credit Agreement
                                                              EXIDE TECHNOLOGIES

                  "Alternative Currency" means any lawful currency other than Dollars which is freely transferable into Dollars.

                  "Applicable Lending Office" means, with respect to each Revolving Credit Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

                  "Applicable Margin" means, with respect to Loans maintained as
(i) Base Rate Loans, a rate equal to 2.75% per annum and (ii) Eurodollar Rate Loans, a rate equal to 3.75% per annum.

                  "Applicable Unused Commitment Fee Rate" means .50% per annum.

                  "Approved Fund" means any Fund that is advised or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

                  "Approved Deposit Account" means a Deposit Account maintained by any Grantor with a Deposit Account Bank which account is the subject of an effective Deposit Account Control Agreement, and includes all monies on deposit therein and all certificates and instruments, if any, representing or evidencing such Approved Deposit Account.

                  "Arrangers" means the Lead Arranger, and Citicorp, in its capacity as arranger for the Facilities.

                  "Asset Sale" has the meaning specified in Section 8.4 (Sale of Assets).

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A (Form of Assignment and Acceptance).

                  "Available Prepayment Amount" means, at any time, (a) in respect of any Property Loss Event or Asset Sale (other than any Asset Sale contemplated in clause (b) below), an amount equal to the excess of (i) the sum of the aggregate Net Cash Proceeds of all Asset Sales and Property Loss Events received by the Company or any Subsidiary thereof after the Closing Date over
(ii) $10,000,000, and (b) in respect of any Asset Sale pursuant to clause (h) or clause (i) of Section 8.4 (Sale of Assets), an amount equal to the excess of (i) 100% of the Net Cash Proceeds of such Asset Sale received by a Foreign Subsidiary of the Company over (ii) the amount of such Net Cash Proceeds to be utilized for the working capital needs of such Foreign Subsidiary and the working capital needs of other Foreign Guarantors domiciled in such Foreign Subsidiary's country of origin.

                  "Bankruptcy Code" means title 11, United States Code (11 U.S.C. 101 et seq.), as amended from time to time and any successor statute.

                  "Bankruptcy Court" is defined in the recitals to this Agreement or shall mean any other Court having competent jurisdiction over the Cases.

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                                                                Credit Agreement
                                                              EXIDE TECHNOLOGIES

                  "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                  (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.50% per annum plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States and (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

                  (c) the sum of (i) 0.50% per annum plus (ii) the Federal Funds Rate.

If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Rate, the "Base Rate" shall be determined without regard to clause (e) above until the Administrative Agent shall have determined that the circumstances giving rise to such inability no longer exist. Any determination by the Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

Any change in the Base Rate due to a change in the Federal Funds Rate or Citibank's base rate shall be effective on the effective date of such change in the Federal Funds Rate or base rate, respectively.

                  "Base Rate Loan" means any Loan during any period in which it bears interest based on the Base Rate.

                  "Blocked Account" means a deposit account maintained by a Foreign Subsidiary of the Company with a Blocked Account Bank, which account is the subject of an effective Blocked Account Letter and includes all monies on deposit therein and all certificates and instruments, if any, representing or evidencing such Blocked Account.

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                                                                Credit Agreement
                                                              EXIDE TECHNOLOGIES

                  "Blocked Account Bank" means a financial institution selected or approved by the Administrative Agent and with respect to which a Foreign Subsidiary of the Company has delivered to the Administrative Agent an executed Blocked Account Letter.

                  "Blocked Account Letter" means a letter agreement, substantially in the form of Exhibit I (Form of Blocked Account Letter) (with such changes thereto as may be agreed to by the Administrative Agent), or other letter agreement in form and substance satisfactory to the Administrative Agent, executed by the relevant Foreign Subsidiary and the Administrative Agent and acknowledged and agreed to by the relevant Blocked Account Bank.

                  "Borrowers" has the meaning specified in the preamble to this Agreement.

                  "Borrowing" means a borrowing consisting of Loans made on the same day by the Lenders ratably according to their respective Credit Commitments. A Borrowing may be a Domestic Revolving Credit Borrowing, a Foreign Revolving Credit Borrowing or a Term Loan Borrowing.

                  "Borrowing Base Certificate" means a certificate to be executed and delivered from time to time by the Company to the Administrative Agent substantially in the form of Exhibit H (Form of Borrowing Base Certificate).

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

                  "Capital Expenditures" means, for any Person for any period, the sum, without duplication, of (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions thereof or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Indebtedness (including Capital Lease Obligations) assumed or incurred in connection with any such expenditures (excluding any such equipment, fixed asset, real property or improvements acquired with the proceeds of any casualty insurance or condemnation award).

                  "Capital Lease" means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

                  "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a Consolidated basis in conformity with GAAP.

                  "Carve-Out" means claims of the following parties for the following amounts: (i) the unpaid fees of the U.S. Trustee or the Clerk of the Bankruptcy Court pursuant to 28 U.S.C. 1930(a) and (ii) the aggregate allowed unpaid fees and expenses payable under Sections 330 and

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                                                                Credit Agreement
                                                              EXIDE TECHNOLOGIES

331 of the Bankruptcy Code to professional persons retained pursuant to an order of the Bankruptcy Court by the Borrowers or any Committee not to exceed $5,000,000, plus any fees and expenses accrued and not yet paid on the date of the relevant Event of Default to the extent allowed by the Bankruptcy Court, in the aggregate; provided, however, that the Carve-Out shall not include, apply to or be available for any fees or expenses incurred by any party, including any Borrower or any Committee, in connection with the investigation (including discovery proceedings), initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Administrative Agent, the Lenders, the Issuers, the Pre-Petition Agent or the Pre-Petition Lenders, including challenging the amount, validity, perfection, priority or enforceability of or asserting any defense, counterclaim or offset to, the Obligations or the security interests and Liens of the Secured Parties in respect thereof or the obligations under the Pre-Petition Facility or the security interests and Liens of the Pre-Petition Agent and the Pre-Petition Lenders in respect thereof; and provided, further, that, as long as no Default or Event of Default shall occur and be continuing, each Borrower shall be permitted to pay compensation and reimbursement of expenses allowed and payable under Sections 330 and 331 of the Bankruptcy Code, as the same may be due and payable, and the same shall not reduce the Carve-Out.

                  "Cases" has the meaning set forth in the recitals hereof.

                  "Cash Collateral Account" means any Deposit Account or Securities Account established as provided in Section 2.17 (Cash Collateral Accounts) in which cash and Cash Equivalents may from time to time be deposited or held thereon as provided in this Agreement, including the Concentration Account.

                  "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least "A-1" by S&P or "P-1" by Moody's,
(c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses
(a), (b) and (c) above, (ii) has net assets of not less than $500,000,000 and
(iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 180 days.

                  "Citibank" means Citibank, N.A., a national banking association.

                  "Claim" has the meaning ascribed to such term in clause (5) of
Section 101 of the Bankruptcy Code.

                  "Closing Date" means the first date on which any Loan is made or any Letter of Credit is Issued.

                  "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                  "Collateral" has the meaning specified in Section 11.1 (Security).

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                  "Collateral Agency Agreement" shall mean the Collateral Agency
Agreement dated as of April 15, 2002 among the DIP Agent, the Pre-Petition
Agent, and the Collateral Agent.

                  "Collateral Agent" shall mean Citicorp as Collateral Agent under the Collateral Agency Agreement.

                  "Collateral Monitoring Agent" has the meaning specified in the preamble to this Agreement.

                  "Commitment" means, with respect to any Lender, such Lender's Revolving Credit Commitment, if any, and Term Loan Commitment, if any, and "Commitments" means the aggregate Revolving Credit Commitments and Term Loan Commitments of all Lenders.

                  "Commitment Date" means the date upon which the Eligible Assignees wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective commitments, which date shall in any event occur on or before the forty-fifth (45th) day after the Closing Date.

                  "Commitment Increase" means an increase of up to $50,000,000 in the aggregate consisting of Revolving Credit Commitments and/or the Term Loan Commitments, as determined by the Administrative Agent in its sole discretion.

                  "Commitment Letter" means the commitment letter dated March 27, 2002, addressed to the Company from CUSA and the Lead Arranger.

                  "Committee" means the official statutory committee of unsecured creditors approved in the Cases pursuant to Section 1102 of the Bankruptcy Code.

                  "Company" has the meaning specified in the preamble to this Agreement.

                  "Company's Accountants" means PriceWaterhouse Coopers or other independent nationally-recognized public accountants acceptable to the Administrative Agent.

                  "Compliance Certificate" has the meaning specified in Section 6.1(d) (Financial Statements).

                  "Concentration Account" has the meaning specified in Section
2.17 (Cash Collateral Accounts).

                  "Consolidated" means, with respect to any Person, the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

                  "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a Consolidated basis in conformity with GAAP ; provided, however, that (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary; provided that there is no deduction for changes

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with respect to equity loss if there is no corresponding requirement to make an equity contribution and (b) the net income of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation.

                  "Constituent Documents" means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws, operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person's Stock.

                  "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

                  "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

                  "Copyrights" means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof (whether registered or unregistered and whether published or unpublished), all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof and (b) the right to obtain all renewals thereof.

                  "Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of rights to copy, publicly perform, create derivative works, manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "CUSA" has the meaning specified in the preamble to this Agreement.

                  "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

                  (a) Liens with respect to the payment of taxes, assessments or governmental charges in each case that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (b) statutory Liens of landlords and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good

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         faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (c) deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

                  (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

                  (e) encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property; and

                  (f) financing statements with respect to a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business.

                  "Default" means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

                  "Deposit Account Bank" means a financial institution selected or approved by the Administrative Agent and with respect to which a Grantor has delivered to the Administrative Agent an executed Deposit Account Control Agreement.

                  "Deposit Account Control Agreement" means a letter agreement, substantially in the form of Exhibit L (Form of Deposit Account Control Agreement) (with such changes as may be agreed to by the Administrative Agent), executed by the Grantor, the Administrative Agent and the relevant Deposit Account Bank.

                  "Disclosure Documents" means, collectively (a) the forms, reports, and other documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, filed by the Company with the Securities and Exchange Commission, as amended from time to time and (b) any pleadings, motions or other documents filed with the Bankruptcy Court, as amended from time to time.

                  "DM Notes" means the 9.125% Senior Notes due 2004 of EHE, issued pursuant to the DM Agreement.

                  "DM Agreement" means the Fiscal and Paying Agent Agreement, dated as of April 23, 1997, between EHE, the Company, The Bank of New York, as U.S. fiscal and paying agent and Deutsche Bank Aktiengesellschaft, as DM fiscal and paying agent, pursuant to which the DM Notes were issued, as amended, supplemented or otherwise modified prior to the Closing Date.

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                  "Documentary Letter of Credit" means any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by any Borrower or any of its Subsidiaries in the ordinary course of its business.

                  "Dollar Equivalent" means with respect to any Alternative Currency at the time of determination thereof, the equivalent of such currency in Dollars determined by using the rate of exchange quoted by Citibank in New York, New York at 11:00 a.m. (New York time) on the date of determination to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency.

                  "Dollars" and the sign "$" each mean the lawful money of the United States of America.

                  "Domestic Advance Rate" means (a) up to 85% in the case of Eligible Domestic Receivables, (b) up to 52% in the case of Eligible Domestic Raw Materials, (c) up to 54% in the case of Eligible Domestic Finished Goods,
(d) up to 26% in the case of Eligible Domestic Work-in-Process Inventory, (e) up to 75% in the case of Eligible Domestic Equipment and (f) up to 50% in the case of Eligible Domestic Real Property.

                  "Domestic Asset Sale" means any Asset Sale by any Borrower or any Domestic Guarantor.

                  "Domestic Availability" means, at any time, the Domestic Borrowing Base at such time minus any Domestic Availability Reserves in effect at such time.

                  "Domestic Availability Reserves" means, as of four Business Days after the date of written notice of any determination thereof to the Company and the Pre-Petition Agent by the Collateral Monitoring Agent, such amounts as the Collateral Monitoring Agent may from time to time establish against the Domestic Facilities, in the Collateral Monitoring Agent's sole discretion, in order either to (a) preserve the value of the Collateral or the Administrative Agent's Lien thereon or (b) provide for the payment of unanticipated liabilities of any Loan Party arising after the Closing Date, including, without limitation, (x) a reserve for all Indebtedness constituting preferences under Section 547 of the Bankruptcy Code which would under applicable law have priority over the Obligations, (y) a reserve in an amount equal to the Carve-Out, and (z) a reserve in the amount of the outstanding Obligations at such time attributable to cash management, including but not limited to Automatic Clearinghouse (ACH) functions, performed by Citibank with respect to any Borrower.

                  "Domestic Available Credit" means, at any time, an amount equal to (a) the lesser of (i) the Revolving Credit Commitments (as such amount may be reduced from time to time pursuant to Section 2.5 (Reduction and Termination of Commitments) and (ii) the Domestic Borrowing Base at such time, minus (b) the sum of (i) the aggregate Domestic Revolving Credit Outstandings at such time, (ii) the aggregate Term Loan Outstandings, and (iii) any Domestic Availability Reserves in effect at such time.

                  "Domestic Borrowing" means a Term Loan Borrowing or a Domestic Revolving Credit Borrowing, as applicable.

                  "Domestic Borrowing Base" means, at any time, the sum of (a) the product of (i) the Domestic Advance Rate then in effect for Eligible Domestic Receivables and (ii) the face

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                                                              EXIDE TECHNOLOGIES

amount of all Eligible Domestic Receivables of the Borrowers (calculated net of all finance charges, late fees and other fees that are unearned, sales, excise or similar taxes, and credits or allowances granted at such time) minus any Domestic Eligibility Reserves then in effect with respect to such Eligible Domestic Receivables, (b) the sum of the product of (i) the Domestic Advance Rate then in effect for each class of Eligible Domestic Inventory and (ii) the value of each such class of Eligible Domestic Inventory of the Borrowers (valued, in each case, at the lower of cost and market on a first-in, first-out basis) constituting each such class at such time of the Borrowers minus any Domestic Eligibility Reserves then in effect with respect to such Eligible Domestic Inventory, (c) the product of (i) the Domestic Advance Rate then in effect for Eligible Domestic Equipment and (ii) the orderly liquidation value of Eligible Domestic Equipment of the Borrowers (as determined by the Administrative Agent) at such time minus any Domestic Eligibility Reserves then in effect with respect to such Eligible Domestic Equipment, and (d) the product of (i) the Domestic Advance Rate then in effect for Eligible Domestic Real Property and (ii) the Mortgage Value of the Eligible Domestic Real Property of the Borrowers at such time minus any Domestic Eligibility Reserves then in effect with respect to such Eligible Domestic Real Property; provided that the sum of (i) the availability under the Domestic Advance Rate based upon the percentages contained in clauses (e) and (f) of the definition of "Domestic Advance Rate" plus (ii) the availability under the Foreign Advance Rate based upon the percentages contained in clauses (e) and (f) of the definition of "Foreign Advance Rate" shall not exceed the lesser of (x) 20% of the aggregate Total Availability and (y) $60,000,000.

                  "Domestic Eligibility Reserves" means, effective as of four Business Days after the date of written notice of any determination thereof to the Company and the Pre-Petition Agent by the Collateral Monitoring Agent, such amounts as the Collateral Monitoring Agent, in its sole discretion, may from time to time establish against the gross amounts of Eligible Domestic Receivables, Eligible Domestic Inventory, Eligible Domestic Equipment and Eligible Domestic Real Property to reflect risks or contingencies arising after the Closing Date that may affect any one or class of such items and that have not already been taken into account in the calculation of the Domestic Borrowing Base, which shall include, without limitation, (a) in respect of Domestic Eligible Inventory, (i) a reserve for estimated warranty exposure for both industrial and automotive at the time of a liquidation as computed by a field examination in an amount equal to three (3) months of such estimated exposure,
(ii) a reserve to eliminate capitalized unfavorable manufacturing variances per the general ledger of the Company from the Inventory, (iii) a reserve for slow moving/obsolete Inventory as identified by the Company and recorded as a reserve per the Company's general ledger, (iv) a reserve for junk battery and premium reserve per the Company's general ledger, (v) a shrink reserve for book to physical Inventory adjustments, and (vi) a reserve to reconcile the difference between the Company's perpetual Inventory and general ledger; and (b) in respect of Eligible Domestic Receivables, (i) an excess dilution reserve equal to the amount of dilution (computed on a rolling three (3) month average based upon the Accounts rollforward provided by the Company) in excess of five percent (5%),
(ii) general ledger reserves for over-billings to customers for advertising, promotional allowances, etc., and (iii) a reserve for open and unused credit balances greater than sixty (60) days past due that have been issued for returns, promotional allowances, stock lifts, rotations and price adjustments.

                  "Domestic Facilities" means the Domestic Revolving Credit Facility and the Term Loan Facility.

                  "Domestic Guarantor" has the meaning specified in the preamble to this Agreement.

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                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "Domestic Letter of Credit Obligations" means, at any time, the aggregate of all liabilities at such time of the Borrowers to all Issuers with respect to Letters of Credit issued under the Domestic Revolving Credit Facility, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Reimbursement Obligations in respect of such Letters of Credit at such time and (b) the Domestic Letter of Credit Undrawn Amounts at such time.

                  "Domestic Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit issued under the Domestic Revolving Credit Facility outstanding at such time.

                  "Domestic Loans" means the Domestic Revolving Loans, the Swing Loans and the Term Loans.

                  "Domestic Maximum Credit" means, at any time, the lesser of
(a) the Revolving Credit Commitments (as such amount may be reduced from time to time pursuant to Section 2.5 (Reduction and Termination of Commitments) and (b) the Domestic Borrowing Base at such time.

                  "Domestic Receivables Facility" means the (a) Receivables Purchase Agreement, dated as of March 31, 1997, among Exide U.S. Funding Corporation, as seller, Three Rivers Funding Corporation, as buyer, and the Company, as servicer, (ii) the Sale Agreement, dated as of March 31, 1997, between the Company, as seller, and Exide U.S. Funding Corporation, as buyer, as amended, modified or supplemented prior to the Closing Date.

                  "Domestic Revolving Credit Borrowing" means Domestic Revolving Credit Loans made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments.

                  "Domestic Revolving Credit Facility" means the Revolving Credit Commitments and the provisions herein related to the Domestic Revolving Loans, Swing Loans and Letters of Credit.

                  "Domestic Revolving Credit Outstandings" means, at any particular time, the sum of (a) the principal amount of the Domestic Revolving Loans outstanding at such time, (b) the Domestic Letter of Credit Obligations outstanding at such time, and (c) the principal amount of Swing Loans outstanding at such time.

                  "Domestic Revolving Loan" means a Revolving Loan made to the Borrowers for the purposes specified in Section 4.12(a) (Use of Proceeds).

                  "Domestic Subsidiary" means any Subsidiary of the Company organized under the laws of any state of the United States of America or the District of Columbia.

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                  "EBITDAR" means, with respect to any Person for any period, an amount equal to (a) Consolidated Net Income of such Person for such period plus
(b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items, (iv) depreciation, depletion and amortization of intangibles or financing or acquisition costs (v) Restructuring Costs not to exceed the applicable amount set forth in Schedule IV, (vi) any foreign currency translation losses required to be recognized in accordance with GAAP, (vii) environmental liability accruals not to exceed $5,000,000 per Fiscal Year so long as no Default or Event of Default exists under Section 9.1(r) (Events of Default), (viii) inventory write-offs for Fiscal Year 2003 not to exceed $5,000,000 (ix) goodwill and intangible impairment charges and other property, plant and equipment writedowns, (x) losses from the impact of adoption of new accounting standards,
(xi) non-cash losses attributable to Minority Interests, (xii) any aggregate net loss from the sale, exchange or other disposition of capital assets by such Person, and (xiii) losses on the sale of Accounts under the European A/R
Facility minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) gains from extraordinary items for such period,
(iii) gains from the impact of adoption of new accounting standards, (iv) any aggregate net gain from the sale, exchange or other disposition of capital assets by such Person, (v) any foreign currency translation gains required to be recognized in accordance with GAAP, (vii) gains on the sale of Accounts under the European A/R Facility, and (viii) non-cash gains attributable to Minority Interests.

                  "EHE" means Exide Holding Europe S.A., a corporation organized under the laws of the Republic of France.

                  "Eligible Assignee" means (a) a Lender or any Affiliate or Approved Fund of such Lender, (b) a commercial bank having total assets in excess of $5,000,000,000, (c) a finance company, insurance company or any other financial institution or fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent and the Borrower) or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, in excess of $250,000,000.

                  "Eligible Domestic Equipment" means the Equipment of any Borrower (a) that is owned solely by such Borrower, (b) with respect to which the Administrative Agent has a valid and perfected first priority Lien, (c) with respect to which no representation or warranty contained in any Loan Document has been breached, (d) that is not, in the Administrative Agent's sole discretion, obsolete or unmerchantable, and (e) that the Administrative Agent deems to be Eligible Domestic Equipment, based on such credit and collateral considerations as the Administrative Agent may, in its sole discretion, deem appropriate; provided that no Equipment of any Borrower located at the facilities in Cannon Hollow, Missouri and Frisco, Texas may be Eligible Domestic Equipment commencing with the two hundred seventy-first (271st) day after the Closing Date; provided further that the Administrative Agent may consider including such Equipment located at the facilities in Cannon Hollow, Missouri and Frisco, Texas in the Domestic Borrowing Base as Eligible Domestic Equipment after such two hundred seventy (270) day period to the extent that the Administrative Agent has re-evaluated such Equipment at such time

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                                                              EXIDE TECHNOLOGIES

and has determined that it meets the criteria for "Eligible Domestic Equipment," as determined by the Administrative Agent, in its sole discretion.

                  "Eligible Domestic Finished Goods" means the Eligible Domestic Inventory of any Borrower that is classified, consistent with past practice, on such Borrower's accounting system as "finished goods".

                  "Eligible Domestic Inventory" means the Inventory of any Borrower (other than any Inventory that has been consigned by such Borrower) including raw materials, work-in-process, finished goods, parts and supplies (a) owned solely by such Borrower, (b) with respect to which the Administrative Agent has a valid and perfected first priority Lien, (c) with respect to which no representation or warranty contained in any Loan Document has been breached,
(d) which is not, in the Administrative Agent's sole discretion, obsolete or unmerchantable, (e) with respect to which (in respect of any Inventory labeled with a brand name or trademark and sold by such Borrower pursuant to a trademark owned by such Borrower or a license granted to such Borrower) the Administrative Agent would have rights under such trademark or license pursuant to this Agreement or other agreement satisfactory to the Administrative Agent to sell such Inventory in connection with a liquidation thereof and (f) that the Administrative Agent deems to be Eligible Domestic Inventory based on such credit and collateral considerations as the Administrative Agent may, in its sole discretion, deem appropriate. No Inventory of any Borrower shall be Eligible Domestic Inventory if such Inventory consists of (i) goods returned or rejected by customers other than goods that are undamaged or are resaleable in the normal course of business, (ii) goods to be returned to suppliers, (iii) goods in transit between non-Affiliated Persons, (iv) goods located at outside processors, and (v) consigned Inventory.

                  "Eligible Domestic Raw Materials" means the Eligible Inventory of any Borrower that is classified, consistent with past practice, on the Borrower's accounting system as "raw materials".

                  "Eligible Domestic Real Property" means any parcel of owned Real Property in the United States owned by any Borrower as to which each of the following conditions has been satisfied at such time:

                  (a) (i) a first priority Lien on such parcel of Real Property shall have been granted by such Borrower in favor of the Administrative Agent pursuant to this Agreement and (ii) such Lien shall be in full force and effect in favor of the Administrative Agent at such time;

                  (b) except as otherwise permitted by the Administrative Agent, the Administrative Agent and the title insurance company issuing the policy referred to in clause (c) below shall have received maps or plats of an as-built survey of such parcel of Real Property certified to the Administrative Agent and such title insurance company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and such title insurance company, by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and such title insurance company, which maps or plats and the surveys on which they are based shall be made in form and substance satisfactory to the Administrative Agent;

                  (C) except as otherwise permitted by the Administrative Agent, the Administrative Agent shall have received in respect of such parcel of Real Property (i) a

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                                                                Credit Agreement
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         mortgagee's title policy (or policies) or marked-up unconditional binder (or binders) for such insurance (or other evidence acceptable to the Administrative Agent proving ownership thereof) ("Mortgagee's Title Insurance Policy"), dated a date reasonably satisfactory to the Administrative Agent, and such policy shall (A) be in an amount not less than the Mortgage Value (as of the Closing Date) of such parcel of Real Property, (B) be issued at ordinary rates, (C) insure that the Lien granted pursuant to this Agreement insured thereby creates a valid first Lien on such parcel of Real Property free and clear of all defects and encumbrances, except such as may be approved by the Administrative Agent and Customary Permitted Liens, (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder, (E) be in the form of ALTA Loan Policy - 1992 (or such local equivalent thereof as is reasonably satisfactory to the Administrative Agent), (F) contain a comprehensive lender's endorsement (including, but not limited to, a revolving credit endorsement and a floating rate endorsement) and (G) be issued by Chicago Title Insurance Company, First American Title Insurance Company, Lawyers Title
         Insurance Corporation or any other title company reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers), (ii) evidence satisfactory to it that all premiums in respect of each such policy, all recording fees and stamp, documentary, intangible or mortgage taxes, if any, in connection with this Agreement or the filing of the Interim Order have been paid and (iii) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies);

                  (d) the Administrative Agent shall have received an appraisal with respect to such parcel of Real Property that is satisfactory in form and substance to the Administrative Agent and performed by an appraiser that is satisfactory to the Administrative Agent;

                  (e) a Phase I environmental or equivalent report with respect to such parcel of Real Property, dated a date not more than one year prior to the Closing Date, showing no material condition of environmental concern shall have been delivered to the Administrative Agent and in form reasonably satisfactory to the Administrative Agent;

                  (f) no casualty shall have occurred affecting the use, operation or value of such parcel of Real Property in any material respect if such casualty has not been restored or repaired by the owner of such Real Property;

                  (g) no condemnation or taking by eminent domain shall have occurred nor shall any notice of any pending or threatened condemnation or other proceeding against such parcel of Real Property been delivered to the owner or lessee of such parcel of Real Property that would materially affect the use, operation or value of such; and

                  (h) the Loan Party granting a Lien on such Real Property shall comply in all material respects with the terms of this Agreement;

                  provided that the Real Property owned by any Borrower located in Cannon Hollow, Missouri and Frisco, Texas may not be Eligible Domestic Real Property commencing with the two hundred seventy-first (271st) day after the Closing Date; provided further that the Administrative Agent may consider including such Real Property in Cannon Hollow, Missouri and Frisco, Texas in the Domestic Borrowing Base as Eligible Domestic Real Property after such two hundred seventy (270) day period to the extent that the Administrative Agent has re-

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                                                                Credit Agreement
                                                              EXIDE TECHNOLOGIES

evaluated such Real Property at such time and has determined that it meets the criteria for "Eligible Domestic Real Property," as determined by the Administrative Agent, in its sole discretion.

                  "Eligible Domestic Receivables" means the gross outstanding balance of the Accounts of any Borrower arising out of the sale of merchandise, goods or services in the ordinary course of business, that is made by such Borrower to a Person that is not an Affiliate of such Borrower and that constitutes Collateral in which the Administrative Agent has a fully perfected first priority Lien; provided, however, that an Account shall not be an "Eligible Domestic Receivable" if any of the following shall be true:

                  (a) (i) to the extent the original terms of sale provide for payment from 90 to 120 days, in each case, such Account is more than 30 days past due according to such original terms of sale, or (ii) to the extent the original terms of sale provide for payment in less than 90 days, such Account is more than 60 days past due according to such original terms of sale; or

                  (b) any representation or warranty contained in this Agreement or any other Loan Document with respect to such specific Account is not true and correct with respect to such Account; or

                  (c) the Account Debtor on such Account has disputed liability or made any claim with respect to any other Account due from such Account Debtor to the Borrower but only to the extent of such dispute or claim; or

                  (d) the Account Debtor on such Account has (i) filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, (ii) made an assignment for the benefit of creditors, (iii) had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law, (iv) has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation or (v) had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs, unless such Account Debtor (A) is a debtor-in-possession in a case then pending under chapter 11 of the Bankruptcy Code, (B) has established debtor-in-possession financing satisfactory to the Administrative Agent in its sole discretion and (C) otherwise satisfies each of the requirements set forth in this definition of Eligible Receivables; or

                  (e) the Account Debtor on such Account or any of its Affiliates is also a supplier to or creditor of such Borrower unless such supplier or creditor has executed a no-offset letter satisfactory to the Administrative Agent, in its sole discretion or, if such supplier or creditor has not executed a no-offset letter, such Account shall be ineligible pursuant to this clause (e) only to the extent of such offset; or

                  (f) the sale represented by such Account is to an Account Debtor located outside the United States, Canada or a territory of the United States, unless the sale is on letter of credit or acceptance terms acceptable to the Administrative Agent, in its sole discretion; or

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                  (g) the sale to such Account Debtor on such Account is on a bill-on-hold, guaranteed sale, cash sale, sale-and-return, sale-on-approval or consignment basis; or

                  (h) such Account is subject to a Lien in favor of any Person other than the Administrative Agent for the benefit of the Secured Parties; or

                  (i) such Account is subject to any deduction, offset, counterclaim, return privilege or other conditions other than volume sales discounts given in the ordinary course of the Borrower's business; provided, however, that such Account shall be ineligible pursuant to this clause (i) only to the extent of such deduction, offset, counterclaim, return privilege or other condition; or

                  (j) the Account Debtor on such Account is located in New Jersey or Minnesota or any other State of the United States requiring the holder of such Account, as a precondition to commencing or maintaining any action in the courts of such State either to (i) receive a certificate of authorization to do business in such State or be in good standing in such State or (ii) file a Notice of Business Activities Report with the appropriate office or agency of such State, in each case unless the holder of such Account has received such a certificate of authority to do business, is in good standing or, as the case may be, has duly filed such a notice in such State; or

                  (k) the Account Debtor on such Account is a Governmental Authority, unless such Borrower has assigned its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of a federal Governmental Authority, and pursuant to applicable law, if any, in the case of any other Governmental Authority, and such assignment has been accepted and acknowledged by the appropriate government officers; or

                  (l) 50% or more of the outstanding Accounts of the Account Debtor have become, or have been determined by the Administrative Agent, in accordance with the provisions hereof, to be, past due; or

                  (m) the sale represented by such Account is denominated in a currency other than Dollars or Canadian Dollars; or

                  (n) such Account is not evidenced by an invoice or other writing in form acceptable to the Administrative Agent, in its sole discretion; or

                  (o) such Borrower, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Person to whom or to which it was made; or

                  (p) the total Accounts of such Account Debtor to the Borrowers represent more than 25% of the Eligible Receivables of the Borrowers at such time, but only to the extent of such excess; or

                  (q) such Account is included in the NAPA Debi Plus Program; provided, that all such Accounts shall not be ineligible pursuant to this clause (q) (i) for the first thirty (30) days after the Closing Date, and (ii) commencing with the thirty-first (31st) day after the Closing Date and thereafter, to the extent that NAPA has guaranteed or

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                                                                Credit Agreement
                                                              EXIDE TECHNOLOGIES

         assumed such Account, as determined by the Administrative Agent in its sole discretion; or

                  (r) the Administrative Agent, in accordance with its customary criteria, determines, in its sole discretion, that such Account might not be paid or is otherwise ineligible.

                  "Eligible Domestic Work-in-Process Inventory" means a class of Eligible Domestic Inventory consisting of the Eligible Domestic Inventory of any Borrower that is classified, consistent with past practice, on such Borrower's accounting system as "work-in-process".

                  "Eligible Foreign Equipment" means the Equipment of any Foreign Borrowing Base Subsidiary and any Included Subsidiary, if applicable,
(a) that is owned solely by such Foreign Borrowing Base Subsidiary or Included Subsidiary, (b) with respect to which the Administrative Agent has a valid and perfected first priority Lien, (c) with respect to which no representation or warranty contained in any Loan Document has been breached, (d) that is not, in the Administrative Agent's sole discretion, obsolete or unmerchantable, (e) is located in either Canada or England, (f) with respect to which the granting of a Lien on such Equipment would not violate applicable law or any Contractual Obligation of such Foreign Borrowing Base Subsidiary or Included Subsidiary or an Affiliate thereof, or require, pursuant to the DM Agreement, that the obligations thereunder be secured by an equal and ratable Lien on such Equipment, and (g) that the Administrative Agent deems to be Eligible Foreign Equipment, based on such credit and collateral considerations as the Administrative Agent may, in its sole discretion, deem appropriate.

                  "Eligible Foreign Finished Goods" means the Eligible Foreign Inventory of any Foreign Borrowing Base Subsidiary and any Included Subsidiary, if applicable, that is classified, consistent with past practice, on such Foreign Borrowing Base Subsidiary's or Included Subsidiary's accounting system as "finished goods".

                  "Eligible Foreign Inventory" means the Inventory of any Foreign Borrowing Base Subsidiary and any Included Subsidiary, if applicable, (other than any Inventory that has been consigned by such Foreign Borrowing Base Subsidiary or Included Subsidiary) including raw materials, work-in-process, finished goods, parts and supplies (a) owned solely by such Foreign Borrowing Base Subsidiary or Included Subsidiary, (b) with respect to which the Administrative Agent has a valid and perfected first priority Lien, (c) with respect to which no representation or warranty contained in any Loan Document has been breached, (d) which is not, in the Administrative Agent's sole discretion, obsolete or unmerchantable, (e) with respect to which (in respect of any Inventory labeled with a brand name or trademark and sold by such Foreign Borrowing Base Subsidiary or Included Subsidiary pursuant to a trademark owned by such Foreign Borrowing Base Subsidiary or Included Subsidiary or a license granted to such Foreign Borrowing Base Subsidiary or Included Subsidiary) the Administrative Agent would have rights under such trademark or license pursuant to this Agreement or other agreement satisfactory to the Administrative Agent to sell such Inventory in connection with a liquidation thereof, and (f) is located in either Canada, Australia or England and (f) that the Administrative Agent deems to be Eligible Foreign Inventory based on such credit and collateral considerations as the Administrative Agent may, in its sole discretion, deem appropriate. No Inventory of any Foreign Borrowing Base Subsidiary or Included Subsidiary shall be Eligible Foreign Inventory if such Inventory consists of (i) goods returned or rejected by customers other than goods that are

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                                                                Credit Agreement
                                                              EXIDE TECHNOLOGIES

undamaged or are resaleable in the normal course of business, (ii) goods to be returned to suppliers, or (iii) goods in transit between non-Affiliated Persons,
(iv) goods located at outside processors, and (v) consigned Inventory.

                  "Eligible Foreign Raw Materials" means the Eligible Inventory of any Foreign Borrowing Base Subsidiary and any Included Subsidiary, if applicable, that is classified, consistent with past practice, on the Foreign Borrowing Base Subsidiary's or Included Subsidiary's accounting system as "raw materials" and is located in either Canada, Australia or England.

                  "Eligible Foreign Real Property" means any parcel of owned Real Property in either Canada or England owned by any Foreign Borrowing Base Subsidiary and any Included Subsidiary, if applicable, as to which each of the following conditions has been satisfied at such time:

                  (a) (i) a first priority Lien on such parcel of Real Property shall have been granted by such Foreign Borrowing Base Subsidiary or Included Subsidiary in favor of the Administrative Agent pursuant to a Foreign Mortgage in form and substance satisfactory to the Administrative Agent and (ii) such Lien shall be in full force and effect in favor of the Administrative Agent at such time;

                  (b) except as otherwise permitted by the Administrative Agent, the Administrative Agent shall have received maps or plats of an as-built or similar survey of such parcel of Real Property certified to the Administrative Agent in a manner reasonably satisfactory to it, dated a date reasonably satisfactory to the Administrative Agent, by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent, which maps or plats and the surveys on which they are based shall be made in form and substance satisfactory to the Administrative Agent;

                  (c) except as otherwise permitted by the Administrative Agent, the Administrative Agent shall have received in respect of such parcel of Real Property evidence satisfactory to it addressing the substantially the same matters customarily addressed in a Mortgagee's Title Insurance Policy;

                  (d) the Administrative Agent shall have received an appraisal with respect to such parcel of Real Property that is satisfactory in form and substance to the Administrative Agent and performed by an appraiser that is satisfactory to the Administrative Agent;

                  (e) a Phase I environmental report or equivalent environmental report with respect to such parcel of Real Property, dated a date not more than one year prior to the Closing Date, showing no material condition of environmental concern shall have been delivered to the Administrative Agent and in form reasonably satisfactory to the Administrative Agent;

                  (f) no casualty shall have occurred affecting the use, operation or value of such parcel of Real Property in any material respect if such casualty has not been restored or repaired by the mortgagor under the Foreign Mortgage encumbering such parcel of Real Property;

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                                                                Credit Agreement
                                                              EXIDE TECHNOLOGIES

                  (g) no condemnation or taking by eminent domain shall have occurred nor shall any notice of any pending or threatened condemnation or other proceeding against such parcel of Real Property been delivered to the owner or lessee of such parcel of Real Property that would materially affect the use, operation or value of such;

                  (h) the granting of a Lien against such Real Property would not violate applicable law or any Contractual Obligation of such Foreign Borrowing Base Subsidiary or Included Subsidiary or an Affiliate thereof, or require, pursuant to the DM Agreement, that the obligations thereunder be secured by an equal and ratable Lien on such Real Property; and

                  (i) the mortgagor under the relevant Foreign Mortgage encumbering such parcel of Real Property shall comply in all material respects with the terms of such Foreign Mortgage.

                  "Eligible Foreign Receivables" means the gross outstanding balance of the Accounts of any Foreign Borrowing Base Subsidiary and any Included Subsidiary, if applicable, arising out of the sale of merchandise, goods or services in the ordinary course of business, that is made by such Foreign Borrowing Base Subsidiary or Included Subsidiary to a Person that is not an Affiliate of such Foreign Borrowing Base Subsidiary or Included Subsidiary and that constitutes Collateral in which the Administrative Agent has a fully perfected first priority Lien; provided, however, that an Account shall not be an "Eligible Foreign Receivables" if any of the following shall be true:

                  (a) (i) to the extent the original terms of sale provide for payment from 90 to 120 days, in each case, such Account is more than 30 days past due according to such original terms of sale, or (ii) to the extent the original terms of sale provide for payment in less than 90 days, such Account is more than 60 days past due according to such original terms of sale; or

                  (b) any representation or warranty contained in this Agreement or any other Loan Document with respect to such specific Account is not true and correct with respect to such Account; or

                  (c) the Account Debtor on such Account has disputed liability or made any claim with respect to any other Account due from such Account Debtor to such Foreign Borrowing Base Subsidiary or Included Subsidiary but only to the extent of such dispute or claim; or

                  (d) the Account Debtor on such Account has (i) filed a petition for bankruptcy or any other relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, (ii) made an assignment for the benefit of creditors, (iii) had filed against it any petition or other application for relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, (iv) has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation or (v) had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; or

                  (e) the Account Debtor on such Account or any of its Affiliates is also a supplier to or creditor of such Foreign Borrowing Base Subsidiary or Included Subsidiary

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                                                                Credit Agreement
                                                              EXIDE TECHNOLOGIES

         unless such supplier or creditor has executed a no-offset letter satisfactory to the Administrative Agent, in its sole discretion or, if such supplier or creditor has not executed a no-offset letter, such Account shall be ineligible pursuant to this clause (e) only to the extent of such offset; or

                  (f) the sale represented by such Account is to an Account Debtor located outside of Canada, Australia or England; or

                  (g) the sale to such Account Debtor on such Account is on a bill-on-hold, guaranteed sale, cash sale, sale-and-return, sale-on-approval or consignment basis; or

                  (h) such Account is subject to a Lien in favor of any Person other than the Administrative Agent for the benefit of the Secured Parties; or

                  (i) such Account is subject to any deduction, offset, counterclaim, return privilege or other conditions other than volume sales discounts given in the ordinary course of such Foreign Borrowing Base Subsidiary's or Included Subsidiary's business; provided, however, that such Account shall be ineligible pursuant to this clause (i) only to the extent of such deduction, offset, counterclaim, return privilege or other condition; or

                  (j) 50% or more of the outstanding Accounts of the Account Debtor have become, or have been determined by the Administrative Agent, in accordance with the provisions hereof, to be, past due; or

                  (k) the sale represented by such Account is denominated in a currency other than Canadian Dollars, English Pounds or Australian Dollars, as applicable; or

                  (l) such Account is not evidenced by an invoice or other writing in form acceptable to the Administrative Agent, in its sole discretion; or

                  (m) such Foreign Borrowing Base Subsidiary or Included Subsidiary, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Person to whom or to which it was made; or

                  (n) the total Accounts of such Account Debtor to the Foreign Borrowing Base Subsidiaries and Included Subsidiaries represent more than 25% of the Eligible Receivables of the Foreign Borrowing Base Subsidiaries and Included Subsidiaries at such time, but only to the extent of such excess;

                  (o) such Account is included in the NAPA Debi Plus Program; provided, that all such Accounts shall not be ineligible pursuant to this clause (o) (i) for the first thirty (30) days after the Closing Date, and (ii) commencing with the thirty-first (31st) day after the Closing Date and thereafter, to the extent that NAPA has guaranteed or assumed such Account, as determined by the Administrative Agent in its sole discretion; or

                  (p) the Administrative Agent, in accordance with its customary criteria, determines, in its sole discretion, that such Account might not be paid or is otherwise ineligible.

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                                                                Credit Agreement
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                  "Eligible Foreign Work-in-Process Inventory" means a class of
Eligible Foreign Inventory consisting of the Eligible Foreign Inventory of any Foreign Borrowing Base Subsidiary and Included Subsidiary, if applicable, that is classified, consistent with past practice, on such Foreign Borrowing Base Subsidiary's or Included Subsidiary's accounting system as "work-in-process".

                  "Entry Date" means the date of the entry of the Final Order.

                  "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S) 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C.(S) 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.(S) 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.(S) 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C.(S) 7401 et seq.); the Clean Air Act, as amended (42 U.S.C.(S) 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.(S) 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.(S) 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C.(S) 300f et seq.); and in each case, their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann.(S) 13:1K-6 et seq.).

                  "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to any environmental, health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

                  "ERISA Event" means (a) a reportable event described in
Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a Title IV Plan or a Multiemployer Plan, (b) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or

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partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA
Affiliate from any Multiemployer Plan, (d) notice of reorganization or insolvency of a Multiemployer Plan, (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan, (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate or (i) any other event or condition that might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

                  "Escrow Account" means the escrow account established pursuant to the Intercreditor Agreement.

                  "Euro Liquidity" means Foreign Availability minus outstandings under the Foreign Revolving Credit Facility plus the Specified Foreign Sublimit Amount plus either (x) to the extent there are no Foreign Revolving Credit Outstandings or Domestic Revolving Credit Outstandings under the Foreign Sublimit at such time, cash at Mercolec or (y) to the extent there are Foreign Revolving Credit Outstandings or Domestic Revolving Credit Outstandings under the Foreign Sublimit at such time, $1,000,000.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

                  "Eurodollar Base Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent, or, in the absence of such availability, the Eurodollar Base Rate shall be the rate of interest determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London to major banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of Citibank for a period equal to such Interest Period.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

                  "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the

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                                                                Credit Agreement
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Eurodollar Base Rate by (b)(i) a percentage equal to 100% minus (ii) the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

                  "Eurodollar Rate Loan" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

                  "European A/R Facility" means the facility under which Accounts are sold or pledged pursuant to (i) those certain receivables sale agreements or receivables subrogation agreements, in each case entered into in June 1997, between certain Subsidiaries of EHE as sellers and Exide Europe Funding, Ltd. as buyer, (ii) that certain receivables purchase agreement, dated as of June 3, 1997, by and among Exide Europe Funding, Ltd. as seller, Eureka Securitization, plc as buyer and Citibank, N.A. as operating agent, (iii) that certain parallel purchase agreement, dated as of June 3, 1997, by and among Exide Europe Funding, Ltd. as seller, certain liquidity banks party thereto as buyers and Citibank, ,N.A. as operating agent, and (iv) any agreements which replace, amend or supplement any of the foregoing or add additional Foreign Subsidiaries to the European A/R Facility in existence on the date of such addition; provided that no recourse (other than recourse in connection with Standard Securitization Undertakings) shall be provided to the Company or any of its Subsidiaries (other than the European A/R Subsidiaries, if any) pursuant to the European A/R Facility or any documentation related thereto (and no representations, warranties, undertakings or assurances shall be provided by the Company or any of its Subsidiaries (other than the European A/R Subsidiaries, if any) in connection therewith, other than Standard Securitization Undertakings.

                  "European A/R Facility Accounts" means Accounts which have been sold or pledged pursuant to the European A/R Facility.

                  "European A/R Facility Attributed Indebtedness" means at any time, the amount equal to (a) the aggregate amount theretofore paid to EHE and/or its Subsidiaries in respect of the Accounts sold by any of them pursuant to the European A/R Facility, in each case to the extent the respective Accounts have not yet been repaid by the respective Account Debtor, repurchased by EHE and/or its Subsidiaries, written off as uncollectible or otherwise reduced or cancelled minus (b) any cash and Cash Equivalents then held as collateral security by the European A/R Financier on account of amounts owing to the European A/R Financier under the European A/R Facility (it being the intent of the parties that the amount of the European A/R Facility Attributed Indebtedness at any time outstanding approximate as closely as possible, after reduction for such cash and Cash Equivalent collateral, the principal amount of Indebtedness which would be outstanding at such time under the European A/R Facility if same were structured as a secured lending agreement).

                  "European A/R Financier" means at any time any purchaser, lender or provider of credit (excluding EHE and its Subsidiaries) pursuant to the European A/R Facility then in effect.

                  "European A/R Maximum Commitment Amount" means $200,000,000.

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                  "European A/R Subsidiaries" means any Wholly-Owned
Subsidiaries of EHE which engage in no activities other than in connection with the financing of accounts receivable and which are designated (as provided below) as European A/R Subsidiaries (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings), (b) with which neither the Company nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the European A/R Facility (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, and
(c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve either such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced by filing with the Administrative Agent an officer's certificate of the Company certifying that, to the best of such officer's knowledge and belief after consultation with counsel, such designation complies with the foregoing conditions.

                  "European Cash Proceeds" means Net Cash Proceeds of an Asset Sale of any Foreign Subsidiary of the Company.

                  "Event of Default" has the meaning specified in Section 9.1 (Events of Default).

                  "Existing Mercolec Loans" means each revolving loan made prior to the Petition Date by any Other Foreign Subsidiary to Mercolec.

                  "Facilities" means the Term Loan Facility and the Revolving Credit Facilities.

                  "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Board of Directors of the relevant Borrower or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such business day by a financial institution of recognized standing regularly dealing in securities of such type and selected by the Administrative Agent.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal

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funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Federal Reserve Board" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

                  "Fee Letters" shall mean any letters addressed to the Company from CUSA and/or the Arrangers with respect to certain fees to be paid from time to time to CUSA and/or the Arrangers.

                  "Filing Subsidiary" means each Domestic Subsidiary of the Company other than any such Domestic Subsidiary which is a Non-Filing Subsidiary.

                  "Final Order" means an order of the Bankruptcy Court pursuant to Section 364 of the Bankruptcy Code, in form and substance satisfactory to the Administrative Agent and the Requisite Lenders, approving this Agreement and the other Loan Documents, authorizing the incurrence by the Borrowers of permanent post-petition secured and super-priority Indebtedness in accordance with this Agreement, as to which no stay has been entered that has not been reversed, modified, vacated or overturned.

                  "Financial Statements" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with Section 4.4 (Financial Statements) and Section 6.1 (Financial Statements).

                  "First Day Orders" means all orders entered by the Bankruptcy Court on the Petition Date or within five Business Days of the Petition Date or based on motions filed on the Petition Date.

                  "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

                  "Fiscal Year" means the twelve month period ending on March
31.

                  "Foreign Advance Rate" means, with respect to any Foreign Borrowing Base Subsidiary and any Included Subsidiary (a) up to 85% in the case of Eligible Foreign Receivables, (b) up to 52% in the case of Eligible Foreign Raw Materials, (c) up to 54% in the case of Eligible Foreign Finished Goods, (d) up to 26% in the case of Eligible Foreign Work-in-Process Inventory, (e) up to 75% of the orderly liquidation value in the case of Eligible Foreign Equipment, and (f) up to 50% in the case of Eligible Foreign Real Property.

                  "Foreign Availability" means, at any time, the Foreign Borrowing Base at such time minus any Foreign Availability Reserves in effect at such time.

                  "Foreign Availability Reserves" means, as of four Business Days after the date of written notice of any determination thereof to the Company and the Pre-Petition Agent by the Collateral Monitoring Agent, such amounts as the Collateral Monitoring Agent may from time to time establish against the Foreign Revolving Credit Facility, in the Collateral Monitoring Agent's

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sole discretion, in order either to (a) preserve the value of the Foreign
Collateral or the Administrative Agent's Lien thereon, (b) provide for the payment of unanticipated liabilities of any Loan Party arising after the Closing Date, including, without limitation, (x) preferential debts which under applicable law would be prior to the claims of the Secured Parties, (y) Inventory which is subject to title retention claims of the suppliers thereof, and (z) a reserve in the amount of the outstanding Obligations at such time attributable to cash management, including but not limited to Automatic Clearinghouse (ACH) functions, performed by Citibank with respect to any Foreign Borrowing Base Subsidiary or Included Subsidiary.

                  "Foreign Available Credit" means, at any time, an amount equal to (a) the lesser of (i) $50,000,000 of the Revolving Credit Commitments (as such amount may be reduced from time to time pursuant to Section 2.5 (Reduction and Termination of Commitments) and (ii) the Foreign Borrowing Base of the relevant Foreign Borrowing Base Subsidiary and Included Subsidiary, if applicable, at such time, minus (b) the sum of (i) the aggregate Foreign Revolving Credit Outstandings at such time and (ii) any Foreign Availability Reserves in effect at such time.

                  "Foreign Borrowing Base" means, at any time for any Foreign Borrowing Base Subsidiary and any Included Subsidiary, if applicable, the sum of
(a) the product of (i) the Foreign Advance Rate then in effect for Eligible Foreign Receivables and (ii) the face amount of all Eligible Foreign Receivables of such Foreign Borrowing Base Subsidiary and Included Subsidiary (calculated net of all finance charges, late fees and other fees that are unearned, sales, excise or similar taxes, and credits or allowances granted at such time) minus any Foreign Eligibility Reserves then in effect with respect to such Eligible Foreign Receivables, (b) the sum of the product of (i) the Foreign Advance Rate then in effect for each class of Eligible Foreign Inventory and (ii) the value of each such class of Eligible Foreign Inventory of such Foreign Borrowing Base Subsidiary and Included Subsidiary (valued, in each case, at the lower of cost and market on a first-in, first-out basis) constituting each such class at such time of such Foreign Borrowing Base Subsidiary and Included Subsidiary minus any Foreign Eligibility Reserves then in effect with respect to such Eligible Foreign Inventory, (c) the product of (i) the Foreign Advance Rate then in effect for Eligible Foreign Equipment and (ii) the orderly liquidation value of Eligible Foreign Equipment of such Foreign Borrowing Base Subsidiary and Included Subsidiary (as determined by the Collateral Monitoring Agent) at such time minus any Foreign Eligibility Reserves then in effect with respect to such Eligible Foreign Equipment, (d) the product of (i) the Foreign Advance Rate then in effect for Eligible Foreign Real Property and (ii) the Mortgage Value of the Eligible Foreign Real Property of such Foreign Borrowing Base Subsidiary and Included Subsidiary at such time, minus any Foreign Eligibility Reserves then in effect with respect to such Eligible Foreign Real Property, and (e) up to 95% of the aggregate European Cash Proceeds held in a Deposit Account or Securities Account under the sole dominion and control of the Administrative Agent and in which the Administrative Agent, for the ratable benefit of the Lenders, has a first priority, perfected security interest (as confirmed by an opinion of counsel to the Company, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agent); provided that the sum of (i) the availability under the Foreign Advance Rate based upon the percentages contained in clauses (e) and (f) of the definition of "Foreign Advance Rate", plus (ii) the availability under the Domestic Advance Rate based upon the percentages contained in clauses (e) and (f) of the definition of "Domestic Advance Rate" shall not exceed the lesser of (x) 20% of the aggregate Total Availability and
(y) $60,000,000.

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                  "Foreign Borrowing Base Asset Sale" means an Asset Sale by any
Foreign Borrowing Base Subsidiary or any Included Subsidiary of assets which comprise any part of the Foreign Borrowing Base.

                  "Foreign Borrowing Base Subsidiary" means Exide Canada Inc., Euro Exide Corporation Limited and Exide Australia Pty Limited.

                  "Foreign Collateral" means the "Collateral" as defined in each Foreign Collateral Document.

                  "Foreign Collateral Requirement" means, with respect to each Foreign Loan Party, the requirement that:

                  (a) the Administrative Agent shall have received:

                           (i) with respect to each Foreign Guarantor, counterparts, duly executed and delivered by such Foreign Guarantor, of each Foreign Loan Document (other than any Foreign Collateral Document); provided that such Foreign Guaranty may be limited to the extent that the incurrence of the Foreign Guaranty Obligations by such Foreign Guarantor pursuant to a Foreign Guaranty would violate applicable law or any Contractual Obligation of such Foreign Guarantor or an Affiliate thereof; provided, further, that the Administrative Agent shall have received evidence of such violation in form and substance satisfactory to it;

                           (ii) with respect to each Foreign Borrowing Base Subsidiary, an original Intercompany Note, duly executed and delivered by such Foreign Borrowing Base Subsidiary and endorsed in blank to the Administrative Agent;

                           (iii) counterparts, duly executed and delivered by the relevant Foreign Loan Party, of each Foreign Collateral Document, except for any Foreign Collateral Document pursuant to which the grant of a Lien in respect of any property covered or purported to be covered by such Foreign Collateral Document would violate applicable law or any Contractual Obligation of such Foreign Loan Party or an Affiliate thereof; provided, that, the Administrative Agent shall have received evidence of such violation in form and substance satisfactory to it;

                           (iv) share certificates together with stamped (where applicable), executed blank stock transfers or other relevant transfer documents in respect of all shares owned by such Foreign Loan Party incorporated in England and Wales and charged or pledged under the Foreign Collateral Documents;

                           (v) a search in respect of such Foreign Loan Party at the applicable commercial register showing, inter alia, no Liens over any of its assets (other than Liens permitted under the terms of this Agreement) and no appointment of a receiver, liquidator or administrator or the presentation of any petition in respect of any of the same;

                           (vi) evidence satisfactory to it that all stamp duty payable (if any) in connection with such Foreign Loan Documents has been paid or will be paid following the date upon which such Foreign Loan Documents are executed and delivered within the prescribed time periods;

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                           (vii)  to the extent such Foreign Loan Party is
         required to deliver a Foreign Mortgage, all original title deeds (if any) in respect of such Foreign Loan Party's interest in real property together with such undertakings as to the safe custody and delivery of documents of title and such copies of such documents as the Administrative Agent may require;

                           (viii) a letter from such firm of attorneys as the Administrative Agent may require addressed to the Administrative Agent undertaking:

                                  (i)  to deal with registration of the
                  Company's or the Administrative Agent's legal charges, as the case may be, over such of such Foreign Loan Party's properties as are situated in England and Wales; and

                                  (ii) subject as required to comply with clause
                  (viii)(i) above, to hold the title deeds to such properties to the order of the Company or the Administrative Agent, as applicable;

                           (ix) official priority searches relating to the properties charged under the Foreign Collateral Documents in favor of the Company or the Administrative Agent, as applicable, in respect of any registered titles giving a sufficient period of priority and official priority searches relating to the properties charged under the Foreign Collateral Documents in favor of the Company or the Administrative Agent, as applicable, in respect of any unregistered land in respect of each of the land charges registers giving a sufficient period of priority;

                           (x) written confirmation from the person being appointed by such Foreign Loan Party as its agent for the acceptance of process to the effect that such person accepts such appointment;

                           (xi) copies of all third party consents which the Administrative Agent requires pursuant to the terms of the Foreign Collateral Documents in connection with the creation or registration of any Lien contained in any Foreign Collateral Document and all notices of assignment or charge required to be given under the terms of the Foreign Collateral Documents;

                           (xii) a certificate of the Secretary or an Assistant Secretary of such Foreign Loan Party certifying (A) the names and true signatures of each officer of such Foreign Loan Party who has been authorized to execute and deliver any Foreign Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Foreign Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Foreign Loan Party as in effect on the date of such certification, and (C) the resolutions of such Foreign Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Foreign Loan Documents to which it is a party;

                           (xiii) a favorable opinion of counsel to such Foreign Guarantor, in substantially the form of Exhibit G-2 (Form of Opinion of Counsel for the Foreign Loan Parties), addressed to the Administrative Agent and the Lenders and addressing such other matters as any Lender through the Administrative Agent may reasonably request; and

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                  (b) all documents and instruments required by applicable law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by such Foreign Collateral Documents and to perfect such Liens to the extent required by, and with the priority required by, such Foreign Collateral Documents shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

                  (c) the Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

                  "Foreign Collateral Documents" means the Foreign Pledge and Security Agreements, the Foreign Mortgages and any other document executed and delivered by a Foreign Guarantor granting a Lien on any of its property to secure payment of its Foreign Guaranty Obligations.

                  "Foreign Eligibility Reserves" means, effective as of four Business Days after the date of written notice of any determination thereof to the Company and the Pre-Petition Agent by the Collateral Monitoring Agent, such amounts as the Collateral Monitoring Agent, in its sole discretion, may from time to time establish against the gross amounts of Eligible Foreign Receivables, Eligible Foreign Inventory, Eligible Foreign Equipment and Eligible Foreign Real Property to reflect risks or contingencies arising after the Closing Date that may affect any one or class of such items and that have not already been taken into account in the calculation of the Foreign Borrowing Base, which shall include, without limitation, (a) in respect of Eligible Foreign Inventory, (i) a reserve for estimated warranty exposure for both industrial and automotive at the time of a liquidation as computed by a field examination in an amount equal to three (3) months of such estimated exposure,
(ii) a reserve to eliminate capitalized unfavorable manufacturing variances per the general ledger of the Company from the Inventory, (iii) a reserve for slow moving/obsolete Inventory as identified by the Company and recorded as a reserve per the Company's general ledger, (iv) a reserve for junk battery and premium reserve per the Company's general ledger, (v) a shrink reserve for book to physical Inventory adjustments, and (vi) a reserve to reconcile the difference between the Company's perpetual Inventory and general ledger; and (b) in respect of Eligible Foreign Receivables, (i) an excess dilution reserve equal to the amount of dilution (computed on a rolling three (3) month average based upon the accounts receivable rollforward provided by the Company) in excess of five percent (5%), (ii) general ledger reserves for over-billings to customers for advertising, promotional allowances, etc., and (iii) a reserve for open and unused credit balances greater than sixty (60) days past due that have been issued for returns, promotional allowances, stock lifts, rotations and price adjustments.

                  "Foreign Guarantor" means each Foreign Subsidiary of the Company party to a Foreign Guaranty.

                  "Foreign Guaranty" means each guaranty, in form and substance satisfactory to the Administrative Agent, executed and delivered by (a) an Other Foreign Subsidiary Borrower or a Second Tier Foreign Subsidiary Borrower in favor of the Company and assigned to the Administrative Agent, guaranteeing the obligations of the relevant Foreign Subsidiary Lender in respect of any Foreign Revolving Loans or Domestic Revolving Loans advanced to such Foreign Subsidiary Lender pursuant to a Foreign Intercompany Loan, and (b) any Non-EHE Subsidiary in favor of the Administrative Agent, guaranteeing the Obligations of the Borrowers in respect of

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any Foreign Revolving Loans or Domestic Revolving Loans advanced to such Non-EHE
Subsidiary pursuant to a Foreign Intercompany Loan.

                  "Foreign Intercompany Loan" means each revolving loan made by an Intercompany Lender to an Intercompany Borrower. Foreign Intercompany Loans may not be Mercolec Loans.

                  "Foreign LC Subsidiary" means each Foreign Subsidiary of the Company listed on Schedule III hereto or as otherwise approved by the Administrative Agent.

                  "Foreign Letter of Credit Obligations" means, at any time, the aggregate of all liabilities at such time of the Borrowers to all Issuers with respect to Letters of Credit issued under the Foreign Revolving Credit Facility, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Reimbursement Obligations in respect of such Letters of Credit at such time and (b) the Foreign Letter of Credit Undrawn Amounts at such time.

                  "Foreign Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit issued under the Foreign Revolving Credit Facility outstanding at such time.

                  "Foreign Loan Documents" means the Foreign Guaranty, each Intercompany Note, the Foreign Collateral Documents and each other document executed and delivered by a Foreign Loan Party in respect of its Foreign Obligations.

                  "Foreign Loan Party" means each Foreign Guarantor and each Foreign Borrowing Base Subsidiary.

                  "Foreign Maximum Credit" means, at any time, the lesser of (i) $50,000,000 of the Revolving Credit Commitments (as such amount may be reduced from time to time pursuant to Section 2.5 (Reduction and Termination of Commitments) and (ii) the Foreign Borrowing Base of the relevant Foreign Borrowing Base Subsidiary at such time.

                  "Foreign Mortgages" means the mortgages, deeds of trust or other real estate security documents, in form and substance satisfactory to the Administrative Agent, executed and delivered by a Foreign Loan Party in favor of the Company and assigned to the Administrative Agent, or with respect to any Non-EHE Subsidiary, in favor of the Administrative Agent, in each case, to secure its Foreign Obligations.

                  "Foreign Non-Borrowing Base Asset Sale" means an Asset Sale by any Foreign Borrowing Base Subsidiary or an Included Subsidiary of assets which do not comprise part of the Foreign Borrowing Base.

                  "Foreign Obligations" means, in the case of any Foreign Guarantor, its obligations under any Foreign Guaranty executed by it and, in the case of any Intercompany Borrower, its obligations under any Intercompany Note made by it.

                  "Foreign Pledge and Security Agreements" means each fixed and floating charge or security agreement, in form and substance satisfactory to the Administrative Agent, executed and delivered by a Foreign Loan Party in favor of the Company and assigned to the

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Administrative Agent, or with respect to any Non-EHE Subsidiary, in favor of the
Administrative Agent, in each case, to secure its Foreign Obligations.

                  "Foreign Revolving Credit Borrowing" means Foreign Revolving Loans made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitment.

                  "Foreign Revolving Credit Facility" means the Revolving Credit Commitments and the provisions herein related to the Foreign Revolving Loans.

                  "Foreign Revolving Credit Outstandings" means, at any particular time, the sum of (a) the principal amount of the Foreign Revolving Loans outstanding at such time and (b) the Foreign Letter of Credit Obligations outstanding at such time.

                  "Foreign Revolving Loan" means a Revolving Loan made to the Borrowers for the purposes specified in Section 4.12(b) (Use of Proceeds).

                  "Foreign Sublimit" means $65,000,000.

                  "Foreign Subsidiary" means any Subsidiary of the Company other than a Domestic Subsidiary.

                  "Foreign Subsidiary Lender" has the meaning specified in
Section 8.1(j) (Indebtedness).

                  "Fund" means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "GAAP" means generally accepted accounting principles in the United States of America (or, in the case of financial statements with respect to any Foreign Subsidiary, generally accepted accounting principles in the country of organization of such Foreign Subsidiary that are acceptable to the Administrative Agent) as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination (or, in the case of financial statements with respect to any Foreign Subsidiary, the applicable authority in the country of organization of such Foreign Subsidiary).

                  "GNB" means GNB Battery Technologies Japan, Inc.

                  "Governmental Authority" means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank.

                  "Grantor" means each Borrower and each Domestic Guarantor.

                  "Guarantor" means each Domestic Guarantor and each Foreign Guarantor.

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                  "Guaranty" means the guaranty of the Obligations of the
Borrowers made by the Domestic Guarantors pursuant to Article X (Guaranty).

                  "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise)
(i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (b)(i), (ii),
(iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

                  "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

                  "Included Subsidiary" means, in the case of any Foreign Borrowing Base Subsidiary, any Subsidiary or Affiliate thereof domiciled in the same country as such Foreign Borrowing Base Subsidiary with respect to which the Foreign Collateral Requirement has been satisfied.

                  "Increase Date" has the meaning specified in subclause (ii) of clause (d) of Section 2.1 (The Commitments).

                  "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or that bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables (including intercompany trade payables) incurred in the ordinary course of business that are not overdue, (e) all indebtedness of such Person created or

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arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and General Intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Indemnified Matter" has the meaning specified in Section 13.4 (Indemnities).

                  "Indemnitee" has the meaning specified in Section 13.4 (Indemnities).

                  "Intellectual Property" means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and trade secrets, in each case together with all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercompany Borrower" means each Other Foreign Subsidiary Borrower or Foreign Borrowing Base Subsidiary that executes and delivers an Intercompany Note in favor of an Intercompany Lender.

                  "Intercompany Lender" means the Company or any Foreign Subsidiary Lender that has made Foreign Intercompany Loans to any Intercompany Borrower.

                  "Intercompany Notes" means each promissory note evidencing a Foreign Intercompany Loan, in substantially the form attached hereto as Exhibit M (Form of Intercompany Revolving Credit Note) (with such changes thereto as may be agreed by the Administrative Agent) issued by an Intercompany Borrower in favor of an Intercompany Lender.

                  "Intercreditor Agreement" means the Intercreditor and Subordination Agreement, in the form attached hereto as Exhibit N (Form of Intercreditor Agreement), executed by the Pre-Petition Agent, the Administrative Agent, the Company, GNB and certain Foreign Subsidiaries of the Company.

                  "Interest Expense" means, for any Person for any period, (a) total interest expense of such Person and its Subsidiaries for such period determined on a Consolidated basis in conformity with GAAP and including, in any event, interest capitalized during such period and net costs under Interest Rate Contracts for such period minus (b) net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period determined on a Consolidated basis in

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conformity with GAAP and minus (c) any interest income of such Person and its
Subsidiaries for such period determined on a Consolidated basis in conformity with GAAP.

                  "Interest Period" means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending (i) prior to the Syndication Completion Date, one, two or four weeks thereafter, and (ii) after the Syndication Completion Date, one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 (Borrowing Procedures) or Section 2.11 (Conversion/Continuation Option) and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.11 (Conversion/Continuation Option), a period commencing on the last day of the immediately preceding Interest Period therefor and ending (i) prior to the Syndication Completion Date, one, two or four weeks thereafter, and (ii) after the Syndication Completion Date, one, two, three or six months thereafter, as selected by the Company in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.11 (Conversion/Continuation Option); provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

                         (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                         (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                         (iii) the Company may not select any Interest Period in
                  respect of Loans having an aggregate principal amount of less than $5,000,000; and

                         (iv) there shall be outstanding at any one time no more than eight (8) Interest Periods in the aggregate.

                  "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

                  "Interim Facilities" means that portion of the Facilities made available to the Borrowers prior to the Entry Date, as approved by the Interim Order. The aggregate principal amount of the Interim Facilities shall not exceed $200,000,000 of which no more than $96,806,576 in aggregate principal amount may consist of Revolving Loans and no more than $40,000,000 in aggregate principal amount may consist of Revolving Loans under the Foreign Sublimit and the Foreign Revolving Credit Facility.

                  "Interim Order" means that certain order issued by the Bankruptcy Court in substantially the form of Exhibit J (Form of Interim Order) and otherwise in form and substance satisfactory to the Administrative Agent.

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                  "Interim Period" means the period beginning on the Closing
Date and ending on the earlier to occur of (a) thirty (30) days after the Closing Date and (b) satisfaction of the Foreign Collateral Requirement with respect to each Foreign Subsidiary of the Company.

                  "Investment" means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or a significant part of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (d) any Guaranty Obligation incurred by such Person in respect of Indebtedness of any other Person.

                  "Investment Consideration" means, with respect to any Investment, the aggregate amount of consideration paid by any Borrower or any of their respective Subsidiaries in connection with therewith, including, without duplication:

                  (a) the aggregate amount of cash paid, the aggregate Fair Market Value of non-cash property delivered and the aggregate principal amount of Indebtedness incurred by any of Holdings, the Borrower or any of their respective Subsidiaries in connection with such Investment;

                  (b) the aggregate amount of Indebtedness and other liabilities of any Person assumed by any of the Borrowers or any of their respective Subsidiaries in connection with such Investment; and

                  (c) the aggregate amount of Indebtedness and other liabilities retained by any Person that becomes a Wholly-Owned Subsidiary of the Borrowers or any of their respective Subsidiaries as part of such Investment.

                  "IRS" means the Internal Revenue Service of the United States or any successor thereto.

                  "Issue" means, with respect to any Letter of Credit, to issue, extend the expiry of, renew or increase the maximum stated amount (including by deleting or reducing any scheduled decrease in such maximum stated amount) of, such Letter of Credit. The terms "Issued" and "Issuance" shall have a corresponding meaning.

                  "Issuer" means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an "Issuer" or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Company by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Company to be bound by the terms hereof applicable to Issuers.

                  "Land" means, in respect of any Person, all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased or purported to be owned, leased or

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hereafter acquired or leased (including, in respect of the Loan Parties, as reflected in the most recent Financial Statements) by such Person.

                  "Lead Arranger" means Salomon Smith Barney Inc., in its capacity as lead arranger and sole book runner for the Facilities.

                  "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

                  "Lender" means the Swing Loan Lender and each financial institution or other entity that (a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

                  "Letter of Credit" means any letter of credit issued pursuant to Section 2.4 (Letters of Credit).

                  "Letter of Credit Obligations" means the Domestic Letter of Credit Obligations and the Foreign Letter of Credit Obligations.

                  "Letter of Credit Reimbursement Agreement" has the meaning specified in clause (e) of Section 2.4 (Letters of Credit).

                  "Letter of Credit Request" has the meaning specified in clause
(c) of Section 2.4 (Letters of Credit).

                  "Letter of Credit Undrawn Amounts" means the sum of the Domestic Letter of Credit Undrawn Amounts plus the Foreign Letter of Credit Undrawn Amounts.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

                  "Liquidity Test" means, on any Measurement Date, after giving effect to any proposed Adequate Protection Payment (i) US Liquidity shall be greater than or equal to $35,000,000 and (ii) Euro Liquidity shall be greater than or equal to $35,000,000. The Liquidity Test shall be measured on each Measurement Date by reference to the position of the Company and its Subsidiaries as of the last day of the immediately preceding fiscal month and shall assume for purposes of such measurement that the mandatory prepayment under Section 2.9(l) (Mandatory Prepayments) occurred on the last day of such immediately preceding fiscal month.

                  "LLC" means each limited liability company in which a Grantor has an interest.

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                  "LLC Agreement" means each operating agreement with respect to an LLC, as each agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified from time to time.

                  "Loan" means any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents" means, collectively, this Agreement, the Notes (if any), the Fee Letters, each Letter of Credit Reimbursement Agreement, each Blocked Account Letter, each Deposit Account Control Letter, the Standstill Agreement, the Intercreditor Agreement, the Collateral Agency Agreement, each Hedging Contract between any Loan Party and any Lender or any Affiliate of any Lender entered into after the date hereof in connection herewith, each Foreign Loan Document and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

                  "Loan Party" means each Borrower, each Guarantor, each Intercompany Borrower and each other Subsidiary of the Company that executes and delivers a Loan Document.

                  "Material Adverse Change" means a material adverse change in any of (a) the condition (financial or otherwise), business, performance, prospects, operations or properties of any Borrower or any Guarantor, individually, or the Borrowers and their Subsidiaries taken as a whole, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of any Borrower to repay the Obligations or of the other Loan Parties to perform their respective obligations under the Loan Documents or (e) the rights and remedies of the Administrative Agent, the Lenders or the Issuers under the Loan Documents.

                  "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

                  "Material Intellectual Property" means Intellectual Property owned by or licensed to a Grantor that is material to the business of the Company and the Domestic Subsidiaries taken as a whole.

                  "Measurement Date" means each date on which the Liquidity Test for each Adequate Protection Payment shall be measured pursuant to the Orders, the first being the tenth (10th) Business Day of June, 2002, and thereafter the tenth (10th) Business Day of each month.

                  "Mercolec" Mercolec Tudor, B.V., a company organized under the laws of the Netherlands.

                  "Mercolec Cash Proceeds" means any cash proceeds received by Mercolec arising from (a) any Mercolec Loan, (b) any repayment or prepayment of any Foreign Intercompany Loan made by Mercolec and (c) any repayment or prepayment of any intercompany loan made by Mercolec to any Foreign Subsidiary of the Company permitted under clauses (q), (r) or (s) of Section 8.1 (Indebtedness).

                  "Mercolec Loans" means each revolving loan made after the Petition Date by any Other Foreign Subsidiary to Mercolec. Mercolec Loans may not be Foreign Intercompany Loans.

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                  "Minority Interests" shall mean any share of Stock of any
class of a Subsidiary of the Company that are not owned by the Company or one of its Subsidiaries. Minority Interests shall be valued in accordance with GAAP.

                  "Moody's" means Moody's Investors Services, Inc.

                  "Mortgage Value" means, with respect to any parcel of Eligible Domestic Real Property or Eligible Foreign Real Property, as applicable, the lesser of (a) the maximum stated amount secured by the Lien on such parcel of Eligible Domestic Real Property or Eligible Foreign Real Property, as applicable, granted in favor of the Administrative Agent pursuant to the this Agreement or the relevant Foreign Mortgage and (b) the Fair Market Value of such parcel of Eligible Domestic Real Property or Eligible Foreign Real Property, as applicable, set forth in the appraisal delivered with respect thereto.

                  "Mortgagee's Title Insurance Policy" has the meaning specified in the definition of Eligible Domestic Real Property.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

                  "NAPA" means the National Auto Parts Association.

                  "NAPA Debi Plus Program" means the program pursuant to which Accounts attributable to Inventory supplied by the Borrowers and the Foreign Borrowing Base Subsidiaries (and Included Subsidiaries, if applicable) to master battery installers are billed to NAPA.

                  "Net Cash Proceeds" means proceeds received by any Borrower or any of its Subsidiaries after the Closing Date in cash or Cash Equivalents from any (a) Asset Sale, other than an Asset Sale permitted under clauses (a), (b),
(c), (d), (e), (f) or (g) of Section 8.4 (Sale of Assets), net of (i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required by the Bankruptcy Court to be paid or prepaid on Indebtedness (other than the Obligations) secured by a perfected and unavoidable Lien on the assets subject to such Asset Sale, provided, however, that evidence of each of clauses
(i), (ii) and (iii) above is provided to the Administrative Agent in form and substance satisfactory to it, or (b) Property Loss Event net of (i) reasonable costs and expenses associated with settling any claim with respect to such Property Loss Event, (ii) taxes paid or payable as a result thereof, and (iii) any amount required by the Bankruptcy Court to be paid or prepaid on Indebtedness (other than the Obligations) secured by a perfected and unavoidable Lien on the assets subject to such Asset Sale; provided, however, that in the case of this clause (b), evidence of each of clauses (i), (ii) and (iii) is provided to the Administrative Agent in form and substance satisfactory to it or
(c) any incurrence of Indebtedness by any Foreign Subsidiary of the Company domiciled in Europe permitted under (o) of Section 8.1 (Indebtedness), net of brokers' and advisors' fees and other costs incurred in connection with such transaction; provided, however, that in the case of this clause (c), evidence of such costs is provided to the Administrative Agent in form and substance satisfactory to it.

                  "Non-EHE Subsidiary" means each Foreign Subsidiary of the Company which is not a Subsidiary of EHE.

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                  "Non-Filing Subsidiary" means any Subsidiary of the Company which is not a debtor or debtor in possession under the Cases.

                  "Non-Funding Lender" has the meaning specified in clause (e) of Section 2.2 (Borrowing Procedures).

                  "Non-Stayed Order" means an order of the Bankruptcy Court that is in full force and effect, as to which no stay has been entered and that has not been reversed, modified, vacated or overturned.

                  "Non-U.S. Lender" means each Lender (or the Administrative Agent) that is not a United States person as defined in Section 7701(a)(30) of the Code.

                  "Notice of Borrowing" has the meaning specified in clause (a) of Section 2.2 (Borrowing Procedures).

                  "Notice of Conversion or Continuation" has the meaning specified in Section 2.11 (Conversion/Continuation Option).

                  "Obligations" means the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by any Borrower to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement, any other Loan Document (including Hedging Contracts that are Loan Documents), whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all letter of credit, cash management and other fees, interest, charges, expenses, attorneys' fees and disbursements, and other sums chargeable to any Borrower under this Agreement, any other Loan Document (including Hedging Contracts that are Loan Documents) and all obligations of each Borrower under any Loan Document to provide cash collateral for Letter of Credit Obligations.

                  "Orders" means the Interim Order or the Final Order, as applicable.

                  "Other Foreign Asset Sale" means any Asset Sale by any Other Foreign Subsidiary.

                  "Other Foreign Subsidiary" means each Foreign Subsidiary of the Company other than a Foreign Borrowing Base Subsidiary.

                  "Other Foreign Subsidiary Borrower" means Mercolec and each other Other Foreign Subsidiary approved by the Administrative Agent in consultation with the Company that borrows a Foreign Intercompany Loan.

                  "Partnership" means each Partnership in which a Grantor has an interest.

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                  "Partnership Agreement" means each partnership agreement
governing a Partnership, as each such agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified.

                  "Patents" means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof and (c) all rights to obtain any reissues or extensions of the foregoing.

                  "Patent License" means all agreements, whether written or oral, providing for the grant by or to any Grantor or any of its Subsidiaries of any right to manufacture, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permanent Facilities" means that portion of the Facilities made available to the Borrowers from and after the Entry Date. The aggregate principal amount of the Permanent Facilities shall not exceed $250,000,000 (except to the extent increased in accordance with the terms of clause (d) of Section 2.1 (The Commitments).

                  "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

                  "Permitted Prepetition Claim Payment" means a payment (as adequate protection or otherwise) on account of any Claim arising or deemed to have arisen prior to the Petition Date (excluding any Adequate Protection Payment), that is made (i) pursuant to authority granted by a Non-Stayed Order of the Bankruptcy Court and (ii) when aggregated with all such payments does not exceed the amount of such payments authorized pursuant to the First Day Orders as in effect on the Closing Date; provided, however, that no such payment shall be made after the occurrence and during the continuation of a Default or an Event of Default.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.

                  "Petition Date" has the meaning specified in the recitals to this Agreement.

                  "Plan" means a plan of reorganization of the Borrowers under Chapter 11 of the Bankruptcy Code.

                  "Pledge Amendment" means the Pledge Amendment, in the form attached hereto as Exhibit O (Form of Pledge Amendment).

                  "Pledged Collateral" means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests, the Pledged LLC Interests, any other Investment Property of any Grantor, all certificates or other instruments representing any of the foregoing, all Security Entitlements of any Grantor in respect of any of the foregoing, all dividends, interest distributions, cash warrants, rights, instruments and other property or Proceeds from time to time

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received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing. Pledged Collateral may be General Intangibles or Investment Property.

                  "Pledged LLC Interests" means all of any Grantor's right, title and interest as a member of any LLC and all of such Grantor's right, title and interest in, to and under any LLC Agreement to which it is a party.

                  "Pledged Notes" means all right, title and interest of any Grantor, in the Instruments evidencing all Indebtedness owed to such Grantor, issued by the obligors named therein, and all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness, including without limitation, the Intercompany Notes.

                  "Pledged Partnership Interests" shall mean all of any Grantor's right, title and interest as a limited or general partner in all Partnerships and all of such Grantor's right, title and interest in, to and under any Partnership Agreements to which it is a party.

                  "Pledged Stock" means the shares of capital stock owned by each Grantor, including all shares of capital stock listed on Schedule 4.21 (Pledged Collateral).

                  "Pre-Petition Agent" means Credit Suisse First Boston, as administrative agent under the Pre-Petition Facility.

                  "Pre-Petition Facility" means that certain Amended and Restated Credit and Guaranty Agreement dated as of September 29, 2000 (as amended, modified or supplemented prior to the Closing Date), by and among the Company, certain Subsidiaries of the Company, the Pre-Petition Lenders and the Pre-Petition Agent, as amended by the Standstill Agreement on the Closing Date.

                  "Pre-Petition Lenders" means the financial institutions party to the Pre-Petition Facility as lenders.

                  "Property Loss Event" means (a) any loss of or damage to property of any Borrower or any of the Domestic Guarantors that results in the receipt by such Person of proceeds of insurance or (b) any taking of property of any Borrower or any of the Domestic Guarantors that results in the receipt by such Person of a compensation payment in respect thereof.

                  "Protective Advances" means all expenses, disbursements and advances incurred by the Administrative Agent pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default that the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood, or maximize the amount, of repayment of the Obligations.

                  "Purchasing Lender" has the meaning specified in Section 13.7 (Sharing of Payments, Etc.).

                  "Ratable Portion" or "ratably" means, with respect to any Lender, (a) with respect to the Revolving Credit Facility, the percentage obtained by dividing (i) the Revolving Credit Commitment of such Lender by (ii) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Scheduled Termination Date, the percentage obtained by

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dividing the aggregate outstanding principal balance of the Revolving Credit
Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders), and (b) with respect to the Term Loan Facility, the percentage obtained by dividing (i) the Term Loan Commitment of such Lender by (ii) the aggregate Term Loan Commitments of all Lenders (or, at any time after the Closing Date, the percentage obtained by dividing the principal amount of such Lender's Term Loans by the aggregate Term Loans of all Lenders).

                  "Real Property" means, in respect of any Person, the Land of such Person, together with the right, title and interest of such Person, if any, in and to the streets, the Land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land and any fixtures appurtenant thereto.

                  "Register" has the meaning specified in Section 13.2(c) (Assignments and Participations).

                  "Reimbursement Date" has the meaning specified in Section 2.4(h) (Letters of Credit).

                  "Reimbursement Obligations" means all matured reimbursement or repayment obligations of the Borrowers to any Issuer with respect to amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount" means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Borrower or any Domestic Guarantor in connection therewith that are not initially applied to prepay the Loans pursuant to clause (a) if Section 2.9 (Mandatory Prepayments) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event" means any Domestic Asset Sale or Property Loss Event in respect of which the Company has delivered a Reinvestment Notice.

                  "Reinvestment Notice" means a written notice executed by a Responsible Officer of the Company stating that no Default or Event of Default has occurred and is continuing and that the Company (directly or indirectly through one of its Domestic Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Domestic Asset Sale to acquire replacement assets useful in its or one of its Domestic Subsidiaries' businesses or, in the case of a Property Loss Event, to effect repairs or to replace destroyed or damaged assets useful in its or one of its Domestic Subsidiaries' businesses.

                  "Reinvestment Prepayment Amount" means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended or required to be expended pursuant to a Contractual Obligation entered into prior to the relevant Reinvestment Prepayment Date to acquire replacement assets useful in the Borrower's business or, in the case of a Property Loss Event, to effect repairs.

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                  "Reinvestment Prepayment Date" means, with respect to any
Reinvestment Event, the earlier of (a) the date occurring 180 days after such Reinvestment Event and (b) the date that is five Business Days after the date on which the Company shall have notified the Administrative Agent of the Company's determination not to acquire replacement assets useful in the relevant Borrower's or a Domestic Subsidiary's business (or, in the case of a Property Loss Event, not to effect repairs) with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the workplace or the environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

                  "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the workplace or the environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Requisite Lenders" means, collectively, Lenders having more than fifty-one percent (51%) of the sum of (a) the aggregate outstanding amount of the Revolving Credit Commitments or, after the Scheduled Termination Date, the aggregate Revolving Credit Outstandings and (b) the aggregate outstanding amount of the Term Loan Commitments and, after the Closing Date, the principal amount of all Term Loans then outstanding. A Non-Funding Lender shall not be included in the calculation of "Requisite Lenders".

                  "Responsible Officer" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

                  "Restricted Payment" means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalents of any Borrower or any of its Subsidiaries now or hereafter outstanding, and (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of any Borrower or any of its Subsidiaries now or hereafter outstanding.

                  "Restructuring" means the reorganization of the business, operations and structure of the Company and its Subsidiaries.

                  "Restructuring Costs" means non-recurring and other one-time costs incurred by the Company in connection with the reorganization of its and its Subsidiaries' business, operations and structure in respect of (i) the implementation of lean manufacturing initiatives, (ii) plant closures and the consolidation, relocation or elimination of operations, (iii) related

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severance costs and other costs incurred in connection with the termination, relocation and training of employees, and (iv) legal, consulting, employee retention and other advisor fees incurred in connection with the Cases and the related Plan.

                  "Revolving Credit Borrowing" means a Domestic Revolving Credit Borrowing or a Foreign Revolving Credit Borrowing.

                  "Revolving Credit Commitment" means, with respect to each Revolving Credit Lender, the commitment of such Lender to make Revolving Credit Loans to the Borrowers in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the caption "Revolving Credit Commitment" as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement.

                  "Revolving Credit Facilities" means the Domestic Revolving Credit Facility and the Foreign Revolving Credit Facility.

                  "Revolving Credit Lender" means each Lender having a Revolving Credit Commitment.

                  "Revolving Credit Note" means a promissory note of the Borrowers payable to the order of any Revolving Credit Lender in a principal amount equal to the amount of such Revolving Credit Lender's Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrowers to such Revolving Credit Lender resulting from the Revolving Loans owing to such Revolving Credit Lender.

                  "Revolving Credit Outstandings" means, at any particular time, the sum of the Domestic Revolving Credit Outstandings plus the Foreign Revolving Credit Outstandings at such time.

                  "Revolving Loans" means the Domestic Revolving Loans and the Foreign Revolving Loans.

                  "S&P" means Standard & Poor's Rating Services.

                  "Scheduled Termination Date" means the earliest to occur of
(a) February 15, 2004, (b) the date of termination of the Commitments pursuant to Section 2.5 (Reduction and Termination of the Commitments), (c) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies),
(d) the effective date of a Plan entered by the Bankruptcy Court, and (e) thirty
(30) days prior to the final maturity of any principal obligations under the Pre-Petition Facility.

                  "Second Tier Foreign Subsidiary Borrower" has the meaning specified in Section 8.1(j) (Indebtedness).

                  "Secured Obligations" means (a) in the case of the Borrowers, the Obligations and, (b) in the case of any other Loan Party, the obligations of such Loan Party under the Loan Documents to which it is a party.

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                  "Secured Parties" means the Lenders, the Issuers, the
Administrative Agent, each of their respective successors and assigns and any other holder of the Obligations or any other obligations under the Loan Documents, including the beneficiaries of each indemnification obligation undertaken by the Loan Parties and the Administrative Agent.

                  "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

                  "Selling Lender" has the meaning specified in Section 13.7 (Sharing of Payments, Etc.).

                  "Special Purpose Vehicle" means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.

                  "Specified Foreign Sublimit Amount" means the lesser of (a) the unused amount of the available Foreign Sublimit and (b) the amount by which $35,000,000 exceeds Foreign Availability minus outstandings under the Foreign Revolving Credit Facility plus either (x) to the extent there are no Foreign Revolving Credit Outstandings or Domestic Revolving Credit Outstandings under the Foreign Sublimit at such time, cash at Mercolec or (y) to the extent there are Foreign Revolving Credit Outstandings or Domestic Revolving Credit Outstandings under the Foreign Sublimit at such time, $1,000,000.

                  "Stage I Test Period" means the period commencing on April 1, 2002, and ending on the fiscal month then last ended (in each case, taken as one accounting period).

                  "Stage II Test Period" means any period of twelve (12) calendar months ending on the calendar month then last ended (in each case, taken as one accounting period).

                  "Standby Letter of Credit" means any Letter of Credit that is not a Documentary Letter of Credit.

                  "Standard Securitization Undertaking" means representations, warranties, covenants, performance guaranties and indemnities entered into by the Company or any of its Subsidiaries in connection with the European A/R Facility which are reasonably customary in an accounts receivables transaction for a similarly situated company; it being understood and agreed that Standard Securitization Undertakings shall include without limitation (i) the representations, warranties, covenants, performance guaranties and indemnities of the Company and its Subsidiaries under the European A/R Facility existing on the date hereof and (ii) the representations, warranties, covenants, performance guaranties and indemnities of the Company and its Subsidiaries contemplated by the draft term sheet, dated as of March 26, 2002 between EHE and Citibank, N.A., as operating agent, describing certain amendments to and refinancing arrangements in connection with, the European A/R Facility.

                  "Standstill Agreement" means the Subordination and Standstill Agreement, in the form attached hereto as Exhibit K (Form of Standstill Agreement), executed by the Pre-Petition Agent, the Pre-Petition Lenders holding 100% of the obligations under the Pre-Petition Facility, the Administrative Agent and the Company.

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                  "Standstill Termination Event" has the meaning ascribed to such term in the Standstill Agreement.

                  "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

                  "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person.

                  "Super-Majority Lenders" means, collectively, Lenders having more than seventy-five percent (75%) of the sum of (a) the aggregate outstanding amount of the Revolving Credit Commitments or, after the Scheduled Termination Date, the aggregate Revolving Credit Outstandings and (b) the aggregate outstanding amount of the Term Loan Commitments and, after the Closing Date, the principal amount of all Term Loans then outstanding. A Non-Funding Lender shall not be included in the calculation of "Super-Majority Lenders".

                  "Swing Loan" has the meaning specified in Section 2.3 (Swing Loans).

                  "Swing Loan Lender" means CUSA or any other Revolving Credit Lender that becomes the Administrative Agent or agrees, with the approval of the Administrative Agent and the Borrower, to act as Swing Loan Lender hereunder, in each case in its capacity as Swing Loan Lender hereunder.

                  "Swing Loan Request" has the meaning specified in Section 2.3(b) (Swing Loans).

                  "Syndication Completion Date" means the earlier to occur of
(a) the 90/th/ day following the Closing Date and (b) the date upon which the Arranger determines in its sole discretion that the primary syndication of the Loans and Revolving Credit Commitments has been completed.

                  "Tax Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

                  "Tax Return" has the meaning specified in Section 4.7(a) (Taxes).

                  "Taxes" has the meaning specified in Section 2.16(a) (Taxes).

                  "Term Loan" has the meaning specified in clause (c) of Section
2.1 (The Commitments).

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                  "Term Loan Borrowing" means Term Loans made on the same day by the Term Loan Lenders ratably according to their respective Term Loan
Commitments.

                  "Term Loan Commitment" means, with respect to each Term Loan Lender, the commitment of such Lender to make Term Loans to the Borrowers in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the caption "Term Loan Commitment" as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement.

                  "Term Loan Facility" means the Term Loan Commitments and the provisions herein related to the Term Loans.

                  "Term Loan Lender" means each Lender having a Term Loan Commitment.

                  "Term Loan Note" means a promissory note of the Borrowers payable to the order of any Term Loan Lender in a principal amount equal to the amount of such Lender's Term Loan Commitment evidencing the Indebtedness of the Borrowers to such Lender resulting from the Term Loan owing to such Lender.

                  "Term Loan Outstandings" means, at any particular time, the principal amount of the Term Loans outstanding at such time.

                  "Title IV Plan" means a pension plan, other than a Multiemployer Plan, covered by Title IV of ERISA and to which the Borrower any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

                  "Total Availability" means, at any time, an amount equal to the sum of Domestic Availability plus Foreign Availability.

                  "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, in each case now existing or hereafter adopted or acquired and together with all goodwill associated therewith, all registrations and recordings thereof, all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or political subdivision thereof or otherwise and, in each case, all common-law rights related thereto and (b) the right to obtain all renewals thereof.

                  "Trademark License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Unfunded Pension Liability" means, with respect to the Borrower or any of its Subsidiaries at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such

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Title IV Plan using the actuarial assumptions in effect under such Title IV
Plan, (b) the aggregate amount of withdrawal liability that could be assessed under Section 4063 with respect to each Title IV Plan subject to such section, separately calculated for each such Title IV Plan as of its most recent valuation date and (c) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

                  "Unused Commitment Fee" has the meaning specified in clause
(a) of Section 2.12 (Fees).

                  "US Liquidity" means Domestic Availability minus outstandings under the Domestic Revolving Credit Facility minus any unused Foreign Sublimit amounts included in the calculation of Euro Liquidity.

                  "U.S. Trustee" means the United States Trustee for the District of Delaware.

                  "Vehicles" means all vehicles covered by a certificate of title law of any state.

                  "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

                  "Wholly-Owned Subsidiary" means, in respect of any Person, any other Person, all of the Stock of which (other than director's qualifying shares, as may be required by law) is owned by such Person directly and/or through other Wholly-Owned Subsidiaries of such Person; provided, however that each of the Foreign Subsidiaries of the Company set forth on Schedule V shall be deemed to be a "Wholly-Owned Subsidiary" to the extent that the Company owns beneficially at least the percentage of such Foreign Subsidiary set forth opposite such Foreign Subsidiary's name on Schedule V.

                  "Withdrawal Liability" means, with respect to the Borrower or any of its Subsidiaries at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to
Section 4243 of ERISA.

                  Section 1.2 Computation of Time Periods

                  In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  Section 1.3 Accounting Terms and Principles

                  (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

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                  (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 (Financial Statements) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of the Borrower's Accountants and results in a change in any of the calculations required by Article V (Financial Covenants) or Article VIII (Negative Covenants) had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article V (Financial Covenants) or Article VIII (Negative Covenants) shall be given effect until such provisions are amended to reflect such changes in GAAP.

                  Section 1.4 Certain Terms

                  (a) The terms "herein," "hereof" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in, this Agreement.

                  (b) Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words "above" and "below", when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.

                  (c) Each agreement defined in this Article I (Definitions, Interpretations and Accounting Terms) shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

                  (d) References in this Agreement to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative.

                  (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

                  (f) The terms "Lender," "Issuer" and "Administrative Agent" include, without limitation, their respective successors.

                  (g) Upon the appointment of any successor Administrative Agent pursuant to Section 12.6 (Successor Administrative Agent), references to CUSA in
Section 12.3 (The Administrative Agent Individually) and to Citibank in the definitions of Base Rate, Eurodollar Rate and Reference Bank shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

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                                   ARTICLE II

                                 The Facilities

                  Section 2.1 The Commitments

                  (a) Revolving Credit Commitments for Domestic Revolving Loans. On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally agrees to make Domestic Revolving Loans in Dollars to the Borrowers from time to time on any Business Day during the period from the date hereof until the Scheduled Termination Date in an aggregate principal amount not to exceed at any time outstanding for all such loans by such Revolving Credit Lender such Revolving Credit Lender's Revolving Credit Commitment; provided, however, that at no time shall any Revolving Credit Lender be obligated to make a Domestic Revolving Loan (i) in excess of such Revolving Credit Lender's Ratable Portion of the Domestic Available Credit, (ii) to the extent that the sum of the aggregate Domestic Revolving Credit Outstandings plus the aggregate Term Loan Outstandings, after giving effect to such Revolving Loan, would exceed the Domestic Maximum Credit in effect at such time and (iii) if such Domestic Revolving Loan will be used by the Company to make a Foreign Intercompany Loan pursuant to clause (i) of Section 8.1 (Indebtedness) (A) during the Interim Period, to the extent the aggregate of all such Domestic Revolving Loans would exceed $40,000,000 and (B) commencing on the first day after the Interim Period and thereafter, to the extent that (1) there is Foreign Available Credit under the Foreign Revolving Credit Facility at such time or (2) the aggregate proceeds of Domestic Revolving Loans advanced as Foreign Intercompany Loans pursuant to clause (i) of Section 8.1 (Indebtedness), after giving effect to such Domestic Revolving Loan, would exceed the Foreign Sublimit. Within the limits of the Revolving Credit Commitment of each Revolving Credit Lender, amounts of Domestic Revolving Loans repaid may be reborrowed under this Section 2.1 (The Commitments).

                  (b) Revolving Credit Commitments for Foreign Revolving Loans. On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally agrees to make Foreign Revolving Loans in Dollars to the Borrowers from time to time on any Business Day during the period from the date hereof until the Scheduled Termination Date in an aggregate principal amount not to exceed at any time outstanding for all such loans by such Revolving Credit Lender such Revolving Credit Lender's Revolving Credit Commitment; provided, however, that at no time shall any Revolving Credit Lender be obligated to make a Foreign Revolving Loan (i) in excess of such Revolving Credit Lender's Ratable Portion of the Foreign Available Credit, (ii) if such Foreign Revolving Loan is requested during the Interim Period and (iii) to the extent that the aggregate Foreign Revolving Credit Outstandings, after giving effect to such Foreign Revolving Loan, would exceed the Foreign Maximum Credit in effect at such time. Within the limits of the Revolving Credit Commitment of each Revolving Credit Lender, amounts of Foreign Revolving Loans repaid may be reborrowed under this Section 2.1 (The Commitments).

                  (c) Term Loan Commitments. On the terms and subject to the conditions contained in this Agreement, each Term Loan Lender severally agrees to make a loan (each a "Term Loan") to the Borrowers on the Closing Date (and, to the extent the Commitment Increase has become effective pursuant to subclause
(ii) of clause (d) of this Section 2.1 (The Commitments), and any part of the Commitment Increase consists of Term Loan Commitments, on the Increase Date), in an aggregate principal amount not to exceed such Lender's Term Loan Commitment; provided, however, that no Term Loan Lender shall be obligated to make a Term

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Loan (i) in excess of such Term Loan Lender's Ratable Portion of the Domestic
Available Credit and (ii) to the extent that the sum of the aggregate Revolving Credit Outstandings plus the aggregate Term Loan Outstandings after giving effect to such Term Loan, would exceed the Domestic Maximum Credit in effect at such time. Amounts of Term Loans prepaid may not be reborrowed.

                  (d) Commitment Increase.

                         (i) Promptly following the Commitment Date, the Administrative Agent shall notify the Company as to the amount, if any, by which one or more Eligible Assignees are willing to participate in any portion of the Commitment Increase; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount equal to $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

                         (ii) The Commitment Increase shall become effective upon a date (the "Increase Date") on or after the satisfaction of conditions precedent to be agreed by the Administrative Agent and the receipt by the Administrative Agent of each of the following:

                               (A) certified copies of resolutions of the Board
                  of Directors of the Borrowers approving the Commitment
                  Increase;

                               (B) an assumption agreement (an "Assumption
                  Agreement") from each Eligible Assignee that accepts an offer to participate in such Commitment Increase in accordance with clause (i) above (each, an "Additional Lender"), in form and substance satisfactory to the Company and the Administrative Agent, duly executed by such Additional Lender, the Administrative Agent and the Company; and

                               (C) any costs, expenses, fees and other amounts
                  then due hereunder and under the Fee Letters.

                         (iii) As of the Increase Date, (A) each Additional Lender shall be deemed to become a Lender party to this Agreement and
         (B) the Administrative Agent shall notify the Lenders (including each Additional Lender) and the Company, on or before 1:00 P.M. (New York City time), by telecopier or telex, of the occurrence of the Commitment Increase to be effected on the Increase Date and shall record in the Register the relevant information with respect to each Additional Lender on such date.

                  Section 2.2 Borrowing Procedures

                  (a) Each Revolving Credit Borrowing shall be made on notice given by the Company to the Administrative Agent not later than 11:00 A.M. (New York City time) (i) (A) on the Closing Date, and (B) thereafter, one Business Day, in the case of a Borrowing of Base Rate Loans and (ii) three Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Revolving Credit Borrowing. Each such notice shall be in substantially the form of Exhibit C (a "Notice of Borrowing"), specifying (A) the date of such proposed Revolving Credit Borrowing, (B) the aggregate amount of such proposed Revolving Credit Borrowing, (C) whether any portion of the proposed Revolving Credit Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (D) the initial Interest Period or Periods for any such

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Eurodollar Rate Loans, (E) the Domestic Available Credit, or Foreign Available
Credit as it relates to the relevant Foreign Borrowing Base Subsidiary, as applicable (after giving effect to the proposed Revolving Credit Borrowing) and
(F) the unused Foreign Sublimit, if applicable (after giving effect to the proposed Revolving Credit Borrowing). The Revolving Loans shall be made as Base Rate Loans unless, subject to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Notwithstanding anything to the contrary contained in Section 2.3(a) (Swing Loans), if any Notice of Borrowing requests a Borrowing of Base Rate Loans, the Administrative Agent may make a Swing Loan available to the Borrower in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan. Subject to Section 2.3(b) (Swing Loans), each Revolving Credit Borrowing shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (b) All Term Loan Borrowings shall be made upon receipt of a Notice of Borrowing given by the Company to the Administrative Agent not later than 11:00 A.M. (New York City time) (i) on the Closing Date (or the Increase Date, if applicable), in the case of a Borrowing of Base Rate Loans and (ii) three Business Days prior to the Closing Date (or the Increase Date, if applicable), in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Term Loan Borrowing. The Notice of Borrowing shall specify
(A) the date of the proposed Term Loan Borrowing, (B) the aggregate amount of such proposed Term Loan Borrowing, (C) whether any portion of the proposed Term Loan Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (D) the initial Interest Period or Periods for any such Eurodollar Rate Loans, and (E) the Domestic Available Credit. The Term Loans shall be made as Base Rate Loans unless, subject to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans.

                  (c) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to clause (a) of Section 2.14 (Special Provisions Governing Eurodollar Rate Loans). Each Lender shall, before 11:00 A.M. (New York City time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 13.8 (Notices, Etc.), in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. Upon the fulfillment (or due waiver in accordance with Section 13.1 (Amendments, Waivers, Etc.)) (i) on the Closing Date, of the applicable conditions set forth in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) and (ii) at any time (including the Closing Date), of the applicable conditions set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), and after the Administrative Agent's receipt of such funds, the Administrative Agent will make such funds available to the Borrowers.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 (Borrowing Procedures), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent,

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such Lender and the Borrowers severally agree to repay to the Administrative
Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent, at
(i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrowers shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrowers.

                  (e) The failure of any Lender to make the Loan or any payment required by it on the date specified (a "Non-Funding Lender"), including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

                  Section 2.3 Swing Loans

                  (a) On the terms and subject to the conditions contained in this Agreement, the Swing Loan Lender may, in its sole discretion, make loans (each a "Swing Loan") otherwise available to the Borrowers under the Revolving Credit Facility from time to time on any Business Day during the period from the date hereof until the Scheduled Termination Date in an aggregate principal amount at any time outstanding not to exceed the lesser of $25,000,000 and the Swing Loan Lender's Ratable Portion of the Domestic Available Credit or Foreign Available Credit, as the case may be, at such time. Each Swing Loan shall be a Base Rate Loan and must be repaid in full within seven days after its making or, if sooner, upon any Borrowing hereunder and shall in any event mature no later than the Scheduled Termination Date. Within the limits set forth in the first sentence of this clause (a), amounts of Swing Loans repaid may be reborrowed under this clause (a).

                  (b) In order to request a Swing Loan, the Company shall telecopy (or forward by electronic mail or similar means) to the Administrative Agent a duly completed request in substantially the form of Exhibit D (Form of Swing Loan Request), setting forth the requested amount (which shall be in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof) and date of the Swing Loan (a "Swing Loan Request"), to be received by the Administrative Agent not later than 1:00 p.m. (New York time) on the day of the proposed borrowing. The Administrative Agent shall promptly notify the Swing Loan Lender of the details of the requested Swing Loan. Subject to the terms of this Agreement, the Swing Loan Lender may make a Swing Loan available to the Administrative Agent and, in turn, the Administrative Agent shall make such amounts available to the Borrower on the date of the relevant Swing Loan Request. The Swing Loan Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Revolving Credit Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section

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3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the making of any Swing Loan.

                  (c) The Swing Loan Lender shall notify the Administrative Agent in writing (which writing may be a telecopy or electronic mail) weekly, by no later than 10:00 a.m. (New York time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

                  (d) The Swing Loan Lender may demand at any time that each Revolving Credit Lender pay to the Administrative Agent, for the account of the Swing Loan Lender, in the manner provided in clause (e) below, such Revolving Credit Lender's Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

                  (e) The Administrative Agent shall forward each notice referred to in clause (c) above and each demand referred to in clause (d) above to each Revolving Credit Lender on the day such notice or such demand is received by the Administrative Agent (except that any such notice or demand received by the Administrative Agent after 2:00 p.m. (New York time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Revolving Credit Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount of each Revolving Credit Lender's Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), each Revolving Credit Lender shall, before 11:00 a.m. (New York time) on the Business Day next succeeding the date of such Revolving Credit Lender's receipt of such notice or demand, make available to the Administrative Agent, in immediately available funds, for the account of the Swing Loan Lender, the amount specified in such statement. Upon such payment by a Revolving Credit Lender, such Revolving Credit Lender shall, except as provided in clause (f) below, be deemed to have made a Revolving Loan to the Borrowers. The Administrative Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender. To the extent that any Revolving Credit Lender fails to make such payment available to the Administrative Agent for the account of the Swing Loan Lender, the Borrowers shall repay such Swing Loan on demand.

                  (f) From and after the date on which any Revolving Credit Lender is deemed to have made a Revolving Loan pursuant to clause (e) above with respect to any Swing Loan, the Swing Loan Lender shall promptly distribute to such Revolving Credit Lender such Revolving Credit Lender's Ratable Portion of all payments of principal of and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a Revolving Credit Lender pursuant to clause (e) above.

                  Section 2.4 Letters of Credit

                  (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue at the request of the Company and for the account of the Borrowers or, if approved by the Bankruptcy Court, for the benefit of any Foreign LC Subsidiary, one or more Letters of Credit from time to time on any Business Day during the period commencing on the

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Closing Date and ending on or prior to the Scheduled Termination Date; provided, however, that no Issuer shall be under any obligation to Issue any Letter of Credit if:

                     (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuer as of the date of this Agreement and that such Issuer in good faith deems material to it;

                     (ii) such Issuer shall have received written notice from the Administrative Agent, any Revolving Credit Lender or any Borrower, on or prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) and
         Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) is not then satisfied or duly waived;

                     (iii) after giving effect to the Issuance of such Letter of Credit, the aggregate Domestic Revolving Credit Outstandings would exceed the Domestic Maximum Credit at such time, if applicable;

                     (iv) after giving effect to the Issuance of such Letter of Credit, the aggregate Foreign Revolving Credit Outstandings would exceed the Foreign Maximum Credit at such time, if applicable;

                     (v) after giving effect to the Issuance of such Letter of Credit, the sum of (i) the Letter of Credit Undrawn Amounts at such time and (ii) the Reimbursement Obligations at such time exceeds $40,000,000;

                     (vi) any fees due in connection with a requested Issuance have not been paid;

                     (vii) such Letter of Credit is requested to be Issued in a form that is not acceptable to such Issuer consistent with the Issuer's standard practices;

                     (viii) such Letter of Credit is requested to be Issued under the Foreign Sublimit and there is Foreign Available Credit under the Foreign Revolving Credit Facility at such time; or

                     (ix) unless otherwise approved by the Administrative Agent and such Issuer, such Letter of Credit is to be Issued to renew, replace, backstop or succeed a letter of credit issued or deemed issued under the Pre-Petition Facility or otherwise Issued prior to the Petition Date.

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None of the Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit.

                 (b) In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of issuance thereof or (ii) occur after the Scheduled Termination Date.

                 (c) In connection with the Issuance of each Letter of Credit, the Company shall give the relevant Issuer and the Administrative Agent at least three Business Days' prior written notice, in substantially the form of Exhibit E (Form of Letter of Credit Request) (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance of such Letter of Credit (a "Letter of Credit Request"). Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the stated amount of the Letter of Credit requested, the date of Issuance of such requested Letter of Credit (which date shall be a Business Day), the date on which such Letter of Credit is to expire (which date shall be a Business Day) and the Person for whose benefit the requested Letter of Credit is to be Issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 a.m. (New York time) on the third Business Day prior to the requested Issuance of such Letter of Credit.

                 (d) Subject to the satisfaction of the conditions set forth in this Section 2.4 (Letters of Credit), the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Borrowers in accordance with such Issuer's usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Revolving Credit Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied and ending when such conditions are satisfied. The relevant Issuer shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the Issuance of any Letter of Credit.

                 (e) If requested by the relevant Issuer, prior to the issuance of each Letter of Credit by such Issuer, and as a condition of such Issuance and of the participation of each Revolving Credit Lender in the applicable Letter of Credit Obligations arising with respect thereto, the Company shall have delivered to such Issuer a letter of credit reimbursement agreement, in such form as the Issuer may employ in its ordinary course of business for its own account (a "Letter of Credit Reimbursement Agreement"), signed by the Company, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

                 (f) Each Issuer shall:

                         (i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy or electronic mail, of the Issuance or renewal of a Letter of Credit issued by it, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by the Borrowers of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy or similar transmission to each Lender);

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                       (ii)  upon the request of any Revolving Credit Lender,
         furnish to such Revolving Credit Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Revolving Credit Lender; and

                       (iii) no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) and the Borrowers separate schedules for Documentary and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of each month.

               (g) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender's Ratable Portion, in such Letter of Credit and the obligations of the Borrowers with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

               (h) The Borrowers jointly and severally agree to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account no later than the date that is the next succeeding Business Day after the Borrowers receive written notice from such Issuer that payment has been made under such Letter of Credit (the "Reimbursement Date"), irrespective of any claim, set-off, defense or other right that the Borrowers may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrowers shall not have repaid such amount to such Issuer pursuant to this clause (h) or such payment is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed (i) from the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable during such period to Base Rate Loans and (ii) from the Reimbursement Date until the date of repayment in full, at the rate of interest applicable during such period to past due Loans bearing interest at a rate based on the Base Rate during such period, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Revolving Credit Lender's Ratable Portion of such payment in Dollars and in immediately available funds. If the Administrative Agent so notifies such Revolving Credit Lender prior to 11:00 a.m. (New York time) on any Business Day, such Revolving Credit Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Revolving Credit Lender, such Revolving Credit Lender shall, notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan to the Borrowers in the principal amount of such payment. Whenever any Issuer receives from the Borrowers a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Revolving

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Credit Lender pursuant to this clause (h), such Issuer shall pay to the
Administrative Agent and the Administrative Agent shall promptly pay to each Revolving Credit Lender, in immediately available funds, an amount equal to such Revolving Credit Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Revolving Credit Lenders have paid in respect of such Reimbursement Obligation.

         (i) The Borrowers' obligation to pay each Reimbursement Obligation and the obligations of the Revolving Credit Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

                    (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                    (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                    (iii) the existence of any claim, set off, defense or other right that any Borrower, any other party guaranteeing, or otherwise obligated with, such Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                    (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                    (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4 (Letters of Credit), constitute a legal or equitable discharge of the Borrowers' obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to any Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and

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whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

         (j) If and to the extent such Revolving Credit Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (h) above available to the Administrative Agent for the account of such Issuer, such Revolving Credit Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate and, thereafter until such amount is repaid to the Administrative Agent for the account of such Issuer, at the rate per annum applicable to Base Rate Loans under the Facilities. The failure of any Revolving Credit Lender to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any such payment shall not relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any payment on the date such payment is to be made, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make available to the Administrative Agent for the account of the Issuer such other Revolving Credit Lender's Ratable Portion of any such payment.

            Section 2.5 Reduction and Termination of the Commitments

         (a) The Borrowers may, upon at least five (5) Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Commitments of the Lenders; provided, however, that each partial reduction shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

         (b) To the extent that any prepayment of Swing Loans or Domestic Revolving Loans is made pursuant to Section 2.9(a) (Mandatory Prepayments) as a result of a Domestic Asset Sale of assets which comprise part of the Domestic Borrowing Base, the then current Revolving Credit Commitments shall be reduced on each date on which such prepayment of Swing Loans or Domestic Revolving Loans is made, or would be required to be made had the outstanding Swing Loans and Domestic Revolving Loans equaled the applicable Revolving Credit Commitments then in effect, in each case in the amount of such prepayment (or deemed prepayment) and the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by its Ratable Portion of such amount.

         (c) To the extent that any prepayment of Foreign Revolving Loans is made pursuant to Section 2.9(c) (Mandatory Prepayments), the then current Revolving Credit Commitments shall be reduced on each date on which such prepayment of Foreign Revolving Loans is made, or would be required to be made had the outstanding Foreign Revolving Loans equaled the applicable Revolving Credit Commitments then in effect, in each case in the amount of such prepayment (or deemed prepayment) and the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by its Ratable Portion of such amount.

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                  Section 2.6 Repayment of Loans

                  The Borrowers jointly and severally promise to repay the entire unpaid principal amount of the Loans and the Swing Loans and all accrued but unpaid interest thereon on the Scheduled Termination Date or such earlier date on which the Loans shall be due and payable pursuant to this Agreement.

                  Section 2.7 Evidence of Debt

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent shall maintain accounts in accordance with its usual practice in which it shall record (i) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by the Borrowers to each Lender hereunder with respect to each Loan and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender's share thereof, if applicable.

                  (c) The entries made in the accounts maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

                  (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrowers execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrowers hereunder, the Borrowers shall promptly execute and deliver a Note or Notes to such Lender evidencing any Term Loans and Revolving Loans, as the case may be, of such Lender, substantially in the forms of Exhibit B-1 (Form of Revolving Credit Note) or Exhibit B-2 (Form of Term Note).

                  Section 2.8 Optional Prepayments

                  (a) Revolving Loans. Notwithstanding the provisions contained in Section 2.9(n) (Mandatory Prepayments), the Borrowers may, upon at least five Business Days' prior notice to the Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Revolving Loans and Swing Loans in whole or in part; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrowers other than on the last day of an Interest Period for such Loan, the Borrowers shall also pay any amounts owing pursuant to Section 2.14(e) (Breakage Costs); and, provided, further, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of Revolving Loans and Swing Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

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                  (b) Term Loans. The Borrowers may, upon at least five Business
Days' prior notice to the Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Term Loans in whole or in part; together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrowers other than on the last day of an Interest Period for such Loan, the Borrowers shall also pay any amounts owing pursuant to Section 2.14(e) (Breakage Costs), and, provided, further, that each partial prepayment shall be in an aggregate amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of Term Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

                  (c) The Borrower shall have no right to prepay the principal amount of any Revolving Loan or any Term Loan other than as provided in this
Section 2.8 (Optional Prepayments).

                  Section 2.9 Mandatory Prepayments

                  (a) Upon receipt by any Borrower or any of the Domestic Guarantors of any Net Cash Proceeds arising from any Property Loss Event or Domestic Asset Sale, the Borrowers shall immediately prepay the Domestic Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to the Available Prepayment Amount; provided, however, that in the case of any Net Cash Proceeds arising from a Reinvestment Event, the Borrowers shall prepay the Domestic Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Event, if any, on the Reinvestment Prepayment Date with respect to such Reinvestment Event and, pending application of such proceeds as specified in the Reinvestment Notice, shall pay the same to the Administrative Agent to be held in a Cash Collateral Account. Any such mandatory prepayment shall be applied in accordance with clause (b) below.

                  (b) Subject to the provisions of Section 2.13(g) (Payments and Computations), any prepayments made by the Borrowers pursuant to clause (a) above required to be applied in accordance with this clause (b)shall be applied as follows: first, to repay the outstanding principal balance of the Swing Loans until such Swing Loans shall have been repaid in full; second, to repay the Term Loans and the Domestic Revolving Loans ratably in accordance with the then outstanding amounts thereof; and third, to provide cash collateral for any Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein. All repayments of Domestic Loans required to be made pursuant to this clause (b) shall result in a permanent reduction of the Commitments to the extent provided in Section 2.5(b) (Reduction and Termination of the Commitments).

                  (c) Upon receipt by any Foreign Borrowing Base Subsidiary or any Included Subsidiary of any Net Cash Proceeds arising from any Foreign Borrowing Base Asset Sale, the Company shall cause such Foreign Borrowing Base Subsidiary to prepay Foreign Intercompany Loans made to such Foreign Borrowing Base Subsidiary by the Company pursuant to clauses (h) and (i) of Section 8.1 (Indebtedness), and the Borrowers shall immediately prepay the Domestic Revolving Loans and the Foreign Revolving Loans in each case, in an amount equal to the Available Prepayment Amount. Any such mandatory prepayment shall be applied in accordance with clause (d) below.

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                  (d) Subject to the provisions of Section 2.13(g) (Payments and
Computations), any prepayments made by the Borrowers pursuant to clause (c) above required to be applied in accordance with this clause (d) shall be applied as follows: first, to repay the outstanding principal balance of the Domestic Revolving Loans under the Foreign Sublimit until such Domestic Revolving Loans shall have been repaid in full, second to repay the outstanding principal balance of the Foreign Revolving Loans until such Foreign Revolving Loans shall have been paid in full, and third, to provide cash collateral for any Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein. All repayments of Revolving Loans required to be made pursuant to this clause (d) shall result in a permanent reduction of the Revolving Credit Commitments to the extent provided in Section 2.5(c) (Reduction and Termination of the Commitments).

                  (e) If at any time, the sum of the aggregate principal amount of Domestic Revolving Credit Outstandings plus the aggregate principal amount of Term Loan Outstandings exceeds the Domestic Maximum Credit at such time, the Borrowers shall forthwith prepay the Swing Loans first and then the Domestic Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Swing Loans and Domestic Revolving Loans, the Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) in an amount equal to 105% of such excess.

                  (f) If at any time, the aggregate principal amount of Foreign Revolving Credit Outstandings exceeds the Foreign Maximum Credit at such time, the Borrowers shall forthwith prepay the Foreign Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Foreign Revolving Loans, the Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) in an amount equal to 105% of such excess.

                  (g) Upon receipt by any Foreign Subsidiary of any Net Cash Proceeds arising from any Other Foreign Asset Sale or Foreign Non-Borrowing Base Asset Sale, the Company shall cause such Foreign Subsidiary to pay an amount equal to the Available Prepayment Amount to the Administrative Agent to be held in the Escrow Account. Any such mandatory prepayment shall be applied in accordance with clause (h) below.

                  (h) Subject to the provisions of Section 2.13(g) (Payments and Computations), any Net Cash Proceeds held by the Administrative Agent required to be applied in accordance with this clause (h) shall be applied as follows: first, to prepay Foreign Intercompany Loans made to such Foreign Subsidiary by the Company under the Foreign Sublimit pursuant to clauses (i) and (j) of
Section 8.1 (Indebtedness), second, to prepay Foreign Intercompany Loans made to such Foreign Subsidiary by the Company under the Foreign Revolving Credit Facility pursuant to clauses (h) and (j) of Section 8.1 (Indebtedness), and, then, to be held by the Administrative Agent until such time as the Obligations are paid in full and all Letters of Credit have been fully cash collateralized at which time the Administrative Agent shall apply any such remaining Net Cash Proceeds in accordance with the terms of the Intercreditor Agreement.

                  (i) Upon receipt by any Foreign Subsidiary domiciled in Europe of any Net Cash Proceeds arising from any Indebtedness incurred by it pursuant to clause (o) of Section 8.1 (Indebtedness), the Borrowers shall cause Mercolec to prepay Foreign Intercompany Loans made

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to it by any Intercompany Lender pursuant to clause (j) of Section 8.1
(Indebtedness), and the Borrowers shall immediately prepay the Domestic Revolving Loans and the Foreign Revolving Loans in each case, in an amount equal to 100% of such Net Cash Proceeds. Any such mandatory prepayment shall be applied in accordance with clause (j) below.

                  (j) Subject to the provisions of Section 2.13(g) (Payments and Computations), any prepayments made by the Borrowers pursuant to clause (i) above or clause (l) below required to be applied in accordance with this clause
(j) shall be applied as follows: first, to repay the outstanding principal balance of the Domestic Revolving Loans under the Foreign Sublimit until such Domestic Revolving Loans shall have been repaid in full, second to repay the outstanding principal balance of the Foreign Revolving Loans until such Foreign Revolving Loans shall have been paid in full, and third, to provide cash collateral for any Letter of Credit Obligations in the manner set forth in
Section 9.3 (Actions in Respect of Letters of Credit) until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein.

                  (k) (i) During the sixty (60) day period commencing on the Closing Date, on the first Business Day after the end of each calendar week, and
(ii) commencing on the sixty-first (61st) day after the Closing Date and thereafter, on the first Business Day after receipt thereof, to the extent that the sum of (1) the aggregate cash and Cash Equivalents held by Mercolec plus (2) the Mercolec Cash Proceeds received by it during such preceding period exceeds $1,000,000 on such date, the Borrowers shall cause Mercolec to apply such excess to prepay the outstanding balance of (x) all intercompany loans made to Mercolec pursuant to clause (r) of Section 8.1 (Indebtedness) during the Interim Period, and (y) after the Interim Period, all Foreign Intercompany Loans made to Mercolec by any Intercompany Lender pursuant to clause (j) of Section 8.1 (Indebtedness), in either case, in an amount equal to 100% of such excess.

                  (l) On the last Business Day of each calendar month, the Borrowers shall cause each Foreign Borrowing Base Subsidiary to apply all proceeds received by it pursuant to clause (k) above to the repayment of all Foreign Intercompany Loans made to it by the Company pursuant to clause (h) and clause (i) of Section 8.1 (Indebtedness), and the Borrowers shall immediately prepay the Domestic Revolving Loans and the Foreign Revolving Loans, in each case, in an amount equal to 100% of such proceeds. Any such mandatory prepayment shall be applied in accordance with clause (j) above.

                  (m) Upon receipt by any Foreign Subsidiary of the Company of any Net Cash Proceeds arising from any Asset Sale pursuant to clause (h) or (i) of Section 8.4 (Sale of Assets), the Borrowers shall cause such Foreign Subsidiary to prepay Foreign Intercompany Loans made to such Foreign Subsidiary pursuant to clause (j) of Section 8.1 (Indebtedness).

                  (n) Except during the continuance of an Event of Default (in which case Section 2.13(g) (Payments and Computations) shall apply), all available funds in the Concentration Account (other than an amount equal to any Proceeds arising from a Reinvestment Event that are held in the Concentration Account pending application of such proceeds as specified in a Reinvestment Notice) shall be applied on a daily basis as follows: first, to repay the outstanding principal amount of the Swing Loans until such Swing Loans have been repaid in full; second to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been repaid in full; and then to any other Obligation then due and payable. The Administrative Agent agrees so to apply such funds and the Borrowers consent to such application. If, following such application, there are no Loans outstanding and no other Obligations that are then due and payable (and, during the continuance of an Event of Default,

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cash collateral has been provided in the amount of 105% of all outstanding
Letter of Credit Obligations), then the Administrative Agent shall cause any remaining funds in the Cash Collateral Account to be paid at the written direction of the Company.

                  Section 2.10 Interest

                  (a) Rate of Interest. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:

                         (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time plus (B) the Applicable Margin; and

                         (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period plus (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period.

                  (b) Interest Payments. (i) Interest accrued on each Base Rate Loan (other than Swing Loans) shall be payable in arrears (A) on the first Business Day of each calendar month, commencing on the first such day following the making of such Base Rate Loan and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on Swing Loans shall be payable in arrears on the first Business Day of the immediately succeeding calendar month, (iii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three months, on each day during such Interest Period occurring every three months from the first day of such Interest Period,
(B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan and (iv) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

                  (c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere herein, effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations shall bear interest at a rate that is two percent per annum in excess of the rate of interest applicable to such Loans or such other Obligations from time to time.

                  Section 2.11 Conversion/Continuation Option

                  (a) The Company may elect (i) at any time on any Business Day, to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurodollar Rate Loans and (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in the amount of at least $ 5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation shall be allocated among the

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Loans of each Lender in accordance with such Lender's Ratable Portion. Each such election shall be in substantially the form of Exhibit F (Form of Notice of Conversion or Continuation) (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of conversion (which date shall be the last day of the applicable Interest Period if a conversion from Eurodollar Rate Loans).

          (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, (i) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans with an Interest Period in excess of one, two or four weeks shall be permitted at any time prior to the Syndication Completion Date and (ii) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period shall be permitted at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a Eurodollar Rate Loan would violate any provision of Section 2.14 (Special Provisions Governing Eurodollar Rate Loans). If, within the time period required under the terms of this Section 2.11 (Conversion/Continuation Option), the Administrative Agent does not receive a Notice of Conversion or Continuation from the Company containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

          (c) The Administrative Agent will use commercially reasonable efforts to minimize costs under Section 2.14(e) (Breakage Costs) incurred in connection with the syndication of the Facilities prior to the Syndication Completion Date.

          Section 2.12 Fees

          (a) Unused Commitment Fee. The Borrowers jointly and severally agree to pay to each Lender a commitment fee on the actual daily amount by which the Revolving Credit Commitment of such Lender exceeds such Lender's Ratable Portion of the sum of (i) the Revolving Credit Outstandings and (ii) the outstanding amount of the Letter of Credit Obligations (the "Unused Commitment Fee") from the date hereof through the Scheduled Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (x) on the first Business Day of each calendar month, commencing on the first such Business Day following the Closing Date and (y) on the Scheduled Termination Date.

          (b) Letter of Credit Fees. The Borrowers jointly and severally agree to pay the following amounts with respect to Letters of Credit issued by any
Issuer:

                 (i) to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to .50% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit payable in arrears (A) on the first Business Day of each calendar month, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Scheduled Termination Date;

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                 (ii) to the Administrative Agent for the ratable benefit of the
      Revolving Credit Lenders, with respect to each Letter of Credit, a fee accruing at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans on the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears
      (A) on the first Business Day of each calendar month, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Scheduled Termination Date; provided, however, that during the continuance of an Event of Default, such fee shall be increased by two percent per annum and shall be payable on demand; and

                 (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

          (c) Additional Fees. The Company has agreed to pay to the Administrative Agent and the Arrangers additional fees, the amount and dates of payment of which are embodied in the Fee Letters.

          Section 2.13 Payments and Computations

          (a) The Borrowers shall make each payment hereunder (including fees and expenses) not later than 11:00 a.m. (New York time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in Section 13.8 (Notices, Etc.) in immediately available funds without set-off or counterclaim. The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in clause (f) and (g) of this Section 2.13 (Payments and Computations), as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Section 2.15 (Capital Adequacy), Section 2.16 (Taxes), Section 2.14(c) (Special Provisions Governing Eurodollar Rate Loans) or Section 2.14(d) (Special Provisions Governing Eurodollar Rate Loans) shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Loans shall be paid only to the Swing Loan Lender. Payments received by the Administrative Agent after 11:00 a.m. (New York time) shall be deemed to be received on the next Business Day.

          (b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, except with respect to Base Rate Loans, the rate of interest on which shall be calculated on the basis of a year of 365 days or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) If and to the extent any payment owed to the Administrative Agent or any Lender is not made within three Business Days after the date it was due, each Loan Party hereby authorizes the Administrative Agent and such Lender, subject to any notice period provided in the Orders, to setoff and charge any amount so due against any deposit account maintained by such

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Loan Party with the Administrative Agent or such Lender or against other amounts due from the Administrative Agent or such Lender, in each case whether or not the deposit therein is then due.

          (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Loans shall be applied as follows: first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

          (e) Unless the Administrative Agent shall have received notice from the Borrowers to the Lenders prior to the date on which any payment is due hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrowers shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter at the rate applicable to Base Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

          (f) Subject to the provisions of Section 2.13(g) (Payments and Computations) and, except as otherwise provided in Section 2.9 (Mandatory Prepayments)), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrowers shall be applied as follows: first, to pay principal of, and interest on, any portion of the Loans the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers; second, to pay all other Obligations then due and payable; and third, as the Company so designates. Payments in respect of Swing Loans received by the Administrative Agent shall be distributed to the Swing Loan Lender; payments in respect of Term Loans received by the Administrative Agent shall be distributed to each Term Lender in accordance with such Term Loan Lender's Ratable Portion; payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Revolving Credit Lender in accordance with such Revolving Credit Lender's Ratable Portion; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto and, if to the Lenders, in proportion to their respective Ratable Portions.

          (g) The Borrowers hereby irrevocably waive the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agree that, notwithstanding the provisions of Section 2.9(n) (Mandatory Prepayments) and Section 2.13(f) (Payments and Computations), the Administrative Agent may, and, upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section
9.2 (Remedies),

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shall, apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account (including all proceeds arising from a Reinvestment Event that are held in the Cash Collateral Account pending application of such proceeds as specified in a Reinvestment Notice) and all other proceeds of Collateral in the following order:

                 (i) first, to pay interest on and then principal of any portion of the Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

                 (ii) second, to pay interest on and then principal of any Swing Loan;

                 (iii) third, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Administrative Agent;

                 (iv) fourth, to pay Obligations in respect of any expense reimbursements, including fees and expenses in respect of cash management services, or indemnities then due to the Lenders and the Issuers;

                 (v) fifth, to pay Obligations in respect of any fees then due to the Administrative Agent, the Lenders and the Issuers;

                 (vi) sixth, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

                 (vii) seventh, to pay or prepay principal amounts on the Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in
      Section 9.3 (Actions in Respect of Letters of Credit), ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts, and Obligations owing with respect to Hedging Contracts; and

                 (viii) eighth, to the ratable payment of all other Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses first through eighth, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Lender's or Issuer's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in clauses first through eighth above may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Company, any Secured Party that is not a Lender or an Issuer or by any other Person that is not a Lender or Issuer. The order of priority set forth in clauses first through fifth may be changed only with the prior written consent of the Administrative Agent in addition to that of the Requisite Lenders. The order of priority set forth in clause second above may be changed only with the prior written consents of the Swing Loan Lender in addition to that of the Requisite Lenders and the Administrative Agent.

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          (h) At the option of the Administrative Agent, principal on the Swing
Loans, Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Loans and Protective Advances may be paid from the proceeds of Swing Loans or Revolving Loans. The Borrowers hereby authorize the Swing Loan Lender to make Swing Loans pursuant to Section 2.3(a) (Swing Loans) and the Revolving Credit Lenders to make Revolving Loans pursuant to clause (a) of Section 2.2 (Borrowing Procedures) from time to time in the Swing Loan Lender's or such Revolving Credit Lender's discretion, that are in the amounts of any and all principal payable with respect to the Swing Loans and interest, fees, expenses and other sums payable in respect of the Loans, and further authorizes the Administrative Agent to give the Lenders notice of any Borrowing with respect to such Swing Loans and Revolving Loans and to distribute the proceeds of such Swing Loans and Revolving Loans to pay such amounts. The Borrowers agree that all such Swing Loans and Revolving Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), which conditions the Lenders irrevocably waive) and direct that all proceeds thereof shall be used to pay such amounts.

          Section 2.14 Special Provisions Governing Eurodollar Rate Loans

          (a) Determination of Interest Rate

          The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Administrative Agent's determination shall be presumed to be correct absent manifest error and shall be binding on the Borrowers.

          (b) Interest Rate Unascertainable, Inadequate or Unfair

          In the event that (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Revolving Credit Lenders, whereupon each Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrowers that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

          (c) Increased Costs

          If at any time any Lender shall determine that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost,

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submitted to the Borrowers and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. If any Lender becomes entitled to claim any additional amounts pursuant to this Section
2.14(c) (Increased Costs), such certificate shall certify that that it is generally charging such other costs to other similarly situated borrowers. Notwithstanding the foregoing, to the extent such certificate is given by such Lender more than one hundred eighty (180) days after it has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the incurrence of such increased costs, such Lender shall not be entitled to compensation for such increased costs incurred or accruing more than one hundred eighty (180) days prior to the delivery of such certificate to the Borrowers.

     (d)  Illegality

     Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Revolving Credit Lender to the Borrowers through the Administrative Agent, (i) the obligation of such Revolving Credit Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrowers shall immediately convert each such Loan into a Base Rate Loan. If, at any time after a Lender gives notice under this Section 2.14(d) (Special Provisions Governing Eurodollar Rate Loans), such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrowers and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrowers' right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

     (e)  Breakage Costs

     In addition to all amounts required to be paid by the Borrowers pursuant to
Section 2.10 (Interest), the Borrowers shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrowers but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may sustain (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by the Company or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.11 (Conversion/Continuation Option), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.9 (Mandatory Prepayments)) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in clause (d) above or (iv) as a consequence of any failure by the Borrowers to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrowers concurrently with such demand a written statement as to such losses,

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expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to such Lender, absent manifest error.

     Section 2.15  Capital Adequacy

     If at any time any Lender determines that (a) the adoption of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy,
(b) compliance with any such law, treaty, rule, regulation or order or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.15 (Capital Adequacy), such certificate shall certify that that it is generally charging such other costs to other similarly situated borrowers. Notwithstanding the foregoing, to the extent such certificate is given by such Lender more than one hundred eighty (180) days after it has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the incurrence of such additional amounts, such Lender shall not be entitled to compensation for such additional amounts incurred or accruing more than one hundred eighty (180) days prior to the delivery of such certificate to the Borrowers.

     Section 2.16  Taxes

     Any and all payments by any Loan Party under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent (A) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, taxes measured by its net income and franchise taxes imposed on it as a result of a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"); provided that the Borrowers shall not be required to increase any such amounts payable to any Non-U.S. Lender that are attributable to such Non-U.S. Lender's failure to comply with the requirements of clause (f) below unless such Non-U.S. Lender's non-compliance is due to a change in governing statute, treaty or regulation occurring subsequent to the date on which such

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forms and certificates were required to be provided pursuant to clause (f)
below. If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent (w) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16 (Taxes) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (x) the relevant Loan Party shall make such deductions, (y) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (z) the relevant Loan Party shall deliver to the Administrative Agent evidence of such payment.

          (b) In addition, each Loan Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

          (c) Each Loan Party shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16 (Taxes) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 13.8 (Notices, Etc.) the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder, the agreements and obligations of the Loan Parties contained in this Section 2.16 (Special Provisions Governing Eurodollar Rate Loans) shall survive the payment in full of the Obligations.

          (f) Prior to the Closing Date in the case of each Non-U.S. Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Non-U.S. Lender and from time to time thereafter if requested by the Company or the Administrative Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrowers with two completed originals of each of the following: (i) Form W-8ECI (claiming exemption from withholding because the income is effectively connected with a U.S. trade or business) or any successor form, (ii) Form W-8BEN (claiming exemption from, or a reduction of, withholding tax under an income tax treaty) or any successor form, (iii) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from withholding under the portfolio interest exemption) or any successor form or (iv) any other applicable form, certificate or document prescribed by the IRS certifying as to such

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Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

          (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.16 (Taxes) shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

          (h) If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.16 (Taxes), to the extent the written demand delivered under clause (c) above is given by such Lender more than one hundred eighty (180) days after it has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the incurrence of such increased costs, such Lender shall not be entitled to compensation for such additional amounts incurred or accruing more than one hundred eighty (180) days prior to the delivery of such written demand to the Borrowers.

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          Section 2.17  Cash Collateral Accounts.

          The Administrative Agent has established a Deposit Account at Citibank designated as "Citicorp USA, Inc. - Exide Concentration Account" (the "Concentration Account"). The Administrative Agent may establish one or more other Deposit Accounts and one or more Securities Accounts with such depositaries and Securities Intermediaries as it in its sole discretion shall determine. Each such account shall be in the name of the Administrative Agent (but may also have words referring to the Borrowers and the account's purpose). Each Borrower agrees that each such account shall be under the sole dominion and control of the Administrative Agent. The Administrative Agent shall be the Entitlement Holder with respect to each such Securities Account and the only Person authorized to give entitlement orders with respect thereto. Without limiting the foregoing, funds on deposit in any Cash Collateral Account may be invested in Cash Equivalents at the direction of the Administrative Agent and, except during the continuance of an Event of Default, the Administrative Agent agrees with the Company to issue Entitlement Orders for such investments in Cash Equivalents as requested by the Company; provided, however, that the Administrative Agent shall not have any responsibility for, or bear any risk of loss of, any such investment or income thereon. Neither the Borrowers nor any other Loan Party or Person claiming on behalf of or through the Borrowers or any other Loan Party shall have any right to demand payment of any of the funds held in any Cash Collateral Account at any time prior to the termination of all outstanding Letters of Credit and the payment in full of all then outstanding and payable monetary Obligations. The Administrative Agent shall apply all funds on deposit in a Cash Collateral Account as provided this Agreement and except during the continuance of an Event of Default agrees to cause any funds remaining on deposit therein after all Obligations then due and payable have been satisfied and all Letter of Credit Obligations have been cash collateralized at 105% to be paid at the written direction of the Company.

          Section 2.18  Substitution of Lenders.

          In the event that (a) (i) any Lender makes a claim under Section 2.14(c) (Increased Costs) or Section 2.15 (Capital Adequacy), or (ii) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrowers pursuant to Section 2.14(d) (Illegality), or
(iii) the Borrowers are required to make any payment pursuant to Section 2.16 (Taxes) that is attributable to any Lender, (b) in the case of clause (a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (c) Lenders holding at least 75% of the Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "Affected Lender"), the Borrowers may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within 90 days following the occurrence of any of the events described in clauses (a)(i), (ii) or (iii)) by the Borrowers to the Administrative Agent and the Affected Lender that the Borrowers intend to make such substitution, which substitute financial institution must be an Eligible Assignee and, if not a Lender, reasonably acceptable to the Administrative Agent; provided, however, that if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrowers within thirty (30) days of each other then the Borrowers may substitute all, but not (except to the extent the Borrowers has already substituted one of such Affected Lenders before the Borrowers' receipt of the other Affected Lenders' claim) less than all, Lenders making such claims. In the event that the proposed

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substitute financial institution or other entity is reasonably acceptable to the
Administrative Agent and the written notice was properly issued under this
Section 2.18 (Substitution of Lenders), the Affected Lender shall sell and the substitute financial institution or other entity shall purchase, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution or other entity shall assume and the Affected Lender shall be relieved of its Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrowers to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution or other entity shall become a "Lender" hereunder for all purposes of this Agreement having a Commitment (if applicable) in the amount of such Affected Lender's Commitment assumed by it and such Commitment (if applicable) of the Affected Lender shall be terminated, provided that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

                                  ARTICLE III

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

          Section 3.1  Conditions Precedent to Initial Loans and Letters of
Credit

          The obligation of each Lender to make the Loans requested to be made by it on the Closing Date and the obligation of each Issuer to issue Letters of Credit on the Closing Date is subject to the satisfaction of all of the following conditions precedent:

          (a) Bankruptcy Court Orders.

                (i) The Bankruptcy Court shall have entered the Interim Order, certified by the Clerk of the Bankruptcy Court as having been duly entered, and the Interim Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent and the Requisite Lenders.

                (ii) All First Day Orders shall be in form and substance satisfactory to the Administrative Agent.

          (b) Certain Documents. The Administrative Agent shall have received on the Closing Date each of the following, each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and each Lender and each of their respective counsel and in sufficient copies for each Lender:

                (i) this Agreement, duly executed and delivered by each of the Loan Parties party th ereto and, for the account of each Lender requesting the same, a Note or Notes of the Borrowers conforming to the requirements set forth herein;

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                (ii)   the Standstill Agreement, duly executed and delivered by
     the Pre-Petition Agent, the Pre-Petition Lenders holding 100% of the obligations under the Pre-Petition Facility, the Administrative Agent and the Company;

                (iii) the Intercreditor Agreement, duly executed and delivered by the Administrative Agent, the Pre-Petition Agent, the Company, GNB and certain Foreign Subsidiaries of the Company;

                (iv) copies of UCC search reports as of a recent date listing all effective financing statements that name the Company as debtor, together with copies of such financing statements;

                (v) (A) delivery by the Pre-Petition Agent of share certificates held by it pursuant to the Pre-Petition Facility representing such of the certificated Pledged Stock being pledged pursuant to this Agreement and stock powers for such share certificates executed in blank, as the Administrative Agent may require;

                       (B) delivery by the Pre-Petition Agent of instruments held by it pursuant to the Pre-Petition Facility representing such of the Pledged Notes pledged pursuant to this Agreement as shall be requested by the Administrative Agent, in each case duly endorsed in favor of the Administrative Agent or in blank;

                       (C) delivery by the Company of share certificates not in the possession of the Pre-Petition Agent representing such of the remaining Pledged Stock being pledged pursuant to this Agreement and stock powers for such share certificates executed in blank, as the Administrative Agent may require; and

                       (D) delivery by the Company of instruments not in the possession of the Pre-Petition Agent representing such of the remaining Pledged Notes pledged pursuant to this Agreement as shall be requested by the Administrative Agent, in each case duly endorsed in favor of the Administrative Agent or in blank;

                (vi) evidence satisfactory to the Administrative Agent that all Liens encumbering the assets of any Non-Filing Subsidiary (which are not permitted under the terms of this Agreement) have been or will be discharged and released on the Closing Date;

                (vii) a favorable opinion of Kirkland & Ellis, counsel to the Company and its Domestic Subsidiaries, in substantially the form of Exhibit G-1 (Form of Opinion of Counsel for the Company and its Domestic Subsidiaries), addressed to the Administrative Agent and the Lenders and addressing such other matters as any Lender through the Administrative Agent may reasonably request;

                (viii) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of the Company and each of the Domestic Guarantors, certified as of a recent date by the Secretary of State of the state of incorporation of such Person, in each case, together with certificates of such official attesting to the good standing of each such Person;

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                (ix)   a certificate of the Secretary or an Assistant Secretary
       of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to subclause (viii) above;

                (x) a certificate of a Responsible Officer of the Company to the effect that the condition set forth in Section 3.2(b) (Conditions Precedent to Each Loan and Letter of Credit) has been satisfied;

                (xi) evidence satisfactory to the Administrative Agent that the insurance policies required by Section 7.5 (Maintenance of Insurance) are in full force and effect, together with endorsements naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee under all insurance policies to be maintained with respect to the properties of each Loan Party;

                (xii) such title insurance policies, current as built surveys, zoning letters and certificates of occupancy, delivered by the Company in connection with the Third Amendment dated as of December 28, 2001, to the Pre-Petition Facility, in each case satisfactory to the Administrative Agent, in its sole discretion;

                (xiii) evidence satisfactory to the Administrative Agent of the receipt of the consents, authorizations and approvals, and the making of the filings, listed on Schedule 4.2 (Consents); and

                (xiv) evidence of satisfactory adequate protection provisions and treatment (if any) with respect to the obligations of the Company and its Domestic Subsidiaries (other than GNB) under the Pre-Petition Facility that have been agreed to by the Pre-Petition Lenders, the Pre-Petition Agents and the Administrative Agent pursuant to the Interim Order, which adequate protection provisions shall include:

                       (A) subject to the satisfaction of the Liquidity Test, the payment of Adequate Protection Payments on the third (3rd) Business Day after each Measurement Date;

                       (B) a super priority Claim as contemplated by Section 507(b) of the Bankruptcy Code immediately junior to the Claims under
           Section 364(c)(1) of the Bankruptcy Code held by the Lenders, subject to the Carve-Out;

                       (C) a Lien on all of the assets of the Borrowers (including, without limitation, the Accounts in the United States) that are encumbered in favor of the Administrative Agent, which adequate protection Lien shall have a

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           priority immediately junior to the priming and other Liens to be granted in favor of the Administrative Agent hereunder, subject to the Carve-Out;

                        (D) the payment on a current basis of the reasonable fees and expenses (including, but not limited to, the reasonable fees and disbursements of counsel and internal and third-party consultants, including financial consultants and auditors) incurred by the Pre-Petition Agent (including any unpaid pre-petition fees and expenses) and the continuation of the payment to the Pre-Petition Agent on a current basis of the administration fees that are provided for thereunder; and

                        (E) an agreed upon cash budget for the twelve-month period commencing on April 15, 2002.

                (xv) reasonably satisfactory evidence that the amounts outstanding under the Domestic Receivables Facility have been paid in full, the commitments thereunder have been terminated and all related guarantees and security interests have been terminated;

                (xvi) reasonably satisfactory evidence that Citibank, N.A., London branch, shall have received commitments under the European A/R Facility of no less than the Dollar Equivalent of $165,000,000, on terms and conditions satisfactory to the Administrative Agent, on or prior to the Closing Date;

                (xvii) a consent, in form and substance satisfactory to the Administrative Agent, of the Pre-Petition Lenders and the Pre-Petition Agents to the super-priority status of the Liens granted pursuant to this Agreement, duly executed and delivered by the Pre-Petition Agents, or satisfactory evidence of non-objection to the Interim Order by the Pre-Petition Agents and a preponderance of the Pre-Petition Lenders.

                (xviii) the Administrative Agent shall have received satisfactory appraisal reports on the Inventory and the fixed assets to be included in the calculation of Total Availability on the Closing Date.

                (xix) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request.

        (c) Financial Statements. The Lenders shall have received and be satisfied with (i) audited Consolidated and consolidating balance sheets and related statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal period ending March 31, 2001, which audited financial statements shall be without qualification as to the scope of the audit and (ii) unaudited quarterly and monthly balance sheets and related statements of income, changes in stockholders' equity and cash flows through the Fiscal Quarter ending December 31, 2001, and each fiscal month thereafter of (A) the Company and as Subsidiaries, which shall be on a Consolidated and consolidating basis, (B) the Company and its Domestic Subsidiaries, which shall be on a Consolidated basis, and (C) the Foreign Subsidiaries of the Company, which shall be on a Consolidated basis, which unaudited financial statements shall be calculated in accordance with, or reconciled to, GAAP.

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     (d) Business Plan. The Administrative Agent shall have received, in form and substance satisfactory to it, (a) the annual business plan of the Company for the twelve month period occurring after the Closing Date approved by the Board of Directors of the Company, which shall include (i) forecasts prepared by management of the Company for each fiscal month occurring during such twelve month period and for each Fiscal Quarter through the Fiscal Year in which the Scheduled Termination Date is scheduled to occur, and (ii) historical comparative financial information for the twelve months preceding the Closing Date, and (b) a report, summary and analysis of such annual business plan prepared by Alvarez and Marsal on or before March 26, 2002.

     (e) Benefit Plans. The Administrative Agent shall be satisfied that the Company and its Subsidiaries will be able to meet their obligations under all employee and retiree welfare plans of the Company and its Subsidiaries, that such employee benefit plans are, in all material respects, funded in accordance with the minimum statutory requirements, that no material "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and that no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could result in a material liability. The Administrative Agent shall have reviewed and be satisfied with all employee benefit plans of the Company and its Subsidiaries.

     (f) Fee and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, the Lenders, the Collateral Monitoring Agent and the Arrangers, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before the Closing Date (including all such fees described in the Fee Letters).

     (g) Field Examination. The Administrative Agent shall be satisfied with the results of a field examination of the Borrowers and their respective Subsidiaries conducted by Citicorp's internal auditors within fourteen (14) days prior to the Closing Date.

     (h) Environmental Assessments. For each piece of Eligible Domestic Real Property and Eligible Foreign Real Property expected to be included in the Domestic Borrowing Base and the Foreign Borrowing Base, respectively, the Administrative Agent shall have received a Phase I environmental site assessment report or an equivalent report prepared by Environmental Resource Management or by another consultant acceptable to the Administrative Agent and in a form and scope satisfactory to the Administrative Agent, in each case, in its reasonable discretion.

     (i) No Litigation. There shall exist no action, suit, investigation, litigation or proceeding (other than the Cases) pending or threatened in any court or before any arbitrator or governmental instrumentality that (i) could reasonably be expected to result in a Material Adverse Change or (ii) restrains, prevents or imposes or can reasonably be expected to impose materially adverse conditions upon the Facilities or the transactions contemplated thereby.

     (j) Total Availability. After giving effect to all the extensions of credit under the Facilities on the Closing Date the aggregate Total Availability under the Facilities (without regard to any interim reduction in commitment amounts) less all the outstanding Loans and Letters of Credit shall be in excess of $60,000,000.

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       Section 3.2 Conditions Precedent to Each Loan and Letter of Credit

       The obligation of each Lender on any date (including the Closing Date) to make any Loan and of each Issuer on any date (including the Closing Date) to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

       (a) Request for Borrowing or Issuance of Letter of Credit. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing (or, in the case of Swing Loans, a duly executed Swing Loan Request) and, with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

       (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or Issuance, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds therefrom:

            (i) the representations and warranties set forth in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, and except for the representations and warranties in Section 4.16 (Environmental Matters), which shall be deemed to include on Schedule 4.16 (Environmental Matters) any notices provided pursuant to Section 6.11 (Environmental Matters); and

            (ii) no Default or Event of Default shall have occurred and be continuing.

       (c) Borrowing Base. The Company shall have delivered, as the case may be:

            (i)  the Borrowing Base Certificate required to be delivered by
    Section 6.12(a) (Borrowing Base Determination) in respect of the Domestic Borrowing Base. After giving effect to (A) the Domestic Loans or Letters of Credit requested to be made or Issued on any such date and the use of proceeds thereof, the Domestic Revolving Credit Outstandings and Term Loan Outstandings shall not exceed the Domestic Maximum Credit at such time, and
    (B) all Loans or Letters of Credit requested to be made or Issued on any such date and the use of proceeds thereof, the Revolving Credit Outstandings and Term Loan Outstandings shall not exceed the Interim Facilities or Permanent Facilities, as applicable; and/or

            (ii) the Borrowing Base Certificate required to be delivered by
    Section 6.12(a) (Borrowing Base Determination) in respect of the Foreign Borrowing Base for the relevant Foreign Borrowing Base Subsidiary and Included Subsidiary, if applicable. After giving effect to (A) the Foreign Revolving Loans or Letters of Credit requested to be made or Issued on any such date and the use of proceeds thereof, the Foreign Revolving Credit Outstandings shall not exceed the Foreign Maximum Credit at such time, and
    (B) all Loans or Letters of Credit requested to be made or Issued on any such date and the use of proceeds thereof, the Revolving Credit Outstandings and Term

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      Loan Outstandings shall not exceed the Interim Facilities or Permanent
      Facilities, as applicable.

          (d) No Legal Impediments. The making of the Loans or the Issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or Issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.

          (e) Final Order. From and after the 45th day after the Closing Date, the Bankruptcy Court shall have entered the Final Order, certified by the Clerk of the Bankruptcy Court as having been duly entered, and the Final Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent and the Requisite Lenders.

          (f) Additional Matters. The Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

Each submission by the Company to the Administrative Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by the Borrowers of the proceeds of each Loan requested therein, and each submission by the Company to an Issuer of a Letter of Credit Request, and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by each Borrower as to the matters specified in clause (b) above on the date of the making of such Loan or the Issuance of such Letter of Credit.

          Section 3.3 Determinations of Initial Borrowing Conditions

          For purposes of determining compliance with the conditions specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing or Issuance hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's Ratable Portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, each Loan Party represents and warrants each of the following to the Lenders, the Issuers and the Administrative Agent, on and as of the Closing Date and after giving effect to the making of the Loans and the other financial accommodations on the Closing Date and on and as of each date as required by Section 3.2(b)(i) (Conditions Precedent to Each Loan and Letter of Credit):

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          Section 4.1 Corporate Existence; Compliance with Law

          Each Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not, in the aggregate, have a Material Adverse Effect and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not, in the aggregate, have a Material Adverse Effect.

          Section 4.2 Corporate Power; Authorization; Enforceable Obligations

          (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby, including the obtaining of the Loans and the creation and perfection of the Liens on the Collateral as security therefor:

                (i) are, subject to the entry of the Orders, within such Loan Party's corporate, limited liability company, partnership or other powers;

                (ii)  have been or, at the time of delivery thereof pursuant to
     Article III (Conditions to Loans And Letters of Credit) will have been duly authorized by all necessary corporate, partnership or limited liability company action;

                (iii) subject to the entry of the Orders, do not and will not
     (A) contravene such Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of such Loan Party or any of its Subsidiaries or (D) result in the creation or imposition of any Lien upon any property of such Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to this Agreement and the Orders; and

                (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 4.2 (Consents) and that have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), and each of which on the Closing Date will be in full force and effect.

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          (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto. Subject to the entry of the Orders, this Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

          Section 4.3 Ownership of Borrowers; Subsidiaries

          (a) As of the Closing Date, the authorized capital stock of the Company consists of 100,000,000 shares of common stock, $.01 par value per share, of which 27,383,084 shares are issued and outstanding. All of the outstanding capital stock of the Company has been validly issued, is fully paid and non-assessable.

          (b) Set forth on Schedule 4.3 (Ownership of Subsidiaries) is a complete and accurate list showing, as of the Closing Date, all Subsidiaries of the Company and, as to each such Subsidiary, the jurisdiction of its organization, with respect to the Domestic Subsidiaries of the Company only, the number of shares of each class of Stock authorized (if applicable) and the number outstanding on the Closing Date, and with respect to all such Subsidiaries, the percentage of the outstanding shares of each such class owned (directly or indirectly) by the owner thereof. No stock of any Domestic Subsidiary of the Company is subject to any outstanding option, warrant, right of conversion or purchase of any similar right. All of the outstanding Stock of each Subsidiary of the Company owned (directly or indirectly) by the Company has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Company or a Subsidiary of the Company, free and clear of all Liens (other than (x) the Lien in favor of the Pre-Petition Agent under the Pre-Petition Facility, (y) the Liens permitted pursuant to Section 8.2(i) (Liens, Etc.) and (z) the Lien in favor of the Secured Parties created pursuant to this Agreement), and with respect to the Domestic Subsidiaries of the Company only, options, warrants, rights of conversion or purchase or any similar rights. Except as set forth on Schedule 4.3 and as permitted in Section 8.10 (Limitations on Restrictions on Subsidiary Distributions; No New Negative Pledge), neither the Company nor any such Domestic Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Domestic Subsidiary, other than the Loan Documents. The Company does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section 8.3 (Investments).

          Section 4.4 Financial Statements

          (a) (i) (A) The Consolidated balance sheet of (1) the Company and its Subsidiaries, (2) the Company and its non-European Subsidiaries, and (3) the European Subsidiaries of the Company, and (B) the consolidating balance sheet of the Company and its Subsidiaries, in each case as at March 31, 2001, and the related Consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal year then ended, in the case of such Consolidated balance sheets and statements of the Company and its Subsidiaries only, certified by the Company's Accountants, and (ii) (A) the Consolidated balance sheets of (1) the Company and its Subsidiaries, (2) the Company and its non-European Subsidiaries, and (3) the European Subsidiaries of the Company, and
(B) the consolidating balance sheet of the Company and its Subsidiaries, in each case as at December 31, 2001, and the related Consolidated and consolidating statements of income, retained earnings and cash flows for each fiscal month ended thereafter, copies of which have been furnished to each Lender, fairly present, subject, in the case

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of said balance sheets as at December 31, 2001, and said statements of income, retained earnings and cash flows for the fiscal months ended thereafter, to the absence of footnote disclosure and normal recurring year-end adjustments, the Consolidated and/or consolidating, as applicable, financial condition of the Company and its Subsidiaries as at such dates and the Consolidated and consolidating, as applicable, results of the operations of the Company and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

          (b) The business plan delivered pursuant to clause (d) of Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) has been prepared by the Company in light of the past operations of its business, and reflect projections for the twelve month period year period beginning on the Closing Date, on a month by month basis for such twelve month period and on a quarterly basis thereafter. Such business plan is based upon estimates and assumptions stated therein, all of which the Company believes to be reasonable and fair in light of current conditions and current facts known to the Company and, as of the Closing Date, reflect the Company's good faith and reasonable projections of the future financial performance of the Company and its Subsidiaries and of the other information projected therein for the periods set forth therein.

          Section 4.5 Material Adverse Change

          Other than the filing of the Cases (and the events leading up thereto), since March 31, 2001, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect.

          Section 4.6 Litigation

          Other than the filing of the Cases and except as set forth on Schedule
4.6 (Litigation), there are no pending or, to the knowledge of any Borrower, threatened actions, investigations or proceedings affecting any Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that, in the aggregate, are not reasonably likely to be determined adversely to any Loan Party and, if so determined, would not have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any Loan Document is not restrained or enjoined (either temporarily, preliminarily or permanently).

          Section 4.7 Taxes

          (a) All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the Borrowers or any of their respective Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all material taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of such Borrower or such Tax Affiliate in conformity with GAAP. Except as set forth on Schedule 4.7 (Taxes), no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by the Borrowers and each of their respective Tax Affiliates from their respective employees for all periods in material

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compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

         (b) None of the Borrowers or any of their respective Tax Affiliates has
(i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges, (ii) incurred any obligation under any tax sharing agreement or arrangement other than those of which the Administrative Agent has received a copy prior to the date hereof or (iii) been a member of an affiliated, combined or unitary group other than the group of which such Borrower (or its Tax Affiliate) is the common parent.

         Section 4.8 Full Disclosure

         (a) The information prepared or furnished by or on behalf of the Borrowers in connection with this Agreement or the consummation of the transactions contemplated hereunder taken as a whole, including the information contained in the Disclosure Documents, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading. All facts known to the Borrowers and material to an understanding of the financial condition, business, properties or prospects of the Borrowers and their respective Subsidiaries taken as one enterprise have been disclosed to the Lenders.

         (b) The Disclosure Documents comply as to form in all material respects with all applicable requirements of all applicable state and Federal laws.

         Section 4.9 Margin Regulations

         No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Borrowing will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

         Section 4.10 No Burdensome Restrictions; No Defaults

         (a) No Borrower nor any of its Subsidiaries is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect in the aggregate or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 8.2 (Liens, Etc.)) on the property or assets of any thereof.

         (b) Other than defaults occurring as a result of the filing of the Cases, neither the Borrowers nor any of their respective Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of each Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than, in either case, those defaults that, in the aggregate, would not have a Material Adverse Effect.

         (c) No Default or Event of Default has occurred and is continuing.

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         Section 4.11 Investment Company Act; Public Utility Holding Company Act

         Neither the Borrowers nor any of their respective Subsidiaries is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "holding company," or an "affiliate" or a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Company Act of 1935, as amended.

         Section 4.12 Use of Proceeds

         (a) The proceeds of the Domestic Loans and the Letters of Credit are being used by the Borrowers solely as follows: (a) to fund post-petition operating expenses of the Borrowers and their respective Domestic Subsidiaries incurred in the ordinary course of business, (b) to pay Permitted Prepetition Claim Payments, Adequate Protection Payments (to the extent permitted pursuant to the Orders) and certain other costs and expenses of administration of the Cases to be specified in writing to the Administrative Agent (including by notice of application for Orders), (c) for working capital, capital expenditures and other general corporate purposes of the Borrowers and their respective Domestic Subsidiaries not in contravention of any Requirement of Law or the Loan Documents, (d) to make Foreign Intercompany Loans to Foreign Subsidiaries of the Company pursuant to clauses (i) and (j) of Section 8.1 (Indebtedness) for working capital, capital expenditures and other general corporate purposes of such Foreign Subsidiaries, (e) to refinance and restructure in full all Indebtedness outstanding under the Domestic Receivables Facility, and (f) to fund fees and expenses incurred in connection with the Restructuring. The Borrowers shall use the entire amount of the proceeds of each Domestic Borrowing in accordance with this Section 4.12(a) (Use of Proceeds); provided, however, that nothing herein shall in any way prejudice or prevent the Administrative Agent or the Lenders from objecting, for any reason, to any requests, motions or applications made in the Bankruptcy Court, including any applications for interim or final allowances of compensation for services rendered or reimbursement of expenses incurred under clause (a) of Section 105, or Section 330 or 331 of the Bankruptcy Code, by any party in interest; and provided, further, that the Borrowers shall not use the proceeds from any Loans or Letters of Credit for any purpose that is prohibited under the Bankruptcy Code or any orders of the Bankruptcy Court or in connection with the investigation (including discovery proceedings), initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Administrative Agent or the Lenders, including challenging the amount, validity, perfection, priority or enforceability of or asserting any defense, counterclaim or offset to, the Obligations or the security interests and Liens of the Secured Parties in respect thereof.

         (b) The proceeds of the Foreign Revolving Loans are being used by the Borrowers solely to make Foreign Intercompany Loans to the Foreign Subsidiaries of the Company pursuant to clauses (h) and (j) of Section 8.1 (Indebtedness) for working capital, capital expenditures and other general corporate purposes of such Foreign Subsidiaries. The Borrowers shall use the entire amount of the proceeds of each Foreign Revolving Credit Borrowing in accordance with this
Section 4.12(b) (Use of Proceeds).

         (c) Notwithstanding anything to the contrary contained in this Agreement, no Letter of Credit shall be requested to be Issued in contravention of Section 2.4(a)(ix) (Letters of Credit).

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         Section 4.13 Insurance

         All policies of insurance of any kind or nature of the Borrowers or any of their respective Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. None of the Borrowers or any of their respective Subsidiaries has been refused insurance for any material coverage for which it had applied or had any policy of insurance terminated (other than at its request) except to the extent such Person has obtained replacement insurance in compliance with Section
7.5 (Maintenance of Insurance).

         Section 4.14 Labor Matters

         (a) There are no strikes, work stoppages, slowdowns or lockouts pending or, to the best knowledge of the Borrowers, threatened against or involving the Borrowers or any of their respective Subsidiaries, other than those that, in the aggregate, would not have a Material Adverse Effect.

         (b) There are no unfair labor practices, grievances or complaints pending, or, to the Borrowers' knowledge, threatened, against or involving the Borrowers or any of their respective Subsidiaries, nor, to the best knowledge of the Borrowers, are there any arbitrations or grievances threatened involving the Borrowers or any of their respective Subsidiaries, other than those that, in the aggregate, if resolved adversely to any Borrower or such Subsidiary, would not have a Material Adverse Effect.

         (c) Except as set forth on Schedule 4.14 (Labor Matters), as of the Closing Date, there is no collective bargaining agreement covering any employee of the Borrowers or their respective Domestic Subsidiaries.

         (d) Except to the extent included in any Form 10-Q or Form 10-K of the Company, Schedule 4.14 (Labor Matters) sets forth, as of the date hereof, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of the Borrowers and any of their respective Domestic Subsidiaries.

         Section 4.15 ERISA

         (a) Schedule 4.15 (List of Plans) separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of Section 3(3) of ERISA to which any Borrower or any of its Subsidiaries has any obligation or liability, contingent or otherwise.

         (b) Each employee benefit plan of each Borrower or any of its Subsidiaries intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of
Section 501 of the Code, except where such failures, in the aggregate, would not have a Material Adverse Effect.

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             (c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that, in the aggregate, would not have a Material Adverse Effect.

             (d) Other than the filing of the Cases, there has been no, nor is there reasonably expected to occur, any ERISA Event other than those that, in the aggregate, would not have a Material Adverse Effect.

             (e) Except to the extent set forth on Schedule 4.15 (List of Plans), none of the Borrowers, any of the Borrowers' Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

             Section 4.16 Environmental Matters

             (a) Except as disclosed on Schedule 4.16 (Environmental Matters):

                      (i) the operations of the Borrowers and each of their respective Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that would not have a reasonable likelihood of any Borrower and its Subsidiaries incurring unbudgeted Environmental Liabilities and Costs after the date hereof in excess of $5,000,000 individually or in the aggregate;

                      (ii) none of the Borrowers or any of their respective Subsidiaries or any Real Property currently or, to the knowledge of the Borrower, previously owned, operated or leased by or for the Borrowers or any of their respective Subsidiaries is subject to any pending or, to the knowledge of the Borrowers, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that are not reasonably likely to result in the Borrowers and their respective Subsidiaries incurring unbudgeted Environmental Liabilities and Costs in excess of $5,000,000 individually or in the aggregate;

                      (iii) none of the Borrowers or any of their respective Subsidiaries is a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C.(S) 6901 et seq., the regulations thereunder or any state analog;

                      (iv) there are no facts, circumstances or conditions constituting violations of, or liabilities under, Environmental Laws, arising out of or relating to the operations or ownership of any Borrower or of Real Property owned, operated or leased by any Borrower or any of its Subsidiaries that are not specifically included in the financial information furnished to the Lenders other than those that would not have a reasonable likelihood of the Borrowers and their respective Subsidiaries incurring unbudgeted Environmental Liabilities and Costs in excess of $5,000,000 individually or in the aggregate;

                      (v) as of the date hereof, no Environmental Lien has attached to any property of the Borrowers or any of their respective Subsidiaries and, to the knowledge of

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             the Borrowers, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any property included or prepared for inclusion in the Eligible Domestic Real Property and Eligible Foreign Real Property; and

                    (vi) the Borrowers and each of their respective Subsidiaries have made available to the Lenders copies of all third-party material environmental, health or safety audits, studies, assessments, inspections, investigations or other material environmental health and safety reports relating to the operations of the Borrowers or any of their respective Subsidiaries or any Real Property of any of them that are in the possession, custody or control of the Borrowers or any of their respective Subsidiaries.


             (b) This Section 4.16 (Environmental Matters) contains the sole and exclusive representations and warranties regarding environmental matters by the Borrowers and their Subsidiaries.

             Section 4.17 Intellectual Property

             The Borrowers and their respective Subsidiaries own or license or otherwise have the right to use all Intellectual Property that is material to the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of any Borrower or any of its Subsidiaries. To the Borrowers' knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrowers or any of their respective Subsidiaries, which is material to the business of the Company and its Subsidiaries taken as a whole, infringes upon or conflicts with any rights owned by any other Person in any material respect, and no claim or litigation regarding any of the foregoing is pending or threatened.

             Section 4.18 Title; Real Property

             (a) Each Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in, (i) all Real Property constituting Eligible Domestic Real Property and Eligible Foreign Real Property, and (ii) all other material Real Property, and has good title to all material personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Borrowers, and none of such properties and assets is subject to any Lien, except Liens permitted under Section 8.2 (Liens, Etc.). Each Borrower and its Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower's and its Subsidiaries' right, title and interest in and to all such property.

             (b) Set forth on Schedule 4.18 (Real Property) is a complete and accurate list of all Real Property owned by each Borrower and its Domestic Subsidiaries and showing, as of the Closing Date, the current street address (including, where applicable, county, state and other relevant jurisdictions) and the record owner thereof.

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         Section 4.19 Secured, Super Priority Obligations

         (a) On and after the Closing Date, upon entry of the Interim Order or the Final Order, as applicable, the provisions of the Loan Documents and the Orders are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, legal, valid and perfected Liens on and security interests (having the priority provided for herein and in the Orders) in all right, title and interest in the Collateral, enforceable against each Loan Party that owns an interest in such Collateral.

         (b) Pursuant to subclauses (2) and (3) of clause (c) and subclause (1) of clause (d) of Section 364 of the Bankruptcy Code and the Orders, all amounts owing by the Borrowers under this Agreement and the other Loan Documents in respect thereof (including any exposure of a Lender or any of its affiliates in respect of hedging transactions incurred on behalf of any Loan Party) will be secured by a first priority, senior, priming perfected Lien on the Collateral (including the "Collateral" under the Pre-Petition Facility), subject only to
(i) valid, perfected, nonavoidable and enforceable Liens existing as of the Petition Date (other than Liens securing the Pre-Petition Facility), and (ii) the Carve-Out.

         (c) Pursuant to clause (c) of Section 364 of the Bankruptcy Code and the Orders, all obligations of the Borrowers in respect thereof (including any exposure of a Lender in respect of hedging transactions incurred on behalf of any Loan Party) at all times shall constitute allowed super-priority administrative expense claims in each of the Cases having priority over all administrative expenses of the kind specified in clause (b) of Section 503 or clause (b) of Section 507 of the Bankruptcy Code, subject only to the Carve-Out.

         (d) The Orders and the transactions contemplated hereby and thereby, are in full force and effect and have not been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent.

         Section 4.20 Title; No Other Liens

         Each Grantor is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or certificated securities and is the entitlement holder of all such Pledged Collateral constituting Investment Property held in a Securities Account and owns each other item of Collateral in which a Lien is granted by it hereunder and (b) all such Collateral is owned free and clear of any and all Liens, other than (i) the Lien granted to the Administrative Agent pursuant to this Agreement, (ii) the Lien in favor of the Pre-Petition Agent under the Pre-Petition Facility, (iii) with respect to the Pledged Collateral only, Liens in favor of the Pre-Petition Agent permitted pursuant to Section 8.2(i) (Liens, Etc.), and (iv) with respect to all Collateral other than the Pledged Collateral, the Liens permitted pursuant to Section 8.2 (Liens, Etc.).

         Section 4.21 Pledged Collateral

         (a) The Pledged Stock pledged hereunder by each Grantor constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 4.21 (Pledged Collateral).

         (b) All of the shares of Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

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         (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

         (d) All Pledged Stock of such Grantor as of the date hereof are listed on Schedule 4.21 (Pledged Collateral).

         (e) All Pledged Collateral consisting of certificated securities or Instruments has been delivered to the Administrative Agent to the extent requested by the Administrative Agent.

         (f) There is no Pledged Collateral other than that represented by certificated securities or Instruments in the possession of the Administrative Agent or that consisting of Financial Assets held in a Securities Account under the sole dominion and control of the Administrative Agent.

         (g) No Person other than the Administrative Agent has Control over any Investment Property of such Grantor.

         Section 4.22 Material Intellectual Property

         (a) Schedule 4.22 (Material Intellectual Property) lists all Material Intellectual Property of each Grantor on the date hereof, separately identifying that owned by such Grantor and that licensed to such Grantor. The Material Intellectual Property set forth on Schedule 4.22 (Material Intellectual Property) for such Grantor constitutes all of the intellectual property rights necessary to conduct its business.

         (b) On the date hereof, all Material Intellectual Property owned by such Grantor is valid, subsisting, unexpired and enforceable, has not been adjudged invalid and has not been abandoned and the use thereof in the business of such Grantor does not infringe the intellectual property rights of any other Person.

         (c) Except as set forth in Schedule 4.22 (Material Intellectual Property), on the date hereof, none of the Material Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

         (d) No holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of, or such Grantor's rights in, any Material Intellectual Property.

         (e) No action or proceeding seeking to limit, cancel or question the validity of any Material Intellectual Property owned by such Grantor or such Grantor's ownership interest therein is on the date hereof pending or, to the knowledge of such Grantor, threatened. There are no claims, judgments or settlements to be paid by such Grantor relating to the Material Intellectual Property.

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                                   ARTICLE V

                               FINANCIAL COVENANTS

         Each Borrower agrees with the Lenders and the Administrative Agent to each of the following as long as any Obligation (other than contingent indemnification obligations not then due and payable which survive the repayment of the Loans and termination of the Commitments) or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

         Section 5.1 Minimum EBITDAR

         (a) The Company and its Domestic Subsidiaries shall have, for any Stage I Test Period ending on the last day of a calendar month set forth below, cumulative EBITDAR of not less than the following:

-------------------------------------------------------------------
                MONTH                        MINIMUM EBITDAR
-------------------------------------------------------------------

              May 2002                        ($4,500,000)
-------------------------------------------------------------------
             June 2002                        ($2,500,000)
-------------------------------------------------------------------
             July 2002                           $500,000
-------------------------------------------------------------------
             August 2002                       $8,500,000
-------------------------------------------------------------------
           September 2002                     $18,500,000
-------------------------------------------------------------------
            October 2002                      $28,500,000
-------------------------------------------------------------------
            November 2002                     $34,000,000
-------------------------------------------------------------------
            December 2002                     $38,500,000
-------------------------------------------------------------------
            January 2003                      $45,000,000
-------------------------------------------------------------------
            February 2003                     $49,000,000
-------------------------------------------------------------------
             March 2003                       $55,000,000
-------------------------------------------------------------------

         (b) The Company and its Domestic Subsidiaries shall have, for any Stage II Test Period ending on the last day of a calendar month set forth below, cumulative EBITDAR of not less than the following:

-------------------------------------------------------------------
                MONTH                        MINIMUM EBITDAR
-------------------------------------------------------------------
             April 2003                        $61,500,000
-------------------------------------------------------------------
              May 2003                         $69,000,000
-------------------------------------------------------------------
              June 2003                        $76,500,000
-------------------------------------------------------------------
              July 2003                        $82,000,000
-------------------------------------------------------------------
             August 2003                       $84,000,000
-------------------------------------------------------------------
           September 2003                      $84,500,000
-------------------------------------------------------------------
            October 2003                       $83,500,000
-------------------------------------------------------------------
            November 2003                      $86,500,000
-------------------------------------------------------------------
            December 2003                      $91,000,000
-------------------------------------------------------------------
            January 2004                       $93,000,000
-------------------------------------------------------------------
            February 2004                      $98,000,000
-------------------------------------------------------------------

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         (c) The Company and its Subsidiaries shall have, for any Stage I Test
Period ending on the last day of a calendar month set forth below, cumulative EBITDAR of not less than the following:

-------------------------------------------------------------------
                MONTH                        MINIMUM EBITDAR
-------------------------------------------------------------------
              May 2002                         $3,000,000
-------------------------------------------------------------------
              June 2002                        $12,500,000
-------------------------------------------------------------------
              July 2002                        $21,000,000
-------------------------------------------------------------------
             August 2002                       $26,000,000
-------------------------------------------------------------------
           September 2002                      $47,500,000
-------------------------------------------------------------------
            October 2002                       $70,500,000
-------------------------------------------------------------------
            November 2002                      $93,000,000
-------------------------------------------------------------------
            December 2002                     $108,500,000
-------------------------------------------------------------------
            January 2003                      $131,500,000
-------------------------------------------------------------------
            February 2003                     $146,500,000
-------------------------------------------------------------------
             March 2003                       $162,500,000
-------------------------------------------------------------------

         (d) The Company and its Subsidiaries shall have, for any Stage II Test Period ending on the last day of a calendar month set forth below, cumulative EBITDAR of not less than the following:

-------------------------------------------------------------------
                MONTH                        MINIMUM EBITDAR
-------------------------------------------------------------------
             April 2003                       $172,500,000
-------------------------------------------------------------------
              May 2003                        $180,000,000
-------------------------------------------------------------------
              June 2003                       $182,000,000
-------------------------------------------------------------------
              July 2003                       $190,000,000
-------------------------------------------------------------------
             August 2003                      $202,500,000
-------------------------------------------------------------------
           September 2003                     $199,000,000
-------------------------------------------------------------------
            October 2003                      $199,500,000
-------------------------------------------------------------------
            November 2003                     $200,500,000
-------------------------------------------------------------------
            December 2003                     $209,500,000
-------------------------------------------------------------------
            January 2004                      $207,000,000
-------------------------------------------------------------------
            February 2004                     $214,000,000
-------------------------------------------------------------------

         Section 5.2 Capital Expenditures

         (a) The Company and its Domestic Subsidiaries shall not make or incur, or permit to be made or incurred, Capital Expenditures during the twelve-month period ending on the last day of the calendar month set forth below to be, in the aggregate, in excess of the maximum amount set forth below for such period:

------------------------------------------------------------------
                MONTH                        MAXIMUM CAPITAL
                                              EXPENDITURES
------------------------------------------------------------------
              March 2003                       $39,000,000
------------------------------------------------------------------
             August 2003                       $27,000,000
------------------------------------------------------------------
            November 2003                      $25,000,000
------------------------------------------------------------------

         (b) The Company and its Subsidiaries shall not make or incur, or permit to be made or incurred, Capital Expenditures during the twelve-month period ending on the last day of

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

the calendar month set forth below to be, in the aggregate, in excess of the maximum amount set forth below for such period:

------------------------------------------------------------------
                MONTH                        MAXIMUM CAPITAL
                                              EXPENDITURES
------------------------------------------------------------------
              March 2003                       $76,000,000
------------------------------------------------------------------
             August 2003                       $60,000,000
------------------------------------------------------------------
            November 2003                      $56,000,000
------------------------------------------------------------------

provided, however, that to the extent that actual Capital Expenditures for any such period set forth in clause (a) or (b) above shall be less than the maximum amount set forth above for such period (without giving effect to the carryover permitted by this proviso), 50% of the difference between said stated maximum amount and such actual Capital Expenditures shall, in addition, be available for Capital Expenditures in the next succeeding period.

         Section 5.3 Maximum Cash Restructuring Costs

The Company and its Subsidiaries shall not make or incur, or permit to be made or incurred, cash Restructuring Costs during the twelve-month period ending on the last day of the month set forth below to be, in the aggregate, in excess of the maximum amount set forth below for such period:

------------------------------------------------------------------
                MONTH                         MAXIMUM CASH
                                           RESTRUCTURING COSTS
------------------------------------------------------------------
              March 2003                       $94,300,000
------------------------------------------------------------------
             August 2003                       $81,500,000
------------------------------------------------------------------
            November 2003                      $76,200,000
------------------------------------------------------------------

provided, however, that to the extent that actual cash Restructuring Costs for any such period set forth above shall be less than the maximum amount set forth above for such period (without giving effect to the carryover permitted by this proviso), 100% of the difference between said stated maximum amount and such actual cash Restructuring Costs shall, in addition, be available for cash Restructuring Costs in the next succeeding period.

                                   ARTICLE VI

                               REPORTING COVENANTS

         Each Borrower agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation (other than contingent indemnification obligations not then due and payable which survive the repayment of the Loans and termination of the Commitments) or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

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                 Section 6.1 Financial Statements

                 The Company shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders) the following:

                 (a) Monthly Reports. Within 45 days after the end of each fiscal month in each Fiscal Year, financial information regarding (i) the Company and its Subsidiaries, which shall be on a Consolidated basis, (ii) the Company and the Filing Subsidiaries, which shall be on a Consolidated basis, and
(iii) the Foreign Subsidiaries of the Company, which shall be on a Consolidated basis, in each case, consisting of unaudited balance sheets as of the close of such month and the related statements of income and cash flow for such month and that portion of the current Fiscal Year ending as of the close of such month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections or, if applicable, the latest business plan provided pursuant to clause (e) below for the current Fiscal Year, accompanied by a management discussion, analysis and narrative in respect of such financial information in each case certified by a Responsible Officer of the Company as fairly presenting the Consolidated financial position, as applicable, of such Persons as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end adjustments).

                 (b) Quarterly Reports. Within 50 days after the end of each Fiscal Quarters of each Fiscal Year, financial information (i) regarding the Company and its Subsidiaries, which shall be on a Consolidated basis, (ii) the Company and the Filing Subsidiaries, which shall be on a Consolidated basis, and
(iii) the Foreign Subsidiaries of the Company, which shall be on a Consolidated basis, in each case, consisting of unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections or, if applicable, the latest business plan provided pursuant to clause (e) below for the current Fiscal Year, accompanied by a management discussion, analysis and narrative in respect of such financial information, in each case certified by a Responsible Officer of the Company as fairly presenting the Consolidated and/or consolidating financial position of such Persons as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end adjustments).

                 (c) Annual Reports. Within 120 days after the end of each Fiscal Year, financial information regarding (i) the Company and its Subsidiaries, which shall be on a Consolidated and consolidating basis, (ii) the Company and the Filing Subsidiaries, which shall be on a Consolidated basis, and
(iii) the Foreign Subsidiaries of the Company, which shall be on a Consolidated basis, in each case, consisting of balance sheets of such Persons as of the end of such year and related statements of income and cash flows of such Persons for such Fiscal Year, all prepared in conformity with GAAP accompanied by a management discussion, analysis and narrative in respect of such financial information, and certified, in the case of the Company's Consolidated Financial Statements, without qualification as to the scope of the audit by the Company's Accountants, together with the report of such accounting firm stating that (i) such Financial Statements fairly present the Consolidated financial position of such Persons as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Company's Accountants shall concur and that shall have been disclosed in the notes to the Financial Statements) and (ii) the examination by the Company's Accountants in connection

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                                                              EXIDE TECHNOLOGIES

with such Consolidated Financial Statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of the Company and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default in respect of the financial covenants contained in Article V (Financial Covenants) has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing in respect of such financial covenants, a statement as to the nature thereof.

                 (d) Compliance Certificate. Together with each delivery of any financial statement pursuant to clauses (a), (b) and (c) of Section 6.1 (Financial Statements), a certificate of a Responsible Officer of the Company (each, a "Compliance Certificate") (i) showing in reasonable detail the calculations demonstrating compliance with each of the financial covenants contained in Article V (Financial Covenants) and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action that the Borrowers propose to take with respect thereto.

                 (e) Business Plan. Not later than the end of each Fiscal Year,
(i) the annual business plan of the Company for the next succeeding Fiscal Year approved by the Board of Directors of the Company, (ii) forecasts prepared by management of the Company for each fiscal month in the next succeeding Fiscal Year and (iii) forecasts prepared by management of the Company for each of the succeeding Fiscal Years through the Fiscal Year in which the Scheduled Termination Date is scheduled to occur, including, in each instance described in clauses (ii) and (iii) above, (1) a projected year-end balance sheet and income statement and statement of cash flows, (2) a statement of all of the material assumptions on which such forecasts are based, and (3) the projected Domestic Available Credit and Foreign Available Credit, which shall in each case, be provided (w) on a Consolidated and consolidating basis for the Company and its Subsidiaries, (x) on a Consolidated basis for the Company and the Filing Subsidiaries, (y) on a Consolidated basis for the Foreign Subsidiaries of the Company, and (z) by global business unit of the Company.

                 (f) Updates. As soon as available, but no more than five (5) Business Days after any such change, updates of the information provided pursuant to clause (e) above to reflect any changes in the latest business plan since delivery thereof.

                 (g) Cash Flows. As soon as available, but no more than five (5) Business Days after the end of each calendar week (i)(x) the results of the operations of the Borrowers during the immediately preceding calendar week and
(y) an updated 13 week rolling cash flow projection, together with a reconciliation of such cash flows to actual results, (ii) the projected cash needs of the Borrowers during such 13 week period and (iii) projected Domestic Availability, Domestic Available Credit, Foreign Availability and Foreign Available Credit under the Facilities for such 13 week period.

                 (h) Intercompany Balances. Together with each delivery of any financial statement pursuant to clause (a) of this Section 6.1 (Financial Statements), a summary of all repayments and prepayments with respect to, and the outstanding balance of, all Foreign Intercompany Loans, Mercolec Loans and other intercompany loans permitted under clauses (q), (r) and (s) of Section 8.1 (Indebtedness) as of the last day of the fiscal month covered by such financial statements, certified by a Responsible Officer of the Company.

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                 (i) Management Letters, Etc. Within five Business Days after receipt thereof by any Loan Party, copies of each management letter, exception report or similar letter or report received by such Loan Party from its independent certified public accountants (including the Company's Accountants).

                 Section 6.2 Default Notices

                 As soon as practicable, and in any event within two (2) Business Days after a Responsible Officer of the Company has actual knowledge of the existence of any Default, Event of Default or other event having had a Material Adverse Effect or having any reasonable likelihood of causing or resulting in a Material Adverse Change, the Company shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

                 Section 6.3 Litigation

                 Promptly after the commencement thereof, the Company shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator affecting the Company or any of its Subsidiaries that (i) seeks injunctive or similar relief or (ii) in the reasonable judgment of the Company or such Subsidiary, exposes the Company or such Subsidiary to liability in an amount aggregating $2,500,000 or more or that, if adversely determined, would have a Material Adverse Effect.

                 Section 6.4 Asset Sales

                 Prior to any Asset Sale anticipated to generate in excess of $1,000,000 (or its Dollar Equivalent) in Net Cash Proceeds, the Company shall send the Administrative Agent a notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by the Company or any of its Subsidiaries.

                 Section 6.5 Notices under Pre-Petition Facility and Standstill Agreement

                 Promptly after the sending thereof, the Company shall send the Administrative Agent copies of all notices delivered pursuant to the Pre-Petition Facility and the Standstill Agreement.

                 Section 6.6 SEC Filings; Press Releases

                 Promptly after the sending or filing thereof, the Company shall send the Administrative Agent copies of (a) all reports that the Company sends to its security holders generally, (b) all reports and registration statements that the Company or any of its Subsidiaries files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and (d) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public or any other creditor.

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                 Section 6.7 Labor Relations

                 Promptly after becoming aware of the same, the Company shall give the Administrative Agent written notice of (a) any material labor dispute to which the Company or any of its Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such Person.

                 Section 6.8 Tax Returns

                 Upon the request of any Lender, through the Administrative Agent, the Company shall provide copies of all federal, state, local and foreign tax returns and reports filed by the Company or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes).

                 Section 6.9 Insurance

                 As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, the Company shall furnish the Administrative Agent (in sufficient copies for each of the Lenders) with (a) a report in form and substance satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Company and its Subsidiaries and the duration of such coverage and (b) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid and confirming that the Administrative Agent has been named as loss payee or additional insured, as applicable.

                 Section 6.10 ERISA Matters

                 The Company shall furnish the Administrative Agent (with sufficient copies for each of the Lenders) each of the following:

                 (a) promptly and in any event within 30 days after the Company, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, written notice describing such event;

                 (b) promptly and in any event within 10 days after the Company, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Company describing such ERISA Event or waiver request and the action, if any, the Borrowers, their Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto; and

                 (c) simultaneously with the date that the Company, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

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                 Section 6.11 Environmental Matters

                 (a) The Company shall provide the Administrative Agent promptly and in any event within fifteen (15) days after the Company or any Subsidiary obtains actual knowledge of any of the following, written notice of each of the following:

                    (i) that any Loan Party is or may be liable to any Person as a result of a Release or threatened Release that could reasonably be expected to subject such Loan Party to Environmental Liabilities and Costs of $1,000,000 or more;

                    (ii) the receipt by any Loan Party of notification that any real or personal property of such Loan Party is subject to any Environmental Lien or is reasonably likely to be subject to an Environmental Lien which could reasonably be expected to prime or otherwise take priority over any Lien in favor of any Secured Party under this Agreement;

                    (iii) the receipt by any Loan Party of any notice of violation of or potential liability under, or knowledge by such Loan Party that there exists a condition that could reasonably be expected to result in a violation of or liability under, any Environmental Law, the consequence of which, in the aggregate, would be reasonably likely to subject the Loan Parties collectively to previously unbudgeted Environmental Liabilities and Costs of $5,000,000 or more individually or in the aggregate in any Fiscal Year;

                    (iv) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, that, in the aggregate, if adversely determined, would have a reasonable likelihood of subjecting the Loan Parties collectively to previously unbudgeted Environmental Liabilities and Costs of $5,000,000 or more individually or in the aggregate in any Fiscal Year;

                    (v) any proposed acquisition of stock, assets or real estate or any proposed leasing of property or any proposed expansion or change in operations by any Loan Party or any of its Subsidiaries the consequences of which, in the aggregate, have reasonable likelihood of subjecting the Loan Parties collectively to previously unbudgeted Environmental Liabilities and Costs of $5,000,000 or more individually or in the aggregate;

                    (vi) upon reasonable written request by any Lender through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement, which report shall not be required any more often than quarterly.

                 (b) Promptly and in any event within fifteen (15) days after the Company's or any Subsidiary's receipt thereof, the Company shall provide the Administrative Agent with copies of material documentation or correspondence relating to environmental conditions of any Real Property included in the Domestic Borrowing Base or the Foreign Borrowing Base, including, but not limited to, any Phase I environmental assessments or similar reports, no further action letters or similar documentation.

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         (c) Upon the reasonable request of the Administrative Agent, the
Borrowers and their respective Subsidiaries shall provide the Lenders with copies of all material environmental, health or safety audits, studies, assessments, inspections, investigations or other material environmental health and safety reports or documentation relating to the operations of the Borrowers or any of their respective Subsidiaries or any Real Property of any of them that are in the possession, custody or control of the Borrowers or any of their respective Subsidiaries or any other information relating to environmental matters that the Administrative Agent or any Lender may reasonably request.

         Section 6.12 Borrowing Base Determination

         (a) The Company shall deliver, as soon as available and in any event not later than (x) ten (10) Business Days after the end of each fiscal month in respect of Inventory, Equipment and Real Property, and (y) five (5) Business Days after the end of each calendar week in respect of Accounts, a Borrowing Base Certificate as of the end of such fiscal month or calendar week, as applicable, executed by a Responsible Officer of the Company in respect of (i) the Domestic Borrowing Base and (ii) the Foreign Borrowing Base as it relates to each Foreign Borrowing Base Subsidiary and Included Subsidiary, if applicable.

         (b) The Company shall conduct, or shall cause to be conducted, at its expense and upon request of the Administrative Agent, and present to the Administrative Agent for approval, such appraisals, investigations and reviews as the Administrative Agent shall request for the purpose of determining the Domestic Borrowing Base and the Foreign Borrowing Base, all upon notice and at such times during normal business hours and as often as may be reasonably requested; provided, however, that for the purposes of determining the value of Eligible Domestic Equipment, Eligible Real Property, Eligible Foreign Equipment and Eligible Foreign Real Property on the Closing Date, such appraisals shall be obtained in accordance with Section 6.12(f) (Borrowing Base Determination). The Company shall furnish to the Administrative Agent any information that the Administrative Agent may reasonably request regarding the determination and calculation of the Domestic Borrowing Base and the Foreign Borrowing Base including correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all Account Debtors in respect of Accounts referred to therein.

         (c) The Company shall promptly notify the Administrative Agent in writing in the event that at any time the Company receives or otherwise gains knowledge that (i) the Domestic Borrowing Base is less than 90% of the Domestic Borrowing Base reflected in the most recent Borrowing Base Certificate delivered in respect thereto pursuant to Section 6.12(a) (Borrowing Base Determination), or (ii) the outstanding Domestic Revolving Credit Outstandings and Term Loan Outstandings exceed the Domestic Borrowing Base as a result of a decrease therein, in which case such notice shall also include the amount of such excess.

         (d) The Company shall promptly notify the Administrative Agent in writing in the event that at any time the Company receives or otherwise gains knowledge that (i) the Foreign Borrowing Base in respect of any Foreign Borrowing Base Subsidiary and any Included Subsidiary, if applicable, is less than 90% of the Foreign Borrowing Base of such Foreign Borrowing Base Subsidiary reflected in the most recent Borrowing Base Certificate delivered in respect thereto pursuant to Section 6.12(a) (Borrowing Base Determination), or (ii) the outstanding Foreign Revolving Credit Outstandings exceed the Foreign Borrowing Base as a result of a decrease therein, in which case such notice shall also include the amount of such excess.

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         (e) The Administrative Agent may, at the Borrowers' sole cost and expense, make test verifications of the Accounts and physical verifications of the Inventory in any manner and through any medium that the Administrative Agent considers advisable, and the Borrowers shall furnish all such assistance and information as the Administrative Agent may require in connection therewith.

         (f) For the purposes of determining the value of Eligible Domestic Equipment, Eligible Domestic Real Estate, Eligible Foreign Equipment and Eligible Real Property in effect on the Closing Date, (i) the orderly liquidation value of the Borrower's Eligible Domestic Equipment and Eligible Foreign Equipment shall be determined using the valuations set forth on Schedule
6.12 (Appraised Values) and (ii) the Fair Market Value of Eligible Domestic Real Property and Eligible Foreign Real Property shall be determined using the valuations set forth on Schedule 6.12 (Appraised Values), as reflected in the Borrowing Base Certificate delivered to the Administrative Agent prior to the Closing Date.

         Section 6.13 Post-Closing Schedules

         The Borrowers shall provide the Administrative Agent with the following schedules within the time periods specified below:

         (a) within ninety (90) days after the Closing Date, with respect to each Foreign Subsidiary of the Company, a schedule showing the number of shares of each class of Stock authorized (if applicable), the number of shares of each class of Stock outstanding at such date, any options, warrants, rights of conversion or purchase or any similar rights with respect to such Stock and a list of any agreements to which any such Foreign Subsidiary is subject restricting the transfer or hypothecation of any such Stock (other than the Loan Documents);

         (b) within sixty (60) days after the Closing Date, a schedule listing all collective bargaining agreements covering any employees of each Foreign Subsidiary;

         (c) within sixty (60) days after the Closing Date, except to the extent included in any Form 10-Q or Form 10-K of the Company, a schedule listing all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation arrangements, employee stock purchase and stock option plans and severance plans of each Foreign Subsidiary;

         (d) within ninety (90) days after the Closing Date, a schedule listing all Real Property owned by each Foreign Subsidiary at such date, showing the current address (including, where applicable, county, state and other relevant jurisdictions) and the record owner thereof; and

         (e) within thirty (30) days after the Closing Date, updated Schedules
8.1 (Existing Indebtedness), 8.2 (Existing Liens) and 8.10 (Existing Restrictive Agreements).

         Section 6.14 Other Information

         The Company shall provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Company or any of its Subsidiaries as the Administrative Agent or such Lender through the Administrative Agent may from time to time reasonably request.

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                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

         Each Borrower agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation (other than contingent indemnification obligations not then due and payable which survive the repayment of the Loans and termination of the Commitments) or any Revolving Credit Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

         Section 7.1 Preservation of Corporate Existence, Etc.

         Such Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its legal existence, rights (charter and statutory) and franchises, except as permitted by Section 8.3 (Investments), Section 8.4 (Sale of Assets) and Section 8.7 (Restriction on Fundamental Changes).

         Section 7.2 Compliance with Laws, Etc.

         Except as non-compliance is permitted by the Bankruptcy Court or compliance is prohibited by the Bankruptcy Code, such Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not, in the aggregate, have a Material Adverse Effect.

         Section 7.3 Conduct of Business

         Except as non-compliance is permitted by the Bankruptcy Court or compliance is prohibited by the Bankruptcy Code, such Borrower shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course and (b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with such Borrower or any of its Subsidiaries, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above would not, in the aggregate, have a Material Adverse Effect.

         Section 7.4 Payment of Taxes, Etc.

         Except as non-payment is permitted or payment is prohibited by the Bankruptcy Code or the Bankruptcy Court, such Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge before the same shall become delinquent (after giving effect to any applicable grace period), all lawful material governmental claims, taxes, assessments, charges and levies arising from the Petition Date, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of such Borrower or the appropriate Subsidiary in conformity with GAAP.

         Section 7.5 Maintenance of Insurance

         Such Borrower shall (a) maintain for, or cause to be maintained by, each of its Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar

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businesses and owning similar properties in the same general areas in which each
Borrower or such Subsidiary operates, and such other insurance as may be reasonably requested by the Requisite Lenders, and, in any event, all insurance required by any Loan Document and (b) cause all such insurance to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Administrative Agent.

         Section 7.6 Access

         Such Borrower shall from time to time permit the Administrative Agent and the Lenders, or any agents or representatives thereof, within two Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of such Borrower and each of its Subsidiaries, (b) visit the properties of such Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of such Borrower and each of its Subsidiaries with any of their respective officers or directors and (d) communicate directly and discuss the affairs, finances and accounts of such Borrower and each of its Subsidiaries (i) with any other party in interest to the Cases, as lessor under any Contract or Lease to which any other party in interest in the Cases, as Lessor under any Contract or Lease to which any Loan Party or its Subsidiaries, the Committee or otherwise and (ii) with any of its certified public accountants (including the Company's Accountants). Such Borrower shall authorize its certified public accountants (including the Company's Accountants) to disclose to the Administrative Agent or any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests from such Borrower and that such accountants may have with respect to the business, financial condition, results of operations or other affairs of such Borrower or any of its Subsidiaries.

         Section 7.7 Keeping of Books

         Such Borrower shall, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of such Borrower and each such Subsidiary.

         Section 7.8 Maintenance of Properties, Etc.

         Except as otherwise required by the Bankruptcy Code or permitted by the Bankruptcy Court, such Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve (a) in good working order and condition all of its properties necessary in the conduct of its business, (b) all rights, permits, licenses, approvals and privileges (including all Permits) used or useful or necessary in the conduct of its business and (c) all Intellectual Property with respect to its business, except where failure to so maintain and preserve the items set forth in clauses (a), (b) and (c) above would not, in the aggregate, have a Material Adverse Effect.

         Section 7.9 Application of Proceeds

         The Borrowers shall use the entire amount of the proceeds of the Loans as provided in Section 4.12 (Use of Proceeds).

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         Section 7.10 Environmental

         Except as otherwise required by the Bankruptcy Code, such Borrower shall, and shall cause all of its Subsidiaries to, comply in all material respects with Environmental Laws and, without limiting the foregoing, such Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of such Borrower and its Subsidiaries incurring unbudgeted Environmental Liabilities and Costs in excess of $5,000,000 individually or in the aggregate, (a) if appropriate and reasonable under the circumstances, conduct or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (b) take such Remedial Action and undertake such investigation or other action as required by Environmental Laws or as any Governmental Authority.

         Section 7.11 Approved Deposit Accounts; Blocked Accounts

         (a) The Borrowers shall establish Approved Deposit Accounts, and shall cause each of the Foreign Borrowing Base Subsidiaries and Included Subsidiaries to establish Blocked Accounts, in each case, within sixty (60) days after the Closing Date.

         (b) Within sixty (60) days after the Closing Date, the Borrowers shall, and shall cause each of the Foreign Borrowing Base Subsidiaries and Included Subsidiaries to, (i) deposit in an Approved Deposit Account or a Blocked Account, as the case may be, all Proceeds received by the Borrowers, the Foreign Borrowing Base Subsidiaries and the Included Subsidiaries, and (ii) not establish or maintain any account with any financial institution in which Proceeds are deposited other than with a Blocked Account Bank, Deposit Account Bank, a Lender or an Affiliate of a Lender.

         (c) Within sixty (60) days after the Closing Date, each Borrower shall and shall cause each of the Foreign Borrowing Base Subsidiaries and Included Subsidiaries to, instruct each Account Debtor or other Person obligated to make a payment to such Borrower, Foreign Borrowing Base Subsidiary or Included Subsidiary to make payment, or to continue to make payment, as the case may be, to an Approved Deposit Account or a Blocked Account, as the case may be, and shall deposit in an Approved Deposit Account or a Blocked Account all Proceeds received by such Borrower, Foreign Borrowing Base Subsidiary or Included Subsidiary from any other Person immediately upon receipt.

         (d) In the event (i) any Borrower, Foreign Borrowing Base Subsidiary, Included Subsidiary, Deposit Account Bank or Blocked Account Bank shall, after the date upon which any Approved Deposit Account or Blocked Account has been established, terminate an agreement with respect to the maintenance of such Approved Deposit Account or Blocked Account for any reason, (ii) the Administrative Agent shall demand such termination as a result of the failure of a Deposit Account Bank or Blocked Account Bank to comply with the terms of the applicable Deposit Account Control Letter or Blocked Account Letter or (iii) the Administrative Agent determines in its sole discretion that the financial condition of a Deposit Account Bank or a Blocked Account Bank has materially deteriorated, such Borrower agrees to or shall cause such Foreign Borrowing Base Subsidiary or Included Subsidiary to, as applicable, notify all of its obligors that were making payments to such terminated Approved Deposit Account or Blocked Account to make all future payments to another Approved Deposit Account or Blocked Account.

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                  Section 7.12 Debt Rating.

                  The Borrowers shall use their best efforts to obtain a rating of the Facilities by S&P and Moody's no later than ninety (90) days after the Closing Date.

                  Section 7.13 Bankruptcy Court

                  The Borrowers shall use their best efforts to obtain the approval of the Bankruptcy Court of this Agreement and the other Loan Documents and deliver to the Administrative Agent and the Administrative Agent's counsel all material pleadings, motions and other documents filed on behalf of all of the Loan Parties with the Bankruptcy Court.

                  Section 7.14 Plan of Reorganization

                  The Borrowers shall use their best efforts to file the Plan with the Bankruptcy Court no later than June 30, 2003. The Borrowers agree that any such Plan shall provide for payment in full of all of the Obligations.

                  Section 7.15 Restricted Payment Requirement

                  The Borrowers shall cause Exide U.S. Funding Corp. ("Funding") to make a Restricted Payment to the Company of any excess cash or Cash Equivalents held at Funding on each date upon which such cash or Cash Equivalents are received by it.

                  Section 7.16 Filing of Interim Order

                  The Borrowers shall, within thirty (30) days after the Closing Date, file a copy of the Interim Order in the real property records in each county where any Real Property is located.

                  Section 7.17 Real Property

                  The Borrowers shall, within sixty (60) days of the Closing Date, provide the Administrative Agent with an updated Mortgagee's Title Insurance Policy in respect of all Real Property for which such policy was delivered pursuant to Section 3.1(b)(xii)(Conditions Precedent to Initial Loans and Letters of Credit) in an amount equal to the purchase price of such Real Property. Upon the request of the Administrative Agent, the Borrowers shall deliver a Mortgagee's Title Insurance Policy for any other Real Property in an amount equal to the purchase price o f such Real Property, a current ALTA survey thereof and a surveyor's certificate in form and substance satisfactory to the Administrative Agent and such other information reasonably requested by the Administrative Agent.

                                  ARTICLE VIII

                               Negative Covenants

                  Each Borrower agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation (other than contingent indemnification obligations not then due and payable which survive the repayment of the Loans and termination of the

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Commitments) or any Commitment remains outstanding and, in each case, unless the
Requisite Lenders otherwise consent in writing:

                  Section 8.1 Indebtedness

                  Such Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following:

                  (a) the Obligations;

                  (b) Indebtedness existing on the date of this Agreement and disclosed on Schedule 8.1 (Existing Indebtedness) ("Existing Indebtedness");

                  (c) Guaranty Obligations incurred by any Borrower or any Domestic Guarantor in respect of Indebtedness of any Borrower or any Domestic Guarantor that is permitted by this Section 8.1 (Indebtedness);

                  (d) Capital Lease Obligations and purchase money Indebtedness incurred by such Borrower or a Subsidiary of such Borrower to finance the acquisition of fixed or capital assets; provided, however, that the Capital Expenditure related thereto is otherwise permitted by Section 5.2 (Capital Expenditures) and that the aggregate outstanding principal amount of all such Capital Lease Obligations and purchase money Indebtedness shall not exceed $15,000,000 at any time;

                  (e) Renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (b) or (d) above or this clause (e); provided, however, that any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to such Borrower or such Subsidiary, including as to weighted average maturity, than the Indebtedness being renewed, extended, refinanced or refunded;

                  (f) Indebtedness arising from intercompany loans (i) from any Borrower to any Domestic Guarantor or, (ii) from any Domestic Guarantor to any Borrower or any other Domestic Guarantor;

                  (g) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business;

                  (h) Foreign Intercompany Loans to any Foreign Borrowing Base Subsidiary from the Company made with the proceeds of Foreign Revolving Credit Loans; provided that (i) the Foreign Collateral Requirement shall have been satisfied with respect to such Foreign Borrowing Base Subsidiary, (ii) no Foreign Intercompany Loans shall be made pursuant to this clause (h) during the Interim Period, and (iii) the aggregate principal amount of all Foreign Intercompany Loans permitted under this clause (h) shall not at any time exceed $50,000,000;

                  (i) Foreign Intercompany Loans to any Foreign Borrowing Base Subsidiary from the Company made with the proceeds of Domestic Revolving Credit Loans; provided that (i) upon the expiration of the Interim Period, the Foreign Collateral Requirement shall have been satisfied with respect to such Foreign Borrowing Base Subsidiary, (ii) the aggregate principal

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amount of all Foreign Intercompany Loans permitted under this clause (i) shall not at any time exceed (A) during the Interim Period, $40,000,000 and (B) after the Interim Period, the Foreign Sublimit, and (iii) except during the Interim Period, the Foreign Revolving Credit Facility shall have been fully utilized prior to the making of any Foreign Intercompany Loan permitted under this clause
(i);

                  (j) Foreign Intercompany Loans to any Other Foreign Subsidiary Borrower (each a "Second Tier Foreign Subsidiary Borrower") from another Other Foreign Subsidiary Borrower or a Foreign Borrowing Base Subsidiary (each, a "Foreign Subsidiary Lender") made with the proceeds of a Foreign Intercompany Loan permitted under clause (h) or clause (i) above or this clause (j); provided that (i) the Foreign Collateral Requirement shall have been satisfied with respect to such Second Tier Foreign Subsidiary Borrower, (ii) no Foreign Intercompany Loans shall be made pursuant to this clause (j) during the Interim Period, and (iii) the aggregate principal amount of all Foreign Intercompany Loans permitted under this clause (j) shall not at any time exceed the sum of the Foreign Sublimit plus $50,000,000;

                  (k) Indebtedness of EHE and/or its Subsidiaries which may be deemed to exist pursuant to the European A/R Facility, so long as the European A/R Facility Attributed Indebtedness at no time exceeds the European A/R Maximum Commitment Amount as then in effect;

                  (l) Hedging Contracts entered into in the ordinary course of business for non-speculative purposes;

                  (m) Indebtedness incurred by the Company or any Subsidiary thereof resulting from the sale to an affiliate of Fiat S.p.A. of Accounts owing to the Company and its Subsidiaries by Fiat S.p.A. in an aggregate amount not to exceed $30,000,000 at any one time outstanding;

                  (n) Indebtedness incurred by any Foreign Subsidiary of the Company domiciled in Poland resulting from the sale of such Foreign Subsidiary's Accounts pursuant to a factoring arrangement in an aggregate amount not to exceed $10,000,000;

                  (o) Indebtedness of the type or categories permitted to be incurred under Section 8.2 of the Pre-Petition Facility, as in effect on the Closing Date (without giving effect to the amendments contemplated by the Standstill Agreement), in an aggregate amount not to exceed $20,000,000, of which only $5,000,000 may be secured pursuant to clause (k) of Section 8.2 (Liens, Etc.); provided that all Net Cash Proceeds of such Indebtedness are applied as set forth in, and to the extent required by, Section 2.9 (Mandatory Prepayments);

                  (p) Indebtedness of Mercolec arising from the Mercolec Loans;

                  (q) Indebtedness arising from intercompany loans from any Foreign Guarantor domiciled in a particular country to any other Foreign Guarantor which is domiciled in the same country;

                  (r) During the Interim Period only, Indebtedness arising from intercompany loans from any Foreign Subsidiary of the Company to any other Foreign Subsidiary of the Company;

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                  (s) Indebtedness arising from intercompany loans made by
Mercolec to any Foreign Guarantor so long as Mercolec is in compliance with
Section 2.9(k) (Mandatory Prepayments) and such intercompany loans are not made with proceeds of the Loans; and

                  (t) to the extent the prior consent of the Administrative Agent is obtained, Guaranty Obligations incurred by any Foreign Guarantor in respect of Indebtedness of any other Foreign Guarantor that is permitted by this
Section 8.1 (Indebtedness).

                  Section 8.2 Liens, Etc.

                  Such Borrower shall not, nor shall it permit any of its Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for the following:

                  (a) Liens created pursuant to the Loan Documents;

                  (b) Liens existing on the date of this Agreement and disclosed on Schedule 8.2 (Existing Liens);

                  (c) Customary Permitted Liens of such Borrower and its Subsidiaries;

                  (d) purchase money Liens granted by such Borrower or any Subsidiary of such Borrower (including the interest of a lessor under a Capital Lease and purchase money Liens to which any property is subject at the time, on or after the date hereof, of such Borrower's or such Subsidiary's acquisition thereof) securing Indebtedness permitted under Section 8.1(d) (Indebtedness) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

                  (e) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (b) or (d) above or this clause (e) without any change in the assets subject to such Lien;

                  (f) Liens in favor of lessors securing operating leases permitted hereunder;

                  (g) Liens securing Indebtedness permitted pursuant to clauses
(h), (i) and (j) of Section 8.1 (Indebtedness);

                  (h) Liens on Accounts of Foreign Subsidiaries of the Company and Proceeds thereof, in each case so long as (i) such Accounts are sold or pledged pursuant to the European A/R Facility in accordance with the requirements of Section 8.4(g) (Sale of Assets) and (ii) the amount of European A/R Facility Attributed Indebtedness at such time shall not exceed the European A/R Maximum Commitment Amount;

                  (i) Liens in favor of the Pre-Petition Agent granted pursuant to the Orders, the Standstill Agreement and any Foreign Collateral Document;

                  (j) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings, provided that (i) the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 20 days or (in the case of any execution or

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enforcement pending appeal) such lesser time during which such appeal may be taken and (ii) the circumstances giving rise to such Liens do not constitute an Event of Default hereunder;

                  (k) Liens on assets of Subsidiaries of the Company securing Indebtedness permitted by clause (o) of Section 8.1 (Indebtedness) so long as the amount of Indebtedness secured by such Liens does not exceed $5,000,000 in the aggregate at any one time outstanding;

                  (l) Liens consisting of the right of the Company's joint venture partner (the "Partner") in the Lion Compact Energy Inc. joint venture to require the Company to put its ownership interests in such joint venture to the Partner in the event the Company does not make certain of the investments required by the joint venture agreement relating to such joint venture;

                  (m) Liens in favor of customs and revenue authorities to secure the payment of customs duties in connection with the importation of goods and deposits made to secure statutory obligations in the form of excise taxes; and

                  (n) Liens on Accounts of Foreign Subsidiaries of the Company and Proceeds thereof so long as such Accounts are sold or pledged pursuant to the agreements governing the Indebtedness permitted under clauses (m) and (n) of
Section 8.1 (Indebtedness).

                  Section 8.3 Investments

                  Such Borrower shall not, nor shall they permit any of their respective Subsidiaries to, directly or indirectly make or maintain any Investment except for the following:

                  (a) Investments existing on the date of this Agreement and disclosed on Schedule 8.3 (Existing Investments);

                  (b) Investments in cash and Cash Equivalents (i) held in a Cash Collateral Account with respect to which the Administrative Agent for the benefit of the Secured Parties has a first priority perfected Lien and (ii) permitted under Section 8.12 (Accounts);

                  (c) Investments in Accounts, Payment Intangibles and Chattel Paper, notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of such Borrower and its Subsidiaries;

                  (d) Investments received in settlement of amounts due to such Borrower or any Subsidiary of such Borrower effected in the ordinary course of business;

                  (e) Investments by any Borrower in any Domestic Guarantor or by any Domestic Guarantor in any Borrower or any other Domestic Guarantor;

                  (f) Investments consisting of Foreign Intercompany Loans permitted under clauses (h), (i) and (j) of Section 8.1 (Indebtedness).

                  (g) loans or advances to employees of such Borrower or any of its Subsidiaries in the ordinary course of business as presently conducted; provided, however, that the aggregate principal amount of all such loans and advances shall not exceed $1,000,000 at any time;

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                  (h) Investments constituting Guaranty Obligations permitted by
Section 8.1 (Indebtedness);

                  (i) Investments in joint ventures in an aggregate amount thereof at any one time not to exceed $10,000,000 for all Investments made pursuant to this clause (i); provided that such joint ventures shall be engaged in the same business lines permitted by Section 8.8 (Change in Nature of Business);

                  (j) Investments of any Other Foreign Subsidiary consisting of Mercolec Loans permitted under clause (p) of Section 8.1(Indebtedness);

                  (k) Investments consisting of intercompany loans permitted under clauses (q), (r) and (s) of Section 8.1(Indebtedness); and

                  (l) Investments not otherwise permitted hereby; provided, however, that the aggregate outstanding amount of the Investment Consideration for all such Investments shall not exceed $1,000,000 at any time.

                  Section 8.4 Sale of Assets

                  Such Borrower shall not, nor shall it permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of their respective assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalent (any such disposition being an "Asset Sale"), except for the following:

                  (a) the sale or disposition of Inventory in the ordinary course of business;

                  (b) the sale or disposition of equipment that has become obsolete or is replaced in the ordinary course of business; provided, however, that the aggregate Fair Market Value of all such equipment disposed of in any Fiscal Year shall not exceed $5,000,000;

                  (c) the lease or sublease of real property not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement;

                  (d) assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business;

                  (e) any Asset Sale to any Borrower or any Domestic Guarantor;

                  (f) any Asset Sale to any Foreign Guarantor;

                  (g) the sale or pledge of Accounts by Foreign Subsidiaries of the Company pursuant to the European A/R Facility, so long as the amount of European A/R Facility Attributed Indebtedness shall at no time outstanding exceed the European A/R Maximum Commitment Amount;

                  (h) the sale to an affiliate of Fiat S.p.A. in the ordinary course of business and without recourse of Accounts owing to the Company and its Subsidiaries by Fiat S.p.A. and its

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Subsidiaries, so long as the aggregate undiscounted face amount of all Accounts so sold (but remaining outstanding) does not exceed $30,000,000 at any one time outstanding;

                  (i) the sale of Accounts owing to any Foreign Subsidiary of the Company domiciled in Poland pursuant to a factoring arrangement permitted under clause (n) of Section 8.1 (Indebtedness) so long as the aggregate undiscounted face amount of all Accounts so sold (but remaining outstanding) does not exceed $10,000,000; and

                  (j) as long as no Default or Event of Default is continuing or would result therefrom, any other Asset Sale for Fair Market Value, payable in cash upon such sale (or, to the extent previously consented to by the Administrative Agent, payable for at least seventy-five percent (75%) cash); provided, however, that with respect to any such Asset Sale pursuant to this clause (j), (i) the aggregate consideration received for the sale of all assets sold during any Fiscal Year shall not exceed $10,000,000 and (ii) all Net Cash Proceeds of such Asset Sale are applied as set forth in, and to the extent required by Section 2.9 (Mandatory Prepayments);

provided, however, that the foregoing limitations are not intended to prevent such Borrower or any Domestic Subsidiary thereof from rejecting unexpired leases or executory contracts pursuant to Section 365 of the Bankruptcy Code in connection with the Cases.

                  Section 8.5 Restricted Payments

                  (a) Such Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:

                         (i) Restricted Payments by any Subsidiary of any Borrower to such Borrower or any Domestic Guarantor; and

                         (ii) Restricted Payments by any Subsidiary of any Foreign Guarantor to such Foreign Guarantor or any other Foreign Guarantor;

                  (b) Such Borrower shall not directly or indirectly make any payments to vendors or suppliers on account of any pre-petition Claim (other than Permitted Pre-Petition Claim Payments) without the prior written consent of the Required Lenders.

                  Section 8.6 Prepayment and Cancellation of Indebtedness

                  (a) Such Borrower shall not, nor shall it permit any of its Subsidiaries to, cancel any claim or Indebtedness owed to any of them except in the ordinary course of business consistent with past practice.

                  (b) Such Borrower shall not, and shall not permit any of its Subsidiaries to, (i) make any payment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Security) or other charges on, or (ii) prepay, redeem, purchase, retire, defease, make any sinking fund or similar payment with respect to, or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness (including, without limitation, except as permitted under clause (ix) below, the Existing Mercolec Loans); provided, however, that the Borrowers and their respective Subsidiaries may (i) prepay the Obligations in accordance with the


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terms of this Agreement, (ii) prepay the Foreign Intercompany Loans, (iii)
Mercolec may prepay the Mercolec Loans so long as there is no outstanding balance under any Foreign Intercompany Loan made to Mercolec pursuant to clause
(j) of Section 8.1 (Indebtedness) (both before and after giving effect to such prepayment), (iv) prepay intercompany loans permitted under clause (q) of
Section 8.1 (Indebtedness), (v) make scheduled payments of principal, interest and fees on any Indebtedness permitted under Section 8.1 (Indebtedness) (other than Indebtedness of the Borrowers under the Pre-Petition Facility and any other pre-petition Indebtedness of the Borrowers), (vi) pay the Adequate Protection Payments (to the extent permitted pursuant to the Orders), (vii) make any Permitted Pre-Petition Claim Payments, (viii) prepay any Indebtedness of the type permitted under clause (d) of Section 8.1 (Indebtedness) so long as the aggregate amount of all Indebtedness prepaid under this clause (viii) does not exceed $5,000,000, (ix) subject to the prior consent of the Administrative Agent (which consent may be withheld in its sole discretion) prepay any Indebtedness listed on Schedule 8.6 (Specified Foreign Indebtedness) and (x) prepay intercompany loans permitted under clauses (q), (r) and (s) of Section 8.1 (Indebtedness) so long as Mercolec is in compliance with Section 2.9(k) (Mandatory Prepayments) (both before and after giving effect to such prepayment).

                  Section 8.7 Restriction on Fundamental Changes

                  Such Borrower shall not, nor shall it permit any of its Subsidiaries to, (a) merge with any Person, (b) consolidate with any Person, (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (d) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (e) except as permitted under
Section 8.3(j) (Investments), enter into any joint venture or partnership with any Person or (f) acquire or create any Subsidiary, except any (i) merger or consolidation of any Subsidiary of the Company into any other Subsidiary of the Company; or (ii) any acquisition of all or substantially all of the Stock or Stock Equivalents of any Subsidiary of the Company by another Subsidiary of the Company; provided that if such merger, consolidation or acquisition involves a Loan Party and a non-Loan Party, the Loan Party shall be the surviving Person; provided that, the Administrative Agent shall not be required to release any security interests in the assets of any such Person except in connection with the simultaneous grant by the surviving Person to the Administrative Agent of security interests in the same assets and, provided further that, none of the events described in this Section 8.7 (Restriction on Fundamental Changes) shall have the effect of reducing the collateral security and credit support provided on account of the Obligations.

                  Section 8.8 Change in Nature of Business

                  Such Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof.

                  Section 8.9 Transactions with Affiliates

                  Such Borrower shall not, and shall not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of such Borrower that is not a Subsidiary of such Borrower, (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of such Borrower that is not a Subsidiary of such Borrower, (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of such Borrower that is not a Subsidiary of such Borrower, (d) repay any Indebtedness to any Affiliate of such Borrower that is not a Subsidiary of such Borrower or (e) enter into any

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other transaction directly or indirectly with or for the benefit of any
Affiliate of such Borrower that is not a Subsidiary (including guaranties and assumptions of obligations of any such Affiliate), except for (i) transactions in the ordinary course of business on a basis no less favorable to such Borrower or such Subsidiary as would be obtained in a comparable arm's length transaction with a Person not an Affiliate and (ii) salaries and other director or employee compensation to officers or directors of such Borrower or any of its Subsidiaries commensurate with current compensation levels.

                  Section 8.10 Limitations on Restrictions on Subsidiary Distributions; No New Negative Pledge

                  Except pursuant to (i) the Loan Documents, (ii) any agreements governing purchase money Indebtedness or Capital Lease Obligations permitted by clauses (b), (d) or (e) of Section 8.1 (Indebtedness) (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby), (iii) the Standstill Agreement, (iv) the DM Notes and the DM Agreement, (v) the Orders, (vi) the Pre-Petition Facility, (vii) the agreements listed on Schedule 8.10 (Existing Restrictive Agreements), (viii) the European A/R Facility, (ix) any agreements governing Indebtedness permitted by clauses
(m), (n) or (o) of Section 8.1 (Indebtedness), (x) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any of its Subsidiaries, and (xi) customary provisions restricting assignment of any licensing agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business, such Borrower shall not, and shall not permit any of its Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, such Borrower or any other Subsidiary of such Borrower or (b) enter into or suffer to exist or become effective any agreement prohibiting or limiting the ability of such Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring any other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

                  Section 8.11 Modification of Constituent Documents

                  Except as otherwise previously approved by the Administrative Agent, such Borrower shall not, nor shall it permit any of its Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments that do not materially affect the rights and privileges of such Borrower or any of its Subsidiaries and do not materially affect the interests of the Administrative Agent, the Lenders and the Issuers under the Loan Documents or in the Collateral.

                  Section 8.12 Accounts

                  Such Borrower shall not, nor shall it permit any of its Subsidiaries to, permit the aggregate amount of cash or Cash Equivalents held by such Person in any deposit account, operating account or other account (other than the Escrow Account, any Cash Collateral Account, any Blocked Account or any Approved Deposit Account) (a) located outside the United States to exceed $20,000,000 for any period of five (5) consecutive Business Days unless all Foreign Intercompany Loans have been paid in full, and (b) on the sixtieth day after the Closing Date and

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thereafter, in respect of the Borrowers only, to exceed $1,000,000 in the aggregate at any one time outstanding.

                  Section 8.13 Accounting Changes; Fiscal Year

                  Such Borrower shall not, nor shall it permit any of its Subsidiaries to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year.

                  Section 8.14 Margin Regulations

                  Such Borrower shall not, and shall not permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

                  Section 8.15 Operating Leases; Sale/Leasebacks

                  (a) Such Borrower shall not, and shall not permit any of its Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease, unless that aggregate amount of all rents paid or accrued under all such operating leases shall not exceed $2,500,000 in any Fiscal Year.

                  (b) Such Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction if, after giving effect to such sale and leaseback transaction, the aggregate Fair Market Value of all properties covered by sale and leaseback transactions would exceed $5,000,000.

                  Section 8.16 No Speculative Transactions

                  Such Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

                  Section 8.17 Compliance with ERISA

                  Such Borrower shall not cause or permit to occur, and shall not permit any of its Subsidiaries or ERISA Affiliates to cause or permit to occur, (a) an event that could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA or (b) an ERISA Event (other than the Cases), in either case, that would have a Material Adverse Effect.

                  Section 8.18 Chapter 11 Claims

                  Such Borrower shall not, and shall not permit any of its Domestic Subsidiaries (other than the Non-Filing Subsidiaries) to, incur, create, assume, suffer to exist or permit any administrative expense, unsecured claim, or other super-priority claim or lien that is pari passu with or senior to the claims of the Secured Parties against the Loan Parties hereunder, or apply to the Bankruptcy Court for authority to do so, except for the Carve-Out.

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                  Section 8.19 The Orders

                  Such Borrower shall not, and shall not permit any of its Subsidiaries to, make or permit to be made any change, amendment or modification, or any application or motion for any change, amendment or modification, to either Order without the prior written consent of the Requisite Lenders and the Administrative Agent.

                  Section 8.20 Employment Expenses

                  Such Borrower shall not, and shall not permit any of its Domestic Subsidiaries (other than the Non-Filing Subsidiaries) to, pay to any officer, director or employee any employment wages, salary, bonus or other compensation of any type or character that is not consistent with past practices other than "stay-pay" approved as part of the Business Plan by the Bankruptcy Court or otherwise approved in writing by the Requisite Lenders.

                  Section 8.21 Adequate Protection Payments

                  Such Borrower shall not, and shall not permit any of its Subsidiaries to, pay any Adequate Protection Payment except to the extent permitted under the Orders.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

                  Section 9.1 Events of Default

                  Each of the following events shall be an Event of Default:

                  (a) the Borrowers shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable; or

                  (b) the Borrowers shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of two Business Days after the due date therefor; or

                  (c) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

                  (d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Article V (Financial Covenants),
Section 6.1 (Financial Statements), Section 6.2 (Default Notices), Section 6.13(e) (Post-Closing Schedules), Section 7.1 (Preservation of Corporate Existence, Etc.), Section 7.6 (Access), Section 7.9 (Application of Proceeds),
Section 7.11 (Approved Deposit Accounts; Blocked Accounts), or Article VIII (Negative Covenants) or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause
(ii) shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of any Borrower becomes aware of such

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failure and (B) the date on which written notice thereof shall have been given to the Borrowers by the Administrative Agent or any Lender; or

                  (e) (i) any Borrower or any of its Subsidiaries shall fail to make any payment on any Indebtedness arising after the Petition Date (other than the Obligations) of such Borrower or any such Subsidiary or any Guaranty Obligation arising after the Petition Date (other than the Obligations) in respect of Indebtedness of any other Person, or any Non-Filing Subsidiary shall fail to make any payment on any Indebtedness of any such Non-Filing Subsidiary or any Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount of $5,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (f) (i) any of the Non-Filing Subsidiaries shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any of the Non-Filing Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against any of the Non-Filing Subsidiaries (but not instituted by any of the Non-Filing Subsidiaries), either such proceedings shall remain undismissed or unstayed for a period of 30 days or more or any action sought in such proceedings shall occur or (iii) any of the Non-Filing Subsidiaries shall take any corporate action to authorize any action set forth in clauses (i) and
(ii) above; or

                  (g) one or more judgments or orders (or other similar process) involving, in the case of money judgments, an aggregate amount in excess of $2,000,000, to the extent not covered by insurance, shall be rendered against one or more of any Loan Party and its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) The Loan Documents and the Orders shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered thereby or such Lien shall cease to be a perfected Lien having the priority provided herein pursuant to Section 364 of the Bankruptcy Code against each Loan Party, or any Loan Party shall so allege in any pleading filed in any court or any material provision of any Loan Document shall, for any reason, cease to be valid and binding on each Loan Party party thereto or any Loan Party shall so state in writing; or

                  (i) an ERISA Event (other than the Cases) shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $1,000,000 in the aggregate; or

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                  (j) Any of the Cases shall be dismissed (or the Bankruptcy
Court shall make a ruling requiring the dismissal of the Cases), suspended or converted to a case under chapter 7 of the Bankruptcy Code, or any Loan Party shall file any pleading requesting any such relief; or an application shall be filed by any Loan Party for the approval of, or there shall arise, (i) any other Claim having priority senior to or pari passu with the claims of the Administrative Agent and the Lenders under the Loan Documents or any other claim having priority over any or all administrative expenses of the kind specified in clause (b) of Section 503 or clause (b) of Section 507 of the Bankruptcy Code (other than the Carve-Out) or (ii) any Lien on the Collateral having a priority senior to or pari passu with the Liens and security interests granted herein, except as expressly provided herein; or

                  (k) Any Loan Party shall file a motion seeking, or the Bankruptcy Court shall enter, an order (i) approving payment of any pre-petition Claim other than a Permitted Prepetition Claim Payment, (ii) approving a First Day Order not approved by the Administrative Agent, (iii) granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to any holder of any security interest to permit foreclosure on any assets (other than certain assets identified by the Borrowers and agreed to by the Administrative Agent) having a book value in excess of $1,000,000 in the aggregate or (iv) except to the extent the same would not constitute a Default under any of the previous clauses, approving any settlement or other stipulation with any creditor of any Loan Party, other than the Administrative Agent and the Lenders, or otherwise providing for payments as adequate protection or otherwise to such creditor individually or in the aggregate in excess of $100,000 for any and all such creditors; or

                  (l) (i) The Interim Order shall cease to be in full force and effect and the Final Order shall not have been entered prior to such cessation,
(ii) the Final Order shall not have been entered by the Bankruptcy Court on or before the 45th day following the Closing Date, (iii) from and after the date of entry thereof, the Final Order shall cease to be in full force and effect, (iv) any Loan Party shall fail to comply with the terms of the Interim Order or the Final Order in any material respect or (v) the Interim Order or the Final Order shall be amended, supplemented, stayed, reversed, vacated or otherwise modified (or any of the Loan Parties shall apply for authority to do so) without the written consent of the Requisite Lenders; or

                  (m) The Bankruptcy Court shall enter an order appointing a responsible officer or an examiner with powers beyond the duty to investigate and report, as set forth in subclauses (3) and (4) of clause (a) of Section 1106 of the Bankruptcy Code, in any of the Cases; or

                  (n) a senior representative of J. Alix & Co. or another restructuring firm reasonably satisfactory to the Administrative Agent shall cease to act as chief restructuring officer of the Company in connection with the Restructuring; or

                  (o) there shall occur a Material Adverse Change or any event or circumstances that would have a Material Adverse Effect; or

                  (p) a Standstill Termination Event shall occur; or

                  (q) the Standstill Agreement shall cease to be valid and binding on any party thereto or shall otherwise terminate; or

                  (r) one or more of the Borrowers and their respective Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements

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with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered or otherwise asserted against one or more of the Borrowers and their respective Subsidiaries or one or more of the Borrower or their respective Subsidiaries shall have discovered a condition based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Borrowers and their Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $5,000,000 in the aggregate that were not reflected in the Financial Statements delivered pursuant to Section 4.4 (Financial Statements); or

                  (s) the European A/R Facility in existence on the Closing Date (the "Existing European A/R Facility") shall not have been refinanced on or before June 4, 2002, or such later date of the final termination of the Existing European A/R Facility to the extent such date of final termination has been extended pursuant to documentation satisfactory to the Administrative Agent, or if so refinanced, shall have commitments thereunder of less than $165,000,000 in aggregate principal amount.

                  Section 9.2 Remedies

                  During the continuance of any Event of Default, without further order of, application to, or action by, the Bankruptcy Court, the Administrative Agent (a) may, and shall at the request of the Requisite Lenders, by notice to the Borrowers declare that all or any portion of the Commitments be terminated, whereupon any and all obligations of each Lender to make any Loan and each Issuer to Issue any Letter of Credit shall immediately terminate and
(b) may, and shall at the request of the Requisite Lenders, by notice to the Borrowers, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower. In addition, subject solely to any requirement of the giving of notice by the terms of the Interim Order or the Final Order, the automatic stay provided in Section 362 of the Bankruptcy Code shall be deemed automatically vacated without further action or order of the Bankruptcy Court, and the Administrative Agent and the Lenders shall be entitled to exercise all of their respective rights and remedies under the Loan Documents, including all rights and remedies with respect to the Collateral and the Domestic Guarantors.

                  Section 9.3 Actions in Respect of Letters of Credit

                  Upon the Scheduled Termination Date or as may be required by
Section 2.9 (Mandatory Prepayments) and at any time after the Scheduled Termination Date when the funds in a Cash Collateral Account shall be less than the Letter of Credit Obligations, the Borrowers shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in Section 13.8 (Notices, Etc.), for deposit in a Cash Collateral Account, an amount equal to 105% of the sum of all outstanding Letter of Credit Obligations. The Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with Section 2.13(g) (Payments and Computations), as shall have become or shall become due and payable by the Borrowers to the Issuers or Lenders in respect of the Letter of Credit Obligations (including, for any Letters of Credit Obligations in any currency other than Dollars, the Dollar Equivalent thereof). The Administrative Agent shall promptly give written

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notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

                  Section 9.4 Rescission

                  If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 13.1 (Amendments, Waivers, Etc.), then upon the written consent of the Requisite Lenders and written notice to the Borrowers, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision that may be made at the election of the Requisite Lenders, and such provisions are not intended to benefit the Borrowers and do not give the Borrowers the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                   ARTICLE X

                                    Guaranty

                  Section 10.1 The Guaranty

                  In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by each Domestic Guarantor from the proceeds of the Loans and the issuance of the Letters of Credit, each Domestic Guarantor hereby agrees with the Administrative Agent and the Lenders that such Domestic Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees as primary obligor and not merely as surety the full and prompt payment and performance when due, whether upon maturity, by acceleration or otherwise, of any and all of the Obligations of the Borrowers to the Lenders. If any or all of the Obligations of the Borrowers to the Lenders become due and payable hereunder, each Domestic Guarantor, jointly and severally, unconditionally promises to pay and perform such Obligations to the Lenders, or order, on demand, together with any and all reasonable expenses that may be incurred by the Administrative Agent or the Lenders in collecting any of the Obligations.

                  Section 10.2 Nature of Liability

                  The liability of each Domestic Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations of the Borrowers whether executed by such Domestic Guarantor, any other Domestic Guarantor, any other guarantor or by any other party, and the liability of each Domestic Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrowers or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any

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other party as to the Obligations of the Borrowers, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower or (e) any payment made to the Administrative Agent or the Lenders in respect the Obligations and that the Administrative Agent or such Lenders repay to the Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Domestic Guarantor hereby waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                  Section 10.3 Independent Obligation

                  The obligations of each Domestic Guarantor hereunder are independent of the obligations of any other Domestic Guarantor, any other guarantor or the Borrowers, and a separate action or actions may be brought and prosecuted against each Domestic Guarantor, whether or not action is brought against any other Domestic Guarantor, any other guarantor or the Borrowers and whether or not any other Domestic Guarantor, any other guarantor or any Borrower be joined in any such action or actions. Each Domestic Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrowers or other circumstance operating to toll any statute of limitations as to any Borrower shall operate to toll the statute of limitations as to the Domestic Guarantor.

                  Section 10.4 Authorization

                  Each Domestic Guarantor authorizes the Administrative Agent and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to do any of the following:

                  (a) change the manner, place or terms of payment of, or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Obligations as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof and any offset there against;

                  (c) exercise or refrain from exercising any rights against the Borrowers or others or otherwise act or refrain from acting;

                  (d) release or substitute any one or more endorsers, guarantors, the Borrowers or other obligors;

                  (e) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors;

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                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrowers to the Lenders regardless of what liability or liabilities of such Domestic Guarantor or any Borrower remain unpaid; or

                  (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements.

                  Section 10.5 Reliance

                  It is not necessary for the Administrative Agent or the Lenders to inquire into the capacity or power of any Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  Section 10.6 Subordination

                  Any of the Indebtedness of any Borrower now or hereafter owing to any Domestic Guarantor is hereby subordinated to the Obligations of the Borrowers; provided, however, that payment may be made by such Borrower on any such Indebtedness owing to such Domestic Guarantor so long as the same is not prohibited by this Agreement; and provided, further, that, if the Administrative Agent so requests at a time when a Default or an Event of Default exists, all such Debt of such Borrower to such Domestic Guarantor shall be collected, enforced and received by such Domestic Guarantor as trustee for the Lenders and be paid over to the Administrative Agent on behalf of the Lenders on account of the Obligations of the Borrower to Lenders, but without affecting or impairing in any manner the liability of such Domestic Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Domestic Guarantor of any note or negotiable instrument evidencing any of the Indebtedness of any Borrower to such Domestic Guarantor, such Domestic Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

                  Section 10.7 Waiver

                  (a) Each Domestic Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or the Lenders to (i) proceed against any Borrower, any other Domestic Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other Domestic Guarantor, any other guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the Lenders' power whatsoever. Each Domestic Guarantor waives (except as shall be required by applicable statute and cannot be waived) any defense based on or arising out of any defense of any Borrower, any other Domestic Guarantor, any other guarantor or any other party other than payment in full of the Obligations, including any defense based on or arising out of the disability of any Borrower, any other Domestic Guarantor, any other guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full of the Obligations. Subject to the giving of three (3) Business Days prior written notice in accordance with the Orders and except for the application of proceeds of Collateral received by the Administrative Agent, during such three (3) Business Days the Administrative Agent and the Lenders may, at their election, foreclose on any security held by the Administrative Agent or the Lenders by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale

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is commercially reasonable (to the extent such sale is permitted by applicable law), and may exercise any other right or remedy the Administrative Agent and the Lenders may have against any Borrower, any other guarantor, any other party or any security, without affecting or impairing in any way the liability of any Domestic Guarantor hereunder, in each case except to the extent the Obligations have been paid. Each Domestic Guarantor hereby waives any defense arising out of any such election by the Administrative Agent and the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Domestic Guarantor against the Borrowers, any other party or any security.

                  (b) Each Domestic Guarantor waives all presentments, demands for performance, protests and notices, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and notices of the existence, creation or incurring of new or additional Obligations. Each Domestic Guarantor (i) assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Domestic Guarantor assumes and incurs hereunder and (ii) agrees that the Administrative Agent and the Lenders shall have no duty to advise such Domestic Guarantor of information known to them regarding such circumstances or risks.

                  Section 10.8 Limitation on Enforcement

                  The Lenders agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Requisite Lenders, and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders upon the terms of this Agreement.

                                   ARTICLE XI

                                    Security

                  Section 11.1 Security

                  (a) To induce the Lenders to make the Loans and the Issuers to issue Letters of Credit, each Grantor hereby grants to the Administrative Agent, for itself and for the ratable benefit of the Secured Parties, as security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the obligations of such Grantor, a continuing first priority Lien and security interest (subject only to (i) the Carve-Out, (ii) valid, perfected, nonavoidable and enforceable Liens existing on the Petition Date (other than Liens securing the Pre-Petition Facility), and (iii) Liens permitted under Section 8.2(d) (Liens, Etc.)) in accordance with Sections 364(c)(2) and (3) and Section 364(d)(1) of the Bankruptcy Code, in and to all Collateral of such Grantor wherever located, whether real, personal or mixed and whether now owned or hereafter acquired. For purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the "Collateral":

                         (i) all Accounts;

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                  (ii)    all Inventory;

                  (iii)   all Equipment;

                  (iv) all General Intangibles, including all Intellectual Property and that portion of the Pledged Collateral constituting General Intangibles;

                  (v)     all Payment Intangibles;

                  (vi) all Investment Property, including all Pledged Collateral constituting Investment Property;

                  (vii)   all Documents, Instruments and Chattel Paper;

                  (viii)  all Deposit Accounts;

                  (ix)    all Securities Accounts;

                  (x)     all Letter of Credit Rights;

                  (xi)    all Vehicles;

                  (xii)   all Real Property;

                  (xiii) all books and records pertaining to the property described in this Section 11.1 (Security);

                  (xiv) all other goods and personal property of such Grantor, whether tangible or intangible, wherever located, including money, letters of credit and all rights of payment or performance under letters of credit;

                  (xv) all property of any Grantor held by the Administrative Agent or any Secured Party, including all property of every description, in the possession or custody of or in transit to the Administrative Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power;

                  (xvi) to the extent not otherwise included, all monies and other property of any kind received after the Petition Date by such Grantor in connection with refunds with respect to taxes, assessments and governmental charges imposed on such Grantor or any of its property or income;

                  (xvii) to the extent not otherwise included, all causes of action (including claims of the Grantors under Sections 544, 545, 547 and 548 of the Bankruptcy Code), all monies and other property of any kind received therefrom and all monies and other property of any kind recovered by any Grantor; and

                  (xviii) to the extent not otherwise included, all Proceeds of, all accessions to, substitutions and replacements for and all rents, profits and products of,

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         each of the foregoing and any and all proceeds of insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the foregoing.

                  Section 11.2 Perfection of Security Interests

                  (a) Each Grantor shall, at its expense, perform any and all steps reasonably requested by the Administrative Agent at any time as may be necessary to perfect, maintain, protect, and enforce the Lenders' security interest in the Collateral of such Grantor, including (i) executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Administrative Agent, (ii) maintaining complete and accurate stock records, (iii) using its best efforts in delivering to the Administrative Agent negotiable warehouse receipts, if any, and, upon the Administrative Agent's request therefor, non-negotiable warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued, (iv) placing notations on such Grantor's books of account to disclose the Administrative Agent's security interest therein, (v) delivering to the Administrative Agent all documents, certificates and Instruments necessary or desirable to perfect the Administrative Agent's Lien in letters of credit on which such Grantor is named as beneficiary and all acceptances issued in connection therewith, (vi) after the occurrence and during the continuation of an Event of Default, transferring Inventory maintained in warehouses to other warehouses designated by the Administrative Agent and (vii) taking such other steps as are deemed necessary or desirable to maintain the Administrative Agent's security interest in the Collateral, including title insurance policies, current as built surveys, zoning letters and certificates of occupancy, as shall be reasonably requested by the Administrative Agent, in each case satisfactory to the Administrative Agent, in its sole discretion.

                  (b) Each Grantor hereby authorizes the Administrative Agent to execute and file financing or continuation statements or other relevant filings and recordings on such Grantor's behalf covering the Collateral. The Administrative Agent may file one or more financing or continuation statements or other relevant filings and recordings disclosing the Administrative Agent's security interest under this Agreement or the other Loan Documents without the signature of such Grantor appearing thereon. Each Grantor shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements or other relevant filings ad recordings concerning the Collateral. Each Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or the other Loan Documents or of a financing or continuation statement is sufficient as such filing or recording. If any Collateral is at any time in the possession or control of any warehouseman, bailee or such Grantor's agents or processors, such Grantor shall notify such warehouseman, bailee, agents or processors of the Administrative Agent's security interest, which notification shall specify that such Person shall, upon the occurrence and during the continuance of an Event of Default, hold all such Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions. From time to time, each Grantor shall, upon the Administrative Agent's request, execute and deliver written instruments pledging to the Administrative Agent the Collateral described in any such instruments or otherwise, but the failure of such Grantor to execute and deliver such confirmatory instruments shall not affect or limit the Administrative Agent's security interest or other rights in and to the Collateral. Until all Obligations (other than contingent indemnification obligations not then due and payable which survive the repayment of the Loans and termination of the Commitments) have been fully satisfied and the Commitments shall have been terminated, the Administrative Agent's security interest in the Collateral and all Proceeds and products thereof shall continue in full force and effect.

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                  (c) Notwithstanding clauses (a) and (b) above, or any failure on the part of any Grantor or the Administrative Agent to take any of the actions set forth in such clauses, the Liens and security interests granted herein shall be deemed valid, enforceable and perfected by entry of the Interim Order and the Final Order, as applicable. No financing statement, notice of lien, mortgage, deed of trust or similar instrument in any jurisdiction or filing office need be filed or any other action taken in order to validate and perfect the Liens granted by or pursuant to this Agreement, the Interim Order or the Final Order.

                  Section 11.3 Rights of Lender; Limitations on Lenders' Obligations

                  (a) Subject to each Grantor's rights and duties under the Bankruptcy Code (including Section 365 of the Bankruptcy Code), it is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, such Grantor shall remain liable under its Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Agreement, the Loan Documents, or the granting to the Administrative Agent of a security interest therein or the receipt by the Administrative Agent or any Lender of any payment relating to any Contract pursuant hereto, nor shall the Administrative Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

                  (b) Subject to Section 11.5 (Performance by Agent of the Loan Parties' Obligations), the Administrative Agent authorizes each Grantor to collect its Accounts (provided, however, that such collection shall be performed in accordance with such Grantor's customary procedures), and the Administrative Agent may, upon the occurrence and during the continuation of any Event of Default and without notice, other than any requirement of notice provided in the Orders, limit or terminate said authority at any time.

                  (c) Subject to any requirement of notice provided in the Orders, the Administrative Agent may at any time, upon the occurrence and during the continuation of any Event of Default, after first notifying the Borrowers of its intention to do so, notify Account Debtors, notify the other parties to the Contracts of any Borrower or any other Grantor, notify obligors of Instruments and Investment Property of any Borrower or any other Grantor and notify obligors in respect of Chattel Paper of any Borrower or any other Grantor that the right, title and interest of such Borrower or such Grantor in and under such Accounts, such Contracts, such Instruments, such Investment Property and such Chattel Paper have been assigned to the Administrative Agent and that payments shall be made directly to the Administrative Agent. Subject to any requirement of notice provided in the Orders or approval by the Bankruptcy Court, upon the request of the Administrative Agent, such Borrower or such other Grantor shall so notify such Account Debtors, such parties to Contracts, obligors of such Instruments and Investment Property and obligors in respect of such Chattel Paper. Subject to any requirement of notice provided in the Orders or approval by the Bankruptcy Court, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may in its own name, or in the name of others, communicate with such parties to such Accounts, Contracts, Instruments, Investment Property and Chattel Paper to verify with such Persons to the Administrative Agent's

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reasonable satisfaction the existence, amount and terms of any such Accounts,
Contracts, Instruments, Investment Property or Chattel Paper.

                  (d) The Administrative Agent shall have the right to make test verification of the Accounts in any manner and through any medium that it considers advisable, and each Grantor agrees to furnish all such assistance and information as the Administrative Agent may require in connection therewith. Each Grantor, at its expense, shall cause certified independent public accountants satisfactory to the Requisite Lenders to prepare and deliver to the Administrative Agent at any time and from time to time, promptly upon the Administrative Agent's request, the following reports: (i) a reconciliation of all Accounts of such Grantor, (ii) an aging of all Accounts of such Grantor,
(iii) trial balances and (iv) a test verification of such Accounts as the Administrative Agent may request. The Administrative Agent shall have the right at any time to conduct periodic audits of the Accounts of any Grantor at the expense of the Borrowers.

                  Section 11.4 Covenants of the Loan Parties with Respect to Collateral

                  Each Grantor hereby covenants and agrees with the Administrative Agent that from and after the date of this Agreement and until the Obligations (other than contingent indemnification obligations not then due and payable which survive the repayment of the Loans and termination of the Commitments) are fully satisfied:

                  (a) Maintenance of Records. Such Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, in all material respects, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings concerning the Collateral. For the Administrative Agent's further security, each Grantor agrees that the Administrative Agent shall have a property interest in all of such Grantor's books and records pertaining to the Collateral and, upon the occurrence and during the continuation of an Event of Default, such Grantor shall deliver and turn over any such books and records to the Administrative Agent or to its representatives at any time on demand of the Administrative Agent.

                  (b) Indemnification With Respect to Collateral. In any suit, proceeding or action brought by the Administrative Agent relating to any Account, Chattel Paper, Contract, General Intangible, Investment Property, Instrument, Intellectual Property or other Collateral for any sum owing thereunder or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Investment Property, Instrument, Intellectual Property or other Collateral, such Grantor shall save, indemnify and keep the Secured Parties harmless from and against all expense, loss or damage suffered by the Secured Parties by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, and all such obligations of such Grantor shall be, and shall remain, enforceable against and only against such Grantor and shall not be enforceable against the Administrative Agent.

                  (c) Limitation on Liens on Collateral. Such Grantor shall not create, permit or suffer to exist, shall defend the Collateral against and shall take such other action as is necessary to remove, any Lien on the Collateral except Liens permitted under Section 8.2 (Liens, Etc.), and such Grantor shall defend the right, title and interest of the Administrative Agent in and to all of such Grantor's rights under the Chattel Paper, Leases, Real Estate, Contracts, Documents,

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General Intangibles, Instruments, Investment Property and to the Intellectual
Property, Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever other than claims or demands arising out of Liens permitted under Section 8.2 (Liens, Etc.).

                  (d) Limitations on Modifications of Accounts. Such Grantor shall not, without the Administrative Agent's prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than any of the foregoing done in the ordinary course of business, consistent with past practices and trade discounts granted in the ordinary course of business of such Grantor.

                  (e) Notices. Such Grantor shall advise the Lenders promptly, in reasonable detail, (i) of any Lien asserted against any of the Collateral other than Liens permitted under Section 8.2 (Liens, Etc.) and (ii) of the occurrence of any other event that would result in a material adverse change with respect to the aggregate value of the Collateral or on the security interests created hereunder.

                  (f) Maintenance of Equipment. Such Grantor shall keep and maintain the Equipment in good operating condition sufficient for the continuation of the business conducted by such Grantor on a basis consistent with past practices, ordinary wear and tear excepted.

                  (g) Pledged Collateral.

                         (i) Upon the request of the Administrative Agent, such Grantor shall (x) deliver to the Administrative Agent, all certificates or Instruments representing or evidencing any Pledged Collateral not delivered to the Administrative Agent on the Closing Date (the "Additional Pledged Collateral"), whether now arising or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, together with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Exhibit O (Form of Pledge Amendment) (a "Pledge Amendment"), in respect of such Additional Pledged Collateral and authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement and (y) maintain all other Pledged Collateral constituting Investment Property in a Securities Account under the sole dominion and control of the Administrative Agent. The Administrative Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral. The Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

                         (ii) Except as provided in Section 11.7 (Remedies, Rights Upon Default), such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral. Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any

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         property distributed upon or with respect to any of the Pledged
         Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of any of the Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations.

                         (iii) Except as provided in Section 11.7 (Remedies, Rights Upon Default), such Grantor shall be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or that would be inconsistent with or result in any violation of any provision of this Agreement, any other Loan Document, the Bankruptcy Code or the Orders or, without prior notice to the Administrative Agent, to enable or take any other action to permit any issuer of Pledged Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Collateral.

                         (iv) Such Grantor shall not grant "control" (within the meaning of the UCC) over any Investment Property to any Person other than the Administrative Agent.

                         (v) In the case of each Grantor that is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and shall comply with such terms insofar as such terms are applicable to it. In the case of each Grantor that is a partner in a Partnership, such Grantor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Grantor that is a member of an LLC, such Grantor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of the LLC in question.

                         (vi) Such Grantor shall not agree to any amendment of an LLC Agreement or Partnership Agreement that in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Grantor hereunder, including electing to treat the membership interest or partnership interest of such Grantor as a security under Section 8-103 of the UCC.

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         (h) Intellectual Property

                  (i)   Such Grantor (either itself or through licensees) shall
    (A) continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (D) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall obtain a perfected security interest in such mark pursuant to this Agreement and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

                  (ii) Such Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any Patent that is Material Intellectual Property may become forfeited, abandoned or dedicated to the public.

                  (iii) Such Grantor (either itself or through licensees) (A) shall not (and shall not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of the Copyrights that is Material Intellectual Property may become invalidated or otherwise impaired and (B) shall not (either itself or through licensees) do any act whereby any portion of the Copyrights that is Material Intellectual Property may fall into the public domain.

                  (iv) Such Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any trade secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.

                  (v) Such Grantor (either itself or through licensees) shall not do any act that knowingly uses any Material Intellectual Property to infringe the intellectual property rights of any other Person.

                  (vi) Such Grantor shall notify the Administrative Agent within five (5) Business Days if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, right to use, interest in, or the validity of, any Material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

                  (vii) Whenever such Grantor, either by itself or through any agent, licensee or designee, shall file an application for the registration of any Material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States, such Grantor shall report such filing to the Administrative Agent within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon

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    request of the Administrative Agent, such Grantor shall execute, deliver and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                  (viii) Such Grantor shall take all reasonable actions necessary or requested by the Administrative Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark or Patent that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

                  (ix) In the event that any Material Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Grantor shall notify the Administrative Agent promptly after such Grantor learns thereof. Such Grantor shall take appropriate action in response to such infringement, misappropriation of dilution, including promptly bringing suit for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation of dilution, and shall take such other actions may be appropriate in its reasonable judgment under the circumstances to protect such Material Intellectual Property.

                  Section 11.5 Performance by Agent of the Grantors Obligations

                  If any Grantor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Revolving Loan, shall be payable by such Grantor to the Administrative Agent on demand and shall constitute Obligations secured by the Collateral. Performance of such Grantor's obligations as permitted under this Section 11.5 (Performance by Agent of the Loan Parties' Obligations) shall in no way constitute a violation of the automatic stay provided by Section 362 of the Bankruptcy Code and each Grantor hereby waives applicability thereof. Moreover, the Administrative Agent shall in no way be responsible for the payment of any costs incurred in connection with preserving or disposing of Collateral pursuant to clause (c) of Section 506 of the Bankruptcy Code and the Collateral may not be charged for the incurrence of any such cost.

                  Section 11.6 Limitation on Agent's Duty in Respect of
Collateral

                  Neither the Administrative Agent nor any Lender shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Administrative Agent shall, with respect to the Collateral in its possession or under its control, deal with such Collateral in the same manner as the Administrative Agent deals with similar property for its own account. Upon request of the Company, the Administrative Agent shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral of any Grantor.

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                  Section 11.7 Remedies, Rights Upon Default

                  (a) If any Event of Default shall occur and be continuing, the Administrative Agent may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Administrative Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice required by the Interim Order or Final Order or the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of the Administrative Agent's offices or elsewhere at such prices at it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral make it available to the Administrative Agent at places the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale (net of all expenses incurred by the Administrative Agent in connection therewith, including attorney's fees and expenses), to the Obligations in any order deemed appropriate by the Administrative Agent, such Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, need the Administrative Agent account for the surplus, if any, to such Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent and the Lenders arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the Administrative Agent. Each Grantor agrees that the Administrative Agent need not give more than ten (10) days' notice to the Borrowers (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to the Borrowers at the address referred to in Section 13.8 (Notices, Etc.)) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Administrative Agent is entitled, the Grantors also being liable for the fees and expenses of any attorneys employed by the Administrative Agent to collect such deficiency.

                  (b) Each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

                  (c) Pledged Collateral

                         (i) During the continuance of an Event of Default, if the Administrative Agent shall give notice of its intent to exercise such rights to the relevant

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    Grantor or Grantors, (A) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Collateral and make application thereof to the Obligations in the order set forth herein and (B) the Administrative Agent or its nominee may exercise (1) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (2) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Securities, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                         (ii) In order to permit the Administrative Agent to exercise the voting and other consensual rights it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions it may be entitled to receive hereunder, (A) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (B) without limiting the effect of subclause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

                         (iii) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (A) comply with any instruction received by it from the Administrative Agent in writing that (1) states that an Event of Default has occurred and is continuing and (2) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying, and (B) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Administrative Agent.

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                  Section 11.8 The Administrative Agent's Appointment as
Attorney-in-Fact

                  (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its and its Subsidiaries true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor, or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action, and to execute and deliver any and all documents and instruments, that may be necessary and desirable to accomplish the purposes of this Agreement and the transactions contemplated hereby, and, without limiting the generality of the foregoing, hereby give the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do the following:

                  (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Grantor, its own name or otherwise, to take possession of, and endorse and collect, any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

                  (ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                  (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, (B) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral,
         (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents constituting or relating to the Collateral, (D) to commence and prosecute any suits, actions or proceedings at law or equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (E) to defend any suit, action or proceeding brought against any Grantor with respect to any Collateral of such Grantor, (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate, (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any trademarks, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the

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         Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

                  (b) The Administrative Agent agrees that it will forbear from exercising the power of attorney or any rights granted to the Administrative Agent pursuant to this Section 11.8 (The Administrative Agent's Appointment as Attorney-in-Fact), except upon the occurrence or during the continuation of an Event of Default. The Grantors hereby ratify, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. Exercise by the Administrative Agent of the powers granted hereunder is not a violation of the automatic stay provided by Section 362 of the Bankruptcy Code and each Grantor waives applicability thereof. The power of attorney granted pursuant to this Section 11.8 (The Administrative Agent's Appointment as Attorney-in-Fact) is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full.

                  (c) The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

                  (d) Each Grantor also authorizes the Administrative Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default or as otherwise expressly permitted by this Agreement,
(i) to communicate in its own name or the name of its Subsidiaries with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  (e) All Obligations shall constitute, in accordance with
Section 364(c)(1) of the Bankruptcy Code, claims against each Borrower and each other Grantor in its Case that are administrative expense claims having priority over any all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

                  Section 11.9 Modifications

                  (a) The Liens, lien priority, administrative priorities and other rights and remedies granted to the Administrative Agent for the benefit of the Lenders pursuant to this Agreement, the Interim Order or the Final Order (including the existence, perfection and priority of the Liens provided herein and therein and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by any of the Grantors (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Cases, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

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                     (i)   except for the Carve-Out having priority over the
          Obligations, no costs or expenses of administration that have been or may be incurred in any of the Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or shall be prior to or on a parity with any claim of the Administrative Agent or the Lenders against the Grantors in respect of any Obligation;

                     (ii) the Liens granted herein shall constitute valid and perfected first priority, senior, priming liens and security interests (subject only to (A) the Carve-Out, (B) valid, perfected, nonavoidable and enforceable Liens existing as of the Petition Date (other than Liens securing the Pre-Petition Facility), and (C) Liens permitted under Section 8.2(d) (Liens, Etc.)) in accordance with subclauses (2) and (3) of Section 364(c) of the Bankruptcy Code and subclause (1) of
          Section 364(d) of the Bankruptcy Code and shall be prior to all other Liens, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever; and

                     (iii) other than with respect to Liens granted by GNB hereunder, the Liens granted hereunder shall continue valid and perfected without the necessity that financing statements be filed or that any other action be taken under applicable nonbankruptcy law.

                 (b) Notwithstanding any failure on the part of any Grantor or the Administrative Agent or the Lenders to perfect, maintain, protect or enforce the Liens in the Collateral granted hereunder, the Interim Order and the Final Order (when entered) shall, automatically and without further action by any Person, perfect such Liens against the Collateral.

                                  ARTICLE XII

                            THE ADMINISTRATIVE AGENT

                 Section 12.1 Authorization and Action

                 (a) Each Lender and each Issuer hereby appoints CUSA as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

                 (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to personal liability

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unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

                 (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. The Administrative Agent may perform any of its duties under any Loan Document by or through its agents or employees.

                 Section 12.2 Administrative Agent's Reliance, Etc.

                 None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 13.2 (Assignments and Participations), (b) may rely on the Register to the extent set forth in Section 13.2(c) (Assignments and Participations), (c) may consult with legal counsel (including counsel to the Borrowers or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of any Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default, (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

                 Section 12.3 The Administrative Agent Individually

                 With respect to its Ratable Portion, CUSA shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Revolving Credit Lenders", "Term Loan Lenders", "Requisite Lenders" and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, the Administrative Agent in its individual capacity as a Lender, a Revolving Credit Lender, a Term Loan Lender or as one of the Requisite

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Lenders. CUSA and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Loan Party as if CUSA were not acting as the Administrative Agent.

                 Section 12.4 Lender Credit Decision

                 Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of each Borrower and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

                 Section 12.5 Indemnification

                 Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrowers), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by any Borrower or another Loan Party.

                 Section 12.6 Successor Administrative Agent

                 The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a
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Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article XII as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                 Section 12.7 Concerning the Collateral

                 (a) Each Lender and each Issuer agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Issuers and other Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith, (ii) act as collateral agent for the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by this Agreement and all other purposes stated herein, provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to the Borrowers' and its Subsidiaries' respective Deposit Accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuer, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by this Agreement, and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                 (b) Each of the Lenders and the Issuers hereby directs, in accordance with the terms hereof, the Administrative Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by the Administrative Agent for the benefit of the Lenders and the Issuers against any of the following:

                     (i) all of the Collateral, upon termination of the Commitments and payment and satisfaction in full of all Loans, Reimbursement Obligations and all other Obligations (other than contingent indemnification obligations not then due and payable which survive the repayment of the Loans and termination of the Commitments) that the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case on terms satisfactory to the Administrative Agent and the applicable Issuers);

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                     (ii)  any assets that are subject to a Lien permitted by
          clause (c) or (d) of Section 8.2 (Liens, Etc.); and

                     (iii) any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement) or, if not pursuant to such sale or disposition, against Collateral with a book value of up to $1,000,000, if such release is consented to by the Administrative Agent, or any part of the Collateral in excess of such amount, if such release is consented to by the Lenders.

Each of the Lenders and the Issuers hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 12.7 (Concerning the Collateral) promptly upon the effectiveness of any such release.

                 Section 12.8 Collateral Matters Relating to Related Obligations

                 The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation arising under any Hedging Contract or that is otherwise owed to Persons other than the Administrative Agent, the Lenders and the Issuers (collectively, "Related Obligations") solely on the condition and understanding, as among the Administrative Agent and all Secured Parties, that
(a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent is otherwise acting solely as agent for the Lenders and the Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Administrative Agent, the Lenders and the Issuers, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (e) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except as expressly provided in Section 13.6 (Right of Set-off).

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                                  ARTICLE XIII

                                  MISCELLANEOUS

                 Section 13.1 Amendments, Waivers, Etc.

                 (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and, in the case of any amendment, by the Borrowers, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, in addition to the Requisite Lenders (or the Administrative Agent with the consent thereof), do any of the following:

                     (i) waive any condition specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) or
          Section 3.2(b) (Conditions Precedent to Each Loan and Letter of Credit), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders and, in the case of the conditions specified in
          Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), subject to the provisions of Section 3.3 (Determinations of Initial Borrowing Conditions);

                     (ii) increase the Commitment of such Lender or subject such Lender to any additional obligation; provided, however, that any such increase in either Commitment shall require the consent of the Requisite Lenders;

                     (iii) increase the Foreign Sublimit or the Foreign Revolving Credit Facility;

                     (iv) extend the scheduled final maturity of any Loan owing to such Lender, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal of any such Loan (it being understood that Section 2.9 (Mandatory Prepayments) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender's Revolving Credit Commitment;

                     (v) reduce the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);

                     (vi) reduce the rate of interest on any Loan or Reimbursement Obligations outstanding to such Lender or any fee payable hereunder to such Lender;

                     (vii) postpone any scheduled date fixed for payment of such interest or fees owing to such Lender;

                     (viii) change the aggregate Ratable Portions of Lenders required for any or all Lenders to take any action hereunder;

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                     (ix) release all or substantially all of the Collateral, or subordinate any Lien in favor of the Administrative Agent on the Collateral, in each case except as provided in Section 12.7(b) (Concerning the Collateral), or release any Borrower from its payment obligation to such Lender under this Agreement or the Notes owing to such Lender (if any) or release any Guarantor from its obligations under any Loan Document except in connection with sale or other disposition of a Guarantor (or all or substantially all of the assets thereof) permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); or

                     (x) amend Section 12.7(b) (Concerning the Collateral), this Section 13.1 (Amendments, Waivers, Etc.) or any definition of the terms "Domestic Advance Rate," "Foreign Advance Rate," "Requisite Lenders", "Ratable Portion" or "Super-Majority Lenders";

and provided, further, that (u) no amendment, waiver or consent shall, unless in writing and signed by the Super-Majority Lenders, amend the definition of the term "Liquidity Test"; (v) no amendment, waiver or consent shall, unless in writing and signed by the Swing Loan Lender, in addition to the Requisite Lenders, amend, modify or waive any provision of Section 2.3 (Swing Loans); (w) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, in addition to the Requisite Lenders, subject to the limitations set forth in the Orders (i) amend the definition of the terms "US Liquidity" or "Euro Liquidity", (ii) waive the Event of Default contained in
Section 9.1(p) (Events of Default), (iii) permit the payment by the Borrowers of any pre-petition Claim in excess of the aggregate pre-petition Claims approved for payment by the Lenders pursuant to the First Day Orders filed with the Bankruptcy Court on the Closing Date, (iv) waive compliance by the Borrowers with Section 7.14 (Plan of Reorganization), or (v) amend, modify or otherwise supplement, or waive any provisions under, the Intercreditor Agreement; (y) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to Section 13.2(f) (Assignments and Participations), in addition to the Requisite Lenders, affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder and (z) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

                 (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

                 Section 13.2 Assignments and Participations

                 Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans, the Term Loans, the Swing Loans and the Letters of Credit); provided, however, that (i) (A) if any such assignment shall be of the assigning Lender's Revolving Credit Outstandings and Revolving Credit Commitments or Term Loan Outstanding, such assignment shall cover the same percentage of such Lender's Revolving Credit Outstandings and Revolving Credit Commitments and (B) if any such assignment shall be of the

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assigning Lender's Term Loans and related Term Loan Commitment, such assignment shall cover the same percentage of such Lender's Term Loans and related Term Loan Commitment, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Company and the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Company (which consent shall not be unreasonably withheld or delayed); and provided, further, that, notwithstanding any other provision of this Section 13.2 (Assignments and Participations), the consent of the Company shall not be required for any assignment occurring when any Event of Default shall have occurred and be continuing.

                 (b) The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon the execution, delivery, acceptance and recording of any Assignment and Acceptance and the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender and, if such Lender were an Issuer, of such Issuer hereunder and thereunder and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

                 (c) The Administrative Agent shall maintain at its address referred to in Section 13.8 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans and Letter of Credit Obligations owing to each Lender from time to time (the "Register"). Any assignment pursuant to this Section 13.2 (Existing Indebtedness) shall not be effective until such assignment is recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Company, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (d) Notwithstanding anything to the contrary contained in clause (b) above, the Loans (including the Notes evidencing such Loans) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender's or an assignee's right, title and interest in and to the related Loan, and in no event is any such Note to

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be considered a bearer instrument or obligation. This Section 13.2 (Assignments and Participations) shall be construed so that the Loans are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Internal Revenue Code or such regulations). Solely for purposes of this and for tax purposes only, the Administrative Agent shall act as the Borrower's agent for purposes of maintaining such notations of transfer in the Register.

                 (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the Company, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent, new Notes to the order of such assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Revolving Credit Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit B-1 (Form of Revolving Credit Note) or Exhibit B-2 (Form of Term Loan Note), as the case may be.

                 (f) In addition to the other assignment rights provided in this
Section 13.2 (Assignments and Participations), each Lender may (i) grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder, provided, however, that nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement), and
(ii) assign, as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (x) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the Borrowers or the Administrative Agent, (y) any trustee for the benefit of the holders of such Lender's Securities and (z) to any Special Purpose Vehicle to which such Lender has granted an option pursuant to clause (i) above; and provided, further, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in clause (i) above. Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause
(f) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations).

                 (g) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Revolving Loans, the Term Loans and Letters of Credit). The

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terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 12.7(b) (Concerning the Collateral). In the event of the sale of any participation by any Lender, (w) such Lender's obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Section 2.15 (Capital Adequacy) and Section
2.16 (Taxes) and of Section 2.14(d) (Illegality) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, no Borrower shall, at any time, be obligated to make under Section 2.15 (Capital Adequacy) or Section 2.16 (Taxes) or Section 2.14(d) (Illegality) to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount the Borrowers would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

                 (h) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Company, the Administrative Agent, such Issuer and such Lender. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 13.2 (Assignments and Participations), then, as of the effective date of such cessation, such Issuer's obligations to Issue Letters of Credit pursuant to Section 2.4 (Letters of Credit) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

                 Section 13.3 Costs and Expenses

                 (a) Each Borrower and each Domestic Guarantor jointly and severally agree upon demand to pay, or reimburse the Administrative Agent, the Collateral Monitoring Agent and the Arrangers for, all of the Administrative Agent's, the Collateral Monitoring Agent's and the Arrangers' reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Administrative Agent's counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents) incurred by any of them in connection with any of the following: (i) the Administrative Agent's and the Collateral Monitoring Agent's audit and investigation of the Borrowers and their Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or the Administrative Agent's periodic audits of the Borrowers or any of their Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions To Loans and Letters of

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Credit)), any Loan Document or any proposal letter or commitment letter issued in connection therewith, or the making of the Loans hereunder, (iii) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to any of their rights and responsibilities hereunder and under the other Loan Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrowers' Subsidiaries, this Agreement or any other Loan Document, (vii) the response to, and preparation for, any subpoena or request for document production with which any of them is served or deposition or other proceeding in which any of them is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrowers' Subsidiaries, this Agreement or any other Loan Document or (viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation, and execution of the same.

         (b) Each Borrower and each Domestic Guarantor jointly and severally further agree to pay or reimburse the Administrative Agent, the Collateral Monitoring Agent and each of the Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, the Collateral Monitoring Agent, such Lenders or Issuers in connection with any of the following: (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrower's Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or Related Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or (iii) above.

         Section 13.4 Indemnities

         (a) The Borrowers and the Domestic Guarantors jointly and severally agree to indemnify and hold harmless the Administrative Agent, the Collateral Monitoring Agent, the Arrangers, each Lender and each Issuer and each of their respective Affiliates, and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions To Loans And Letters Of Credit)) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document,

                                                                Credit Agreement
                                                                EXIDE TENOLOGIES

any Obligation, any Letter of Credit, any Disclosure Document, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that no Borrower or Domestic Guarantor shall have any obligation under this Section 13.4 (Indemnities) to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, "Indemnified Matters" include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of any Borrower or any of its Subsidiaries involving any property subject to a Loan Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate, (ii) any costs or liabilities incurred in connection with any Remedial Action concerning any Borrower or any of its Subsidiaries, (iii) any costs or liabilities incurred in connection with any Environmental Lien and (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (49 U.S.C. ss. 9601 et seq.) and applicable state property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to any Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of any Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent (x) incurred following foreclosure by the Administrative Agent, any Lender or any Issuer, or the Administrative Agent, any Lender or any Issuer having become the successor in interest to any Borrower or any of its Subsidiaries and (y) attributable solely to acts of the Administrative Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent, such Lender or such Issuer.

         (b) Each Borrower and each Domestic Guarantor shall indemnify the Administrative Agent, the Lenders and each Issuer for, and hold the Administrative Agent, the Lenders and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

         (c) The Borrowers and the Domestic Guarantors, at the request of any Indemnitee, shall have the joint and several obligation to defend against such investigation, litigation or proceeding or requested Remedial Action and the Borrowers and the Domestic Guarantors, in any event, may participate in the defense thereof with legal counsel of the Borrowers' choice. In the event that such Indemnitee requests the Borrowers and the Domestic Guarantors to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrowers and the Domestic Guarantors shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrowers' and the Domestic Guarantors' obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

                                                                Credit Agreement
                                                              EXIDE TECHNOLOGIES

         (d) The Borrowers and the Domestic Guarantors jointly and severally agree that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 13.4 (Indemnities)) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.

         Section 13.5 Limitation of Liability

         Each Borrower and each Domestic Guarantor agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings)) determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. Each Borrower and each Domestic Guarantor hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         Section 13.6 Right of Set-off

         Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of any Borrower or any Domestic Guarantor against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and even though such Obligations may be unmatured. Each Lender agrees promptly to notify the Company after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 13.6 (Right of Set-off) are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

         Section 13.7 Sharing of Payments, Etc.

         (a) If any Lender obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to
Section 13.3 (Costs and Expenses) or Section 13.4 (Indemnities) (other than payments pursuant to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), Section 2.15 (Capital Adequacy) or Section 2.16 (Taxes)) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

         (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to

                                                                Credit Agreement
                                                              EXIDE TECHNOLOGIES

the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

         (c) The Borrowers and the Domestic Guarantors jointly and severally agree that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 13.7 (Sharing of Payments, Etc.) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

         Section 13.8 Notices, Etc.

         All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

         (a) if to the Borrowers or the Domestic Guarantors:


                    EXIDE TECHNOLOGIES
                    645 Penn Street
                    Reading, Pennsylvania  19612
                    Attention:  Treasurer
                    Telecopy no:  (610) 378-0727
                    E-Mail Address:

         with a copy to:

                    KIRKLAND & ELLIS
                    200 East Randolph Drive
                    Chicago, Illinois
                    Attention:  Andrew Kaufman
                    Telecopy no:     (212) 861-2200
                    E-Mail Address: andrew_kaufman@chicago.kirkland.com

         (b) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the signature page of any applicable Assignment and Acceptance;

         (c) if to any Issuer, at the address set forth under its name on
Schedule II (Applicable Lending Offices and Addresses for Notices); and

         (d) if to the Administrative Agent or the Swing Loan Lender:

                    CITICORP USA, INC.
                    388 Greenwich Street, 19th Floor
                    New York, New York 10013
                    Attention:  Michael M. Schadt
                    Telecopy no:  (212) 816-2613
                    E-Mail Address:  michael.m.schadt@citi.com

                                                                Credit Agreement
                                                              EXIDE TECHNOLOGIES

         with a copy to:

                 WEIL, GOTSHAL & MANGES LLP
                 767 Fifth Avenue,
                 New York, New York 10153-0119
                 Attention:  Douglas R. Urquhart
                 Telecopy no:     (212) 310-8007
                 E-Mail Address:  douglas.urquhart@weil.com

or at such other address as shall be notified in writing (x) in the case of the Borrowers and the Domestic Guarantors, the Administrative Agent and the Swing Loan Lender, to the other parties and (y) in the case of all other parties, to the Borrowers and the Administrative Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device or through the Internet); provided, however, that notices and communications to the Administrative Agent pursuant to Article II (The Facilities) or Article XII (The Administrative Agent) shall not be effective until received by the Administrative Agent.

         Section 13.9 No Waiver; Remedies

         No failure on the part of any Lender, Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 13.10 Binding Effect

         This Agreement shall become effective when it shall have been executed by each Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender and Issuer that such Lender or Issuer has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, the Administrative Agent and each Lender and Issuer and, in each case, their respective successors and assigns; provided, however, that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

         Section 13.11 Governing Law

         This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, and to the extent controlling, the laws of the United States of America.

         Section 13.12 Submission to Jurisdiction; Service of Process

         (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document shall be brought in the Bankruptcy Court, and, by execution and delivery of this Agreement, each Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the Bankruptcy Court. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of

                                                                Credit Agreement
                                                              EXIDE TECHNOLOGIES

forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction.

          (b) Each Borrower hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrowers at the address specified in Section 13.8 (Notices, Etc.). Each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (c) Nothing contained in this Section 13.12 (Submission to Jurisdiction; Service of Process) shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Borrower or any other Loan Party in any other jurisdiction.

          (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

          Section 13.13 Waiver of Jury Trial

          EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUERS AND THE BORROWERS IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

          Section 13.14 Marshaling; Payments Set Aside

          None of the Administrative Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of the Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to the Administrative Agent, the Lenders or the Issuers or any such Person receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          Section 13.15 Section Titles

          The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement

                                                                Credit Agreement
                                                              EXIDE TECHNOLOGIES

between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

          Section 13.16 Execution in Counterparts

          This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Company and the Administrative Agent.

          Section 13.17 Entire Agreement

          This Agreement, together with all of the other Loan Documents, the Commitment Letter, and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof

          Section 13.18 Confidentiality

          Each Lender and the Administrative Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or the Administrative Agent's, as the case may be, customary practices and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any such information other than (a) to such Lender's or the Administrative Agent's, as the case may be, employees, representatives and agents that are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrowers, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors or (d) to current or prospective assignees, participants and Special Purpose Vehicles grantees of any option described in Section 13.2(f) (Assignments and Participations), in each case to the extent such assignees, participants or grantees agree to be bound by the provisions of this Section 13.18 (Confidentiality).

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     EXIDE TECHNOLOGIES,
                                         as a Borrower

                                     By: _______________________________________
                                         Name:
                                         Title:



                                     [OTHER BORROWERS],
                                         as a Borrower

                                     By: _______________________________________
                                         Name:
                                         Title:


                                     CITICORP USA, INC.,
                                         as Administrative Agent, Swing Loan
                                         Lender, Collateral Monitoring Agent,
                                         and Lender

                                     By: _______________________________________
                                         Name:
                                         Title:


                                     CITIBANK, N.A.,
                                         as Issuer

                                     By: _______________________________________
                                         Name:
                                         Title:

            [SIGNATURE PAGE TO EXIDE TECHNOLOGIES CREDIT AGREEMENT]

                                         Other Lenders:

                                         [NAME OF LENDER]

                                         By: ___________________________________
                                             Name:
                                             Title:


                                         [NAME OF LENDER]

                                         By: ___________________________________
                                             Name:
                                             Title:


             [SIGNATURE PAGE TO EXIDE TECHNOLOGIES CREDIT AGREEMENT]

                                   SCHEDULE IV
                           Maximum Restructuring Costs

         (a) The Company and its Domestic Subsidiaries may not include in the calculation of EBITDAR, for any Stage I Test Period ending on the last day of a calendar month set forth below, Restructuring Costs in excess of the following:

-------------------------------------------------------------------
                MONTH                  MAXIMUM RESTRUCTURING COSTS
-------------------------------------------------------------------
              May 2002                         $30,800,000
-------------------------------------------------------------------
              June 2002                        $34,600,000
-------------------------------------------------------------------
              July 2002                        $38,400,000
-------------------------------------------------------------------
             August 2002                       $41,200,000
-------------------------------------------------------------------
           September 2002                      $44,100,000
-------------------------------------------------------------------
            October 2002                       $46,900,000
-------------------------------------------------------------------
            November 2002                      $49,800,000
-------------------------------------------------------------------
            December 2002                      $52,700,000
-------------------------------------------------------------------
            January 2003                       $55,500,000
-------------------------------------------------------------------
            February 2003                      $58,400,000
-------------------------------------------------------------------
             March 2003                        $61,200,000
-------------------------------------------------------------------

         (b) The Company and its Domestic Subsidiaries may not include in the calculation of EBITDAR, for any Stage II Test Period ending on the last day of a calendar month set forth below, Restructuring Costs in excess of the following:

-------------------------------------------------------------------
                MONTH                  MAXIMUM RESTRUCTURING COSTS
-------------------------------------------------------------------
             April 2003                        $51,700,000
-------------------------------------------------------------------
              May 2003                         $42,200,000
-------------------------------------------------------------------
              June 2003                        $32,600,000
-------------------------------------------------------------------
              July 2003                        $31,100,000
-------------------------------------------------------------------
             August 2003                       $29,700,000
-------------------------------------------------------------------
           September 2003                      $28,200,000
-------------------------------------------------------------------
            October 2003                       $25,300,000
-------------------------------------------------------------------
            November 2003                      $22,400,000
-------------------------------------------------------------------
            December 2003                      $19,600,000
-------------------------------------------------------------------
            January 2004                       $16,700,000
-------------------------------------------------------------------
            February 2004                      $13,900,000
-------------------------------------------------------------------

                               SCHEDULE IV-PAGE 1

         (c) The Company and its Subsidiaries may not include in the calculation of EBITDAR, for any Stage I Test Period ending on the last day of a calendar month set forth below, Restructuring Costs in excess of the following:

-------------------------------------------------------------------
                MONTH                  MAXIMUM RESTRUCTURING COSTS
-------------------------------------------------------------------
              May 2002                         $56,400,000
-------------------------------------------------------------------
              June 2002                        $60,200,000
-------------------------------------------------------------------
              July 2002                        $64,000,000
-------------------------------------------------------------------
             August 2002                       $66,800,000
-------------------------------------------------------------------
           September 2002                      $69,700,000
-------------------------------------------------------------------
            October 2002                       $72,500,000
-------------------------------------------------------------------
            November 2002                      $75,400,000
-------------------------------------------------------------------
            December 2002                      $78,300,000
-------------------------------------------------------------------
            January 2003                       $81,100,000
-------------------------------------------------------------------
            February 2003                      $84,000,000
-------------------------------------------------------------------
             March 2003                        $86,800,000
-------------------------------------------------------------------

         (d) The Company and its Subsidiaries may not include in the calculation of EBITDAR, for any Stage II Test Period ending on the last day of a calendar month set forth below, Restructuring Costs in excess of the following:

-------------------------------------- ----------------------------
                MONTH                  MAXIMUM RESTRUCTURING COSTS
-------------------------------------------------------------------
             April 2003                        $75,500,000
-------------------------------------------------------------------
              May 2003                         $64,200,000
-------------------------------------------------------------------
              June 2003                        $52,900,000
-------------------------------------------------------------------
              July 2003                        $51,400,000
-------------------------------------------------------------------
             August 2003                       $49,900,000
-------------------------------------------------------------------
           September 2003                      $48,400,000
-------------------------------------------------------------------
            October 2003                       $45,500,000
-------------------------------------------------------------------
            November 2003                      $42,700,000
-------------------------------------------------------------------
            December 2003                      $39,800,000
-------------------------------------------------------------------
            January 2004                       $37,000,000
-------------------------------------------------------------------
            February 2004                      $34,100,000
-------------------------------------------------------------------

                               SCHEDULE IV-PAGE 2

                                  SCHEDULE 6.12
                                Appraised Values

       Address of Property                     Date of Appraisal   Appraisal Firm      Appraisal Value      Valuation Methodology
       ---------------------------------------------------------------------------------------------------------------------------
(1)    364 EXIDE DRIVE                             11-Feb-02         Binswanger        $5,600,000           Fair Market Value
       CITY OF BRISTOL
       SULLIVAN COUNTY, TENNESSEE

(2)    8301 KEELE STREET                            7-Feb-02         Binswanger        $4,085,000           Fair Market Value
       CITY OF VAUGHAN
       REGIONAL MUNICIPALITY OF YORK
       PROVINCE OF ONTARIO, CANADA

(3)    14500 NELSON AVENUE                         12-Feb-02         Binswanger        $4,700,000           Fair Market Value
       CITY OF INDUSTRY
       LOS ANGELES COUNTY, CALIFORNIA

(4)    3001 AND 3035 FAIRFAX TRAFFICWAY            13-Feb-02         Binswanger        $1,700,000           Fair Market Value
       FAIRFAX INDUSTRIAL DISTRICT
       KANSAS CITY
       WYANDOTTE COUNTY, KANSAS

(5)    413 E. BERG ROAD                            12-Feb-02         Binswanger        $3,860,000           Fair Market Value
       SALINE COUNTY, KANSAS

(6)    913 SOUTH 10TH STREET                       14-Feb-02         Binswanger        $3,250,000           Fair Market Value
       CITY OF MANCHESTER
       DELAWARE COUNTY, IOWA

                             SCHEDULE 6.12 - PAGE 1

       Address of Property                     Date of Appraisal   Appraisal Firm      Appraisal Value      Valuation Methodology
       ---------------------------------------------------------------------------------------------------------------------------
(7)    2475 WEST STATION ROAD                   13-Feb-02             Binswanger       $ 2,360,000           Fair Market Value
       CITY OF KANKAKEE
       KANKAKEE COUNTY, ILLINOIS

(8)    SALFORD ROAD,                            15-Feb-02             Binswanger       $ 8,771,000           Fair Market Value
       OVER HULTON, BOLTON
       ENGLAND

(9)    CALDICOT WAY,                            18-Feb-02             Binswanger       $ 2,571,480           Fair Market Value
       CWMBRAN, GWENT,
       WALES

(10)   7471 SOUTH FIFTH STREET                   6-Mar-02           MB Valuations      $10,000,000           Fair Market Value
       FRISCO, TEXAS

(11)   P.O. BOX 156                              6-Mar-02           MB Valuations      $ 3,000,000           Fair Market Value
       CANON HOLLOW ROAD
       FOREST CITY, MISSOURI

                             SCHEDULE 6.12 - PAGE 2

        Address of Property             Date of Appraisal     Appraisal Firm    Appraisal Value      Valuation Methodology
        -------------------------------------------------------------------------------------------------------------------------
(1)     FORT SMITH, ARKANSAS                30-Jan-02         MB Valuations      $  3,027,815      Orderly Liquidation Value

(2)     KANKAKEE, ILLINOIS                  30-Jan-02         MB Valuations      $  2,034,715      Orderly Liquidation Value

(3)     COLUMBUS, GEORGIA                   30-Jan-02         MB Valuations      $  1,807,207      Orderly Liquidation Value

(4)     LOMBARD, ILLINOIS                   30-Jan-02         MB Valuations      $    584,005      Orderly Liquidation Value

(5)     MAPLES,                             30-Jan-02         MB Valuations      $    257,200      Orderly Liquidation Value
        ONTARIO, CANADA

(6)     CWMBRAN,                            30-Jan-02         MB Valuations      $  1,208,945      Orderly Liquidation Value
        UNITED KINGDOM

(7)     BOLTON,                             30-Jan-02         MB Valuations      $  2,957,675      Orderly Liquidation Value
        UNITED KINGDOM

(8)     MANCHESTER,                         30-Jan-02         MB Valuations      $     92,805      Orderly Liquidation Value
        UNITED KINGDOM

(9)     CANON HOLLOW,                       27-Feb-02         MB Valuations      $  2,500,590      Liquidation Value - In Place
        FOREST CITY, MISSOURI

(10)    FRISCO, TEXAS                       27-Feb-02         MB Valuations      $  4,527,535      Liquidation Value - In Place

                             SCHEDULE 6.12 - PAGE 3